UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
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☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under § 240.14a-12

DENTSPLY SIRONA Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2026

Notice of Annual Meeting of Stockholders and Proxy Statement

Dentsply Sirona

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

The 2026 Annual Meeting of Stockholders of DENTSPLY SIRONA Inc., a Delaware corporation (the “Company” or “Dentsply Sirona”), will be held:

Date:	Tuesday, June 2, 2026

Time:	8:00 a.m. Eastern Time

Virtual Meeting Location:	http://www.virtualshareholdermeeting.com/XRAY2026

Record Date:	April 6, 2026

Items of Business

1.to elect the twelve (12) director nominees named in the Company’s proxy statement to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2.to ratify the appointment of the Company’s independent registered public accountants for 2026;

3.to approve, on a non-binding advisory basis, the Company’s executive compensation for 2025;

4.to approve Amendment No. 2 to the Company’s 2024 Omnibus Incentive Plan, as amended (“2024 Plan”), to increase the number of shares of the Company’s common stock issuable under the 2024 Plan by 15,000,000 shares; and

5.to transact such other business as may properly come before the meeting.

Dear Stockholder:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders of DENTSPLY SIRONA Inc., a Delaware corporation (the “Company” or “Dentsply Sirona”), which will be held at 8:00 a.m. Eastern Time on Tuesday, June 2, 2026. This year’s meeting will be held virtually via live webcast. You will be able to attend and listen to the 2026 Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/XRAY2026. You will also be able to cast your vote electronically at the Annual Meeting. For more information on how to attend and vote your shares at our virtual meeting, please see the section entitled “ABOUT THE MEETING” in the Company’s accompanying proxy statement (the “Proxy Statement”).
We have decided to hold the Annual Meeting virtually again in 2026 and we believe that continuing to hold the Annual Meeting virtually allows us to improve stockholder accessibility, increase communications and reduce costs.
Only stockholders of record at the close of business on April 6, 2026 (the “Record Date”) are entitled to notice of, and to vote at, the meeting. At least ten days prior to the meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the office of the Secretary of the Company at 13320 Ballantyne Corporate Place, Charlotte, NC 28277.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 2, 2026:
On or about April 23, 2026, a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders (the “Notice”) is first being mailed to our stockholders that are of record as of the Record Date and our proxy materials are first being posted on the website referenced in the Notice (www.proxyvote.com).
Regardless of whether you expect to attend the meeting virtually, please vote in advance of the meeting by using one of the methods described in the Proxy Statement. As a stockholder of record, you may vote your shares (1) electronically at the meeting, (2) by telephone, (3) through the Internet, or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone or through the Internet are included in the Notice and in the Proxy Statement. If you virtually attend and vote at the meeting electronically, your vote at the meeting will replace any earlier vote you cast.
By Order of the Board of Directors
Lindi Barton-Brobst
Interim General Counsel and Assistant Secretary
13320 Ballantyne Corporate Place
Charlotte, NC 28277
April 23, 2026

Even though you may plan to attend the meeting virtually, please vote by telephone or the Internet, or execute the enclosed proxy card and mail it promptly (if you receive your proxy materials by mail), in which case a return envelope that requires no postage if mailed in the United States is enclosed for your convenience. Telephone and Internet voting information are also provided on your proxy card. Should you attend the meeting virtually, you may revoke your proxy and vote at the virtual meeting.

Compensation Governance Best Practices	44

Review of Pay Relative to Peer Groups	45

Determination of 2025 Executive Compensation	46

Other Compensation Matters	56

COMPENSATION & HUMAN CAPITAL COMMITTEE REPORT ON EXECUTIVE COMPENSATION	61

EXECUTIVE COMPENSATION TABLES	63

CEO PAY RATIO DISCLOSURE	82

PAY VERSUS PERFORMANCE	83

PRINCIPAL BENEFICIAL OWNERS OF SHARES	88

REPORT OF THE AUDIT AND FINANCE COMMITTEE	91

PROXY ITEM NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	92

PROXY ITEM NO. 3: NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION FOR 2025	94

PROXY ITEM NO. 4: APPROVAL OF AMENDMENT NO. 2 TO THE 2024 PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK ISSUABLE UNDER THE 2024 PLAN BY 15,000,000 SHARES	96

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	106

OTHER MATTERS	107

APPENDIX A—Amendment No. 2 to the 2024 Omnibus Incentive Plan	A-1

APPENDIX B—Reconciliation of Non-GAAP Information to GAAP Information	B-1

Forward-Looking Statements
All statements included or incorporated by reference in this Proxy Statement and other filings with the U.S. Securities and Exchange Commission (the "SEC") that do not directly and exclusively relate to historical facts constitute "forward-looking statements." These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. No assurance can be given that any expectation, belief, goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement, or to report any events or circumstances after the date of this Proxy Statement, or to reflect the occurrence of unanticipated events.
Any number of factors could cause the Company’s actual results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the risks associated with the following: the Company’s ability to remain profitable in a very competitive marketplace, which depends upon the Company’s ability to differentiate its products and services from those of competitors; the Company’s failure to realize assumptions and projections, which may result in the need to record additional impairment charges; the effect of changes to the Company’s distribution channels for its products and the failure of significant distributors of the Company to effectively manage their inventories; increased regulation that impacts the Company’s business; the Company’s failure to receive any regulatory authorization needed to commercialize any particular product or service offering; the Company’s ability to control costs and failure to realize expected benefits of cost reduction and restructuring efforts and the Company’s failure to anticipate and appropriately adapt to changes or trends within the rapidly changing dental industry. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, macroeconomic conditions, such as recession risks, elevated levels of inflation and higher interest rates, that affect our customers, employees, vendors and the economies and communities where they operate. When reviewing any forward-looking statement, you should carefully consider these and other relevant factors, including those risk factors in Item 1A, “Risk Factors” of the Company’s most recent Form 10-K, any other information included or incorporated by reference in such Form 10-K, and information which may be contained in the Company’s other filings with the SEC. Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider either the foregoing list, or the risks identified in the Company’s SEC filings, to be a complete discussion of all potential risks or uncertainties associated with an investment in the Company.
Nothing on our website, including our Sustainability Report, or on the other websites referenced throughout this document shall be deemed incorporated by reference into this Proxy Statement.

DENTSPLY SIRONA INC. 13320 Ballantyne Corporate Place Charlotte, NC 28277 2026 ANNUAL MEETING OF STOCKHOLDERS PROXY STATEMENT

PROXY STATEMENT
This Proxy Statement is being provided to stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) of DENTSPLY SIRONA Inc. (“Dentsply Sirona,” the “Company,” “we,” “us” or “our”) to be voted at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”). On or about April 23, 2026, a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders (the “Notice”) is first being mailed to our stockholders that are of record as of April 6, 2026, the Record Date, and our notice of annual meeting, proxy materials, and 2025 Annual Report are first being posted on the website referenced in the Notice (www.proxyvote.com). All website addresses given in this document are for informational purposes only and are not intended to be an active link or to incorporate any website information into this document.
Stockholders as of the Record Date are invited to attend our Annual Meeting virtually, which will take place on Tuesday, June 2, 2026, beginning at 8:00 a.m., Eastern Time. This year’s meeting will be held virtually via live webcast. You will be able to attend and listen to the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/XRAY2026. You will also be able to cast your vote electronically at the Annual Meeting.
To participate in the Annual Meeting, visit http://www.virtualshareholdermeeting.com/XRAY2026. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call technical support at: 1-800-690-6903.
Whether or not you are able to attend the Annual Meeting, you are urged to vote your proxy, either by mail (if you receive your proxy materials by mail), telephone or the Internet. Specific instructions for voting by telephone or through the Internet are included in the Notice and in this Proxy Statement. If you attend and vote at the meeting, your vote at the meeting will replace any earlier vote you cast. Proxies may also be voted at any adjournment or postponement of the Annual Meeting.

DENTSPLY SIRONA INC. – Proxy Statement	1

2026 PROXY SUMMARY
This summary highlights information contained in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should carefully read the entire Proxy Statement before voting.
ANNUAL MEETING OF STOCKHOLDERS
Time and Date:    8:00 a.m., Eastern Time, Tuesday, June 2, 2026
Record Date:    April 6, 2026
VOTING MATTERS AND BOARD RECOMMENDATIONS

Matter				Board Recommendation

1.	Election of the twelve director nominees named in this Proxy Statement			FOR EACH NOMINEE
2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for 2026			FOR
3.	Approval, on a non-binding advisory basis, of the Company’s executive compensation for 2025			FOR
4.	Approval of Amendment No. 2 to the 2024 Plan to increase the number of shares of the Company’s common stock issuable under the 2024 Plan by 15,000,000 shares			FOR

PROPOSAL NO. 1: ELECTION OF DIRECTORS: BOARD NOMINEES

Name	Age	Director Since	Committee Memberships	Other Current Public Company Boards

Michael J. Barber Independent	65	2025	Science and Technology	Exact Sciences Corp. Green Bay Packers, Inc.
James D. Forbes Independent	67	2026	Compensation & Human Capital	None
Brian T. Gladden Independent	61	2024	Audit and Finance	None
Betsy D. Holden Independent	70	2018	Governance (Chair) Compensation & Human Capital	The Western Union Company NNN REIT, Inc. Kenvue Inc.
Clyde R. Hosein Independent	66	2020	Audit and Finance Science and Technology	Credo Technology Group
Gregory T. Lucier Independent	61	2019	Governance	Maravai LifeSciences Holdings, Inc. Avantor, Inc.
Jonathan J. Mazelsky Independent	65	2023	Compensation & Human Capital (Chair) Governance	IDEXX Laboratories, Inc.
Brian P. McKeon Independent	64	2026	Audit and Finance Science and Technology	Alkermes plc
Daniel T. Scavilla	61	2025	None	None
Leslie F. Varon Independent	69	2018	Audit and Finance (Chair) Governance	Hamilton Lane Inc.
Janet S. Vergis Independent	61	2019	Science and Technology (Chair) Compensation & Human Capital	Church & Dwight Co., Inc. SGS SA Teva Pharmaceutical Industries Ltd.
Donald J. Zurbay Independent	58	2026	Audit and Finance	LivaNova, Inc. Sight Sciences, Inc.

2	DENTSPLY SIRONA INC. – Proxy Statement

2026 PROXY SUMMARY

BOARD AGE AND TENURE

AGE		TENURE

70s	⬤	0-5 years	⬤ ⬤ ⬤ ⬤ ⬤ ⬤ ⬤ ⬤

60s	⬤ ⬤ ⬤ ⬤ ⬤ ⬤ ⬤ ⬤ ⬤ ⬤	6-10 years	⬤ ⬤ ⬤ ⬤

50s	⬤	10+ years

Average Age: 64 yrs		Average Tenure: 3.6 yrs

PROPOSAL NO. 2: NON-BINDING ADVISORY VOTE: INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
We are asking our stockholders to ratify on an advisory basis the Company’s selection of independent registered public accountants for 2026. Our Board recommends a vote FOR the ratification of the selection of Deloitte & Touche (“Deloitte”) as our independent registered public accountants for 2026.
PROPOSAL NO. 3: NON-BINDING ADVISORY VOTE: APPROVAL OF EXECUTIVE COMPENSATION FOR 2025
Our named executive officers (the “NEOs”) as of the end of 2025 were:
•Daniel T. Scavilla, President and Chief Executive Officer[1]
•Robert (Tony) A. Johnson, Senior Vice President, Chief Supply Chain Officer
•Andrea L. Frohning, Senior Vice President, Chief Human Resources Officer
•Aldo M. Denti, Executive Vice President, Chief Commercial Officer[2]
•Simon D. Campion, Former President and Chief Executive Officer[3]
•Matthew E. Garth, Former Executive Vice President, Chief Financial Officer[4]
•Richard C. Rosenzweig, Former Executive Vice President, Corporate Development, General Counsel and Secretary[5]

(1)Mr. Scavilla was appointed as our President and Chief Executive Officer effective as of August 1, 2025; he has been a member of the Company's Board since February 5, 2025.
(2)Mr. Denti was appointed as our Executive Vice President, Chief Commercial Officer, on October 6, 2025.
(3)Mr. Campion served as President and Chief Executive Officer until July 31, 2025.
(4)Mr. Garth served as Executive Vice President and Chief Financial Officer from May 30, 2025 until November 3, 2025.
(5)Mr. Rosenzweig served as Executive Vice President, Corporate Development, General Counsel and Secretary until October 3, 2025.

DENTSPLY SIRONA INC. – Proxy Statement	3

2026 PROXY SUMMARY

We are asking our stockholders to approve on an advisory basis the Company’s executive compensation for 2025. Our Board recommends a FOR vote because we believe our compensation program aligns the interests of our NEOs with those of our stockholders and achieves our compensation objective of rewarding management based upon individual and Company performance and the creation of stockholder value over the long term. Although stockholder votes on executive compensation are non-binding, the Board and the Compensation & Human Capital Committee consider the results when reviewing whether any changes should be made to our compensation program and policies.
PROPOSAL NO. 4: APPROVAL OF AMENDMENT NO. 2 TO THE 2024 PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK ISSUABLE UNDER THE 2024 PLAN BY 15,000,000 SHARES
We are asking our stockholders to approve Amendment No. 2 to the 2024 Plan to increase the number of shares of the Company’s common stock issuable under the 2024 Plan by 15,000,000 shares. Our Board recommends a vote FOR the approval of Amendment No. 2 to th~~e~~ 2024 Plan.

4	DENTSPLY SIRONA INC. – Proxy Statement

ABOUT THE MEETING
Q. Why Did I Receive this Proxy Statement?
Our Board is soliciting your proxy to vote at the meeting because you were a stockholder of our Company as of April 6, 2026, the Record Date, and are entitled to vote. This Proxy Statement summarizes the information you need to know in order to cast a vote at the meeting.
Q. What Am I Voting On?
You are voting on four items:
•Proposal No. 1: Election of twelve (12) director nominees named in this Proxy Statement (see page 9);
•Proposal No. 2: Ratification of the appointment of Deloitte as our independent registered public accountants for 2026 (see page 92);
•Proposal No. 3: Approval, on a non-binding advisory basis, of the Company’s executive compensation for 2025 (see page 94); and
•Proposal No. 4: Approval of Amendment No. 2 to the 2024 Plan to increase the number of shares of the Company’s common stock issuable under the 2024 Plan by 15,000,000 shares (see page 96).
Q. How Do I Vote?
Stockholders of record
If you are a stockholder of record, there are four ways to vote:

BY TELEPHONE toll-free 1-800-690-6903*
BY INTERNET www.proxyvote.com*
BY MAIL completing and returning your proxy card
AT THE VIRTUAL MEETING by electronic vote at the virtual meeting
*    The deadline to vote by telephone or Internet is 11:59 p.m. Eastern Time on June 1, 2026.
Street name holders
Shares of our common stock that are held in a brokerage account in the name of the broker or by a bank, trustee, or other nominee are held in “street name.” If your shares are held in street name, you should follow the voting instructions provided by your broker, bank, trustee, or other nominee. If you hold your shares in street name and wish to vote at the meeting electronically, you must first obtain a legal proxy issued in your name from your broker, bank, trustee or other nominee.
Q. What Are the Voting Recommendations of the Board of Directors?

Matter	Board Recommendation

Election of the twelve director nominees named in this Proxy Statement	FOR EACH NOMINEE
Ratification of the appointment of Deloitte as the Company’s independent registered public accountants for 2026	FOR
Approval, on a non-binding advisory basis, of the Company’s executive compensation for 2025	FOR
Approval of Amendment No. 2 to the 2024 Plan to increase the number of shares of the Company’s common stock issuable under the 2024 Plan by 15,000,000 shares	FOR

DENTSPLY SIRONA INC. – Proxy Statement	5

ABOUT THE MEETING
If you return a properly executed proxy card without instructions, the persons named as proxy holders will vote your shares in accordance with the recommendations of our Board.
Q. Will Any Other Matters Be Voted On?
We do not know of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matter is properly brought before the meeting, your signed or electronic proxy card gives authority to Daniel T. Scavilla and Lindi Barton-Brobst, or either of them, to vote your shares at their discretion.
Q. Who Is Entitled to Vote at the Meeting?
Only stockholders of record at the close of business on the Record Date of April 6, 2026 are entitled to receive notice of and to participate virtually in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or at any postponement or adjournment thereof.
Q. How Many Votes Do I Have?
You will have one vote for each share of our common stock you owned at the close of business on the Record Date.
Q. How Many Votes Can Be Cast by All Stockholders?
On the Record Date there were 200,320,502 outstanding shares of our common stock, each of which is entitled to one vote at the meeting. There is no cumulative voting.
Q. How Many Votes Must Be Present to Hold the Meeting?
The holders of a majority of the aggregate voting power of our common stock outstanding and entitled to vote on the Record Date, or approximately 100,160,251 votes, must be present virtually, or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting.
If you vote or abstain on any matter, your shares will be part of the quorum. If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee or other nominee but your broker, bank, trustee or other nominee has, and exercises, its discretionary authority to vote on at least one matter to be voted on at the meeting, your shares will be counted in determining the quorum for all matters to be voted on at the meeting. Brokers have discretionary authority with respect to the ratification of the appointment of independent registered public accountants, but do not have discretionary authority with respect to the other proposals.
We urge you to vote by proxy even if you plan to attend the meeting virtually so that we will know as soon as possible that a quorum has been achieved.
Q. What Vote Is Required to Approve Each Proposal?
With respect to Item 1, the election of directors, the affirmative vote of a majority of the votes cast is required to elect a director in an uncontested election when a quorum is present. A “majority of the votes cast” means the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and any broker non-votes. Accordingly, abstentions and broker non-votes will have no effect on the election of directors. Brokers do not have discretionary authority with respect to the election of directors. Under Delaware law, if an incumbent director-nominee is not elected at the meeting, the director will continue to serve on the Board as a “holdover director.” As required by our By-Laws, each director-nominee has submitted an irrevocable conditional letter of resignation that becomes effective if he or she is not elected by a majority of the votes cast by stockholders. If a director-nominee is not elected by a majority of the votes cast, the Corporate Governance and Nominating Committee will consider the director’s conditional resignation and recommend to the Board whether to accept or reject such resignation. The Board will decide whether to accept or reject the resignation and will publicly disclose its decision within 90 days after the date of the certification of the election results.
With respect to Items 2, 3, and 4, the affirmative vote of a majority of the votes cast is required for approval, assuming a quorum is present. With respect to Item 3, because your vote is advisory, it will not be binding upon the Board; however, the Compensation & Human Capital Committee and the Board have in the past considered and will continue to consider the outcome of the vote when making decisions for future executive compensation arrangements.
Brokers have discretionary authority to vote with respect to the ratification of the appointment of independent registered public accountants. Brokers do not have discretionary authority to vote with respect to the other proposals. Abstentions and broker non-votes will therefore have no effect on Items 1, 3, and 4.

6	DENTSPLY SIRONA INC. – Proxy Statement

ABOUT THE MEETING
Q. What is a Broker Non-Vote?
If you are a beneficial owner whose shares are held in “street name” (i.e., of record by a broker, bank, trustee, or other nominee), you must instruct the broker, bank, trustee or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank, trustee or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the nominee can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required. For the 2026 meeting, your broker does not have discretionary authority to vote on the election of directors, on the advisory vote to approve the Company’s executive compensation (or, “Say-on-Pay” vote), or on the approval of Amendment No. 2 to the 2024 Plan to increase the number of shares of the Company’s common stock issuable under the 2024 Plan by 15,000,000 shares. Without instructions from you, a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.
Q. Can I Change My Vote or Revoke My Proxy?
Yes. You may change or revoke your proxy by sending in a new proxy card with a later date, casting a new vote by telephone or Internet (not later than the deadline of 11:59 p.m. Eastern Time on June 1, 2026), or sending a written notice of revocation to our Corporate Secretary at Dentsply Sirona’s Corporate Headquarters, 13320 Ballantyne Corporate Place, Charlotte, NC 28277. If you attend the meeting and wish to vote at the meeting, you may request that your previously submitted proxy be revoked and cast a vote at the meeting.
Q. What is the Deadline to Submit a Proposal pursuant to Rule 14a-8 for the 2027 Annual Meeting?
The Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders was released on April 23, 2026. Accordingly, stockholder proposals that are intended to be presented at the Company’s Annual Meeting to be held in 2027 must be received by the Company no later than December 24, 2026, and must otherwise comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in order to be included in the Proxy Statement and proxy relating to that meeting. See “Other Matters – Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting” for more information regarding procedures for stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders outside of Rule 14a-8.
Q. Why Haven’t I Received a Printed Copy of the Proxy Statement or Annual Report?
We are taking advantage of SEC rules that allow companies to furnish proxy materials to stockholders via the Internet. This allows us to avoid printing and mailing proxy materials to stockholders who prefer to review the materials online. If you received a Notice of Internet Availability of Proxy Materials, or “Notice,” by mail, you will not receive a printed copy of the proxy materials, unless you submit a specific request.
The Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and annual report as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of the proxy materials, you should follow the instructions for requesting these materials included in the Notice. We plan to mail the Notice to stockholders by April 23, 2026.
Q. Who Can Attend the Annual Meeting Virtually?
Any Dentsply Sirona stockholder as of the close of business on the Record Date may attend the virtual meeting. To participate in the Annual Meeting, visit http://www.virtualshareholdermeeting.com/XRAY2026. You will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 7:45 a.m. Eastern Time on June 2, 2026. The meeting will begin promptly at 8:00 a.m. Eastern Time on June 2, 2026.
If you hold your shares in street name and wish to attend and vote at the meeting virtually, please obtain instructions on how to attend and vote at the meeting virtually from your broker, bank, trustee or other nominee.

DENTSPLY SIRONA INC. – Proxy Statement	7

ABOUT THE MEETING
Q. How Will My Shares Be Voted if I Submit a Proxy Without Indicating My Vote?
If you submit a properly executed proxy without indicating your vote, your shares will be voted as follows:
•Item No. 1: FOR each of the twelve director nominees named in this Proxy Statement;
•Item No. 2: FOR ratification of the appointment of Deloitte as our independent registered public accountants for 2026;
•Item No. 3: FOR the approval, by non-binding advisory vote, of the Company’s executive compensation for 2025; and
•Item No. 4: FOR the approval of Amendment No. 2 to the 2024 Plan to increase the number of shares of the Company’s common stock issuable under the 2024 Plan by 15,000,000 shares.
Q. What if I participate in the DENTSPLY SIRONA Inc. 401(k) Savings and Employee Stock Ownership Plan (“ESOP”)?
If you participate in a Company stock fund under the ESOP and had shares of our common stock associated with your account on the record, you will receive an electronic notice unless you opted to receive paper copies of the proxy materials. The electronic notice will contain voting instructions for all shares registered in the same name, whether inside or outside of the ESOP. If your accounts inside and outside of the ESOP are not registered in the same name, you will receive a separate electronic notice for the shares associated with your ESOP account.
Shares of common stock in the ESOP will be voted by T. Rowe Price Retirement Plan Services, Inc., as trustee of the ESOP. ESOP participants in a Company stock fund should submit their voting instructions to T. Rowe Price by using the toll-free telephone number or indicating their instructions over the Internet, in each case pursuant to the instructions in the notice provided by T. Rowe Price, or by submitting an executed proxy card. Voting instructions regarding ESOP shares must be received by 11:59 p.m. Eastern Time on Thursday, May 28, 2026, and all telephone and Internet voting facilities for plan shares will close at that time. You can revoke your voting instructions for shares held in our ESOP prior to such time by timely delivery of a properly executed, later-dated voting instruction card (or an Internet or telephone vote), or by delivering a written revocation of your voting instructions to T. Rowe Price.
All voting instructions from ESOP participants will be kept confidential. If you do not timely submit voting instructions, the shares allocated to you, together with unallocated shares, will be voted in accordance with the instructions of the Company.

8	DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1:
ELECTION OF DIRECTORS
The current term of office of all of our directors expires at the meeting or when their successors are duly elected and qualified. The Corporate Governance and Nominating Committee recommended, and our Board has nominated, twelve directors to be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Mr. Zurbay joined the Board effective January 10, 2026. Mr. Forbes and Mr. McKeon each joined the Board effective February 27, 2026. As previously disclosed, Mr. Deese, who served on our Board with distinction since 2011, is not standing for election to the Board at the Annual Meeting of Stockholders in order to focus on other interests. Accordingly, Mr. Deese will no longer be serving on our Board following the Annual Meeting of Stockholders on June 2, 2026. The Company is grateful for Mr. Deese's many years of service.
All current directors of our Company who are nominees have agreed to serve if elected.
Included in each director nominee’s biography is a description of select key qualifications and experience that led the Board to conclude that each nominee is qualified to serve as a member of the Board. All biographical information below is as of the Record Date.
Our Board has no reason to expect that any of the nominees will be unable to stand for election on the date of the meeting or will otherwise not serve. If a vacancy occurs among the original nominees prior to the meeting, the proxies may be voted for a substitute nominee named by our Board as well as for the remaining nominees. Because this election is not a contested election, directors are elected by a majority of the votes cast when a quorum is present. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and any broker non-votes.
Our Board has determined that, in its judgment, with the exception of Daniel T. Scavilla, our current President and Chief Executive Officer, all of the current members of, and nominees for, our Board are independent, as defined by the listing standards of The Nasdaq Global Select Market, as of the date of this Proxy Statement. The Board’s evaluation included consideration that an immediate family member of Mr. Zurbay (an adult son of Mr. Zurbay who does not share Mr. Zurbay's home) is an Audit Manager of the Company's independent registered public accounting firm Deloitte & Touche LLP, that such son's employment at Deloitte & Touche LLP predates Mr. Zurbay's appointment to the Board, and that such son does not personally perform any audit or other services for the Company while working at Deloitte & Touche LLP.
For a full discussion on the criteria and process for the nomination of directors, see “Selection of Nominees for the Board of Directors” on page 31.

DENTSPLY SIRONA INC. – Proxy Statement	9

PROXY ITEM NO. 1: ELECTION OF DIRECTORS
Board Composition, Tenure and Independence
Our Corporate Governance Guidelines/Policies provide that the Corporate Governance and Nominating Committee will recommend candidates for our Board who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of stockholders. The Board believes that having directors of diverse background, qualifications and global perspectives, along with varied skills and experiences, contributes to a balanced and effective Board. The Company’s Corporate Governance Guidelines/Policies further emphasize creating and maintaining a proper balance of skills, perspectives and tenure, and that the Company is committed to a policy of inclusiveness. Additionally, the Corporate Governance and Nominating Committee seeks to ensure periodic Board refreshment by maintaining an appropriate mix of short, medium and long tenured Directors.

Board Refreshment
7 ㅤ	New Directors In The Past Five Years

Board Composition (as of April 6, 2026)

Total Number of Director Nominees	12

Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose

	3	9	0	0

Part II: Other Demographic Information

African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0

10	DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS
Director Biographies
Set forth below are the biographies of our Director nominees up for election or re-election at our Annual Meeting.

Gregory T. Lucier

Mr. Lucier has served as Non-Executive Chairman of the Dentsply Sirona Board of Directors since January 1, 2024. Mr. Lucier has served as the Chief Executive Officer of Corza Health, a life sciences company, since 2018 and is an over 35 year veteran of the healthcare industry. Prior to Corza Health, Mr. Lucier was Chairman and Chief Executive Officer of NuVasive, a global technology leader in minimally invasive spine and orthopedic surgery, from 2015 to 2018. Prior to NuVasive, from 2003 to 2014, Mr. Lucier served as Chairman and CEO of Life Technologies. Mr. Lucier’s early career included roles as a corporate officer of General Electric Company and as an executive at GE Medical Systems Information Technologies. He is a member of the Boards of Directors of Maravai LifeSciences Holdings, Inc. and Avantor, Inc., where he serves on both its Compensation & Human Resources Committee and its Nominating and Governance Committee. Mr. Lucier holds a Bachelor’s in Industrial Engineering from Pennsylvania State University and a Master’s in Business Administration from Harvard Business School.

Director since 2019
(Non-Executive Chairman since January 1, 2024)
Independent
Age: 61
Board Committees:
•Corporate Governance and Nominating Committee
Other Public Company Boards:
•Maravai LifeSciences Holdings, Inc.
•Avantor, Inc.

Selected Key Qualifications and Experience:

Large Company Experience as Executive and as a Board Member Mr. Lucier has significant business experience, including leadership roles as an executive and board member of public companies.

Medical Device or Industry Experience
Mr. Lucier has held numerous leadership roles, including as Chief Executive Officer and Chairman, with a significant history of success for several medical device and life science businesses.

Business Development Experience
Mr. Lucier’s executive leadership positions and tenure on various boards have given him general business skills, expertise and experience including in business development and corporate strategy development.

DENTSPLY SIRONA INC. – Proxy Statement	11

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Daniel T. Scavilla

Mr. Scavilla was appointed as President and Chief Executive Officer effective August 1, 2025. Previously, Mr. Scavilla served as President and Chief Executive Officer of Globus Medical, Inc. (“Globus Medical”) from April 2022 through July 18, 2025 where he led Globus’ acquisition of NuVasive, Inc. and integrated the two organizations to create the second largest spine technology company in the world with a greater than $12 billion market cap. Prior to that, Mr. Scavilla was Executive Vice President, Chief Commercial Officer and President, Trauma, of Globus Medical where he scaled its manufacturing and distribution capabilities and launched the Orthopedics and Trauma business unit, and prior to that he was Chief Financial Officer of Globus Medical. Prior to joining Globus Medical, Mr. Scavilla spent 28 years in increasing leadership roles within Johnson & Johnson (J&J), including serving as Chief Financial Officer, Global Vice President Finance & Business Operations of J&J Vision, and as Chief Financial Officer, Worldwide Vice President Finance of Advanced Sterilization Products—J&J’s infection prevention business within its MedTech business unit—helping to capture the number one market position in Sterilization. Additional roles at J&J include financial management positions at McNeil Consumer Healthcare (Kenvue), Centocor Biologics, and Cilag Schaffhausen Operations in Switzerland (Janssen Pharmaceutical). Mr. Scavilla joined Dentsply Sirona Inc.’s Board of Directors in February 2025 and was previously a member of the Audit and Finance Committee. He previously served on Globus Medical’s Board of Directors and was a member of the Nominating and Corporate Governance Committee. Mr. Scavilla previously served on the board of directors of Impulse Dynamics, a privately held medical technology company focused on minimally invasive treatment options for heart failure patients, from November 2021 to July 2023. Mr. Scavilla received a B.S. in Finance and Organizational Behavior from LaSalle University and holds an MBA in International Management from Temple University.

Director since 2025 Age: 61 Board Committees: •None Other Public Company Boards: •None

Selected Key Qualifications and Experience:

Large Company Experience as an Executive
Mr. Scavilla brings extensive leadership experience from senior executive roles at large companies, consistently driving strategic growth and operational excellence.

Medical Device or Industry Experience Mr. Scavilla has deep expertise in the medical device industry, with a strong track record of driving innovation, product development, and commercial success.

International Business Experience Mr. Scavilla has successfully led global operations with an extensive understanding of key international markets.

12	DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Michael J. Barber

Mr. Barber has over 40 years of experience, including in executive positions with General Electric (NYSE: GE), featuring roles within operations, human capital, engineering, strategy, product management, and international P&L leadership. He has successfully launched transformational technologies and products to the market in the fields of diagnostic imaging and point-of-care technology. Mr. Barber also serves as a member of the Executive Committee of the Board of Regents at the Milwaukee School of Engineering. He holds both a Bachelor of Science and Honorary Doctorate in Electrical Engineering from the Milwaukee School of Engineering. He is a Member of the National Academy of Engineering and a Fellow of the American Institute for Medical and Biological Engineering. Mr. Barber serves on the Board of Directors for Exact Sciences Corp. as Chair of its Innovation, Technology & Pipeline Committee and a member of its Audit and Finance Committee. Mr. Barber also serves on the Board of Directors of Green Bay Packers, Inc.

Director since 2025 Independent Age: 65 Board Committees: •Science and Technology Committee Other Public Company Boards: •Exact Sciences Corp. •Green Bay Packers, Inc.

Selected Key Qualifications and Experience:

Medical Device or Industry Experience Mr. Barber has successfully led companies in the medical device industry, driving innovation and strategic growth.

Understanding of and Previous Work with Information Technology
Mr. Barber has extensive experience in healthcare information technology, with a deep expertise in leveraging innovation to enhance global businesses.

Large Company Experience as Executive and as a Board Member
Mr. Barber has a distinguished track record in executive leadership and board governance, having contributed to the success of public companies.

DENTSPLY SIRONA INC. – Proxy Statement	13

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

James D. Forbes

Mr. Forbes served as Vice Chairman Investment Banking at Morgan Stanley from 2019-2025. Before joining Morgan Stanley, he served as Vice Chairman at UBS from 2013-2019. From 2009-2013, he served as Head of Global Principal Investments at Bank of America Merrill Lynch, and prior to that, for thirteen years, he served in various other roles at Merrill Lynch including as Co-Head of Global Healthcare Investment Banking.

Director since 2026 Independent Age: 67 Board Committees: •Compensation & Human Capital Committee Other Public Company Boards: •None

Selected Key Qualifications and Experience:

Large Company Experience as Executive Mr. Forbes has an extensive history in investment banking at large global companies and businesses throughout his career.

Capital Allocation/Deployment Experience Mr. Forbes has a substantial record of financial experience as a banker in the healthcare industry including investment decision making.

Business Development Experience Mr. Forbes’ extensive history in banking and working with large transactions provides significant experience and expertise to the Board of Directors.

14	DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Brian T. Gladden

Mr. Gladden is a seasoned executive with over 35 years of success in organizational development, business transformation, and setting strategic visions. He is currently the Chief Administrative and Chief Financial Officer of Zelis Healthcare Inc., a privately-held healthcare technology company. As a CFO, Mr. Gladden has led all aspects of the finance function, M&A, information technology, security, facilities, and corporate strategy. Before joining Zelis, Mr. Gladden was an Operating Partner with Bain Capital’s North American Private Equity team, where he worked to create equity value across the company’s portfolio of investments. Prior to Bain Capital, Mr. Gladden was CFO at public companies Mondelēz International and Dell Technologies. He began his career at General Electric, serving for nearly two decades in various senior finance and general management positions, including as President and CEO of GE Plastics and divisional CFO roles in the Plastics and Healthcare businesses. Mr. Gladden currently serves as a member of the Advisory Councils for both the Lombardo College of Business at Millersville University and the McCombs School of Business at the University of Texas – Austin. He has a Bachelor of Science in Business Administration and Finance from Millersville University.

Director since 2024 Independent Age: 61 Board Committees: •Audit and Finance Committee Other Public Company Boards: •None

Selected Key Qualifications and Experience:

Large Company Experience as Executive or Board Member Mr. Gladden has significant business experience, including leadership roles as an executive.

Capital Allocation/Deployment Experience Mr. Gladden has actively participated in decisions concerning investing and capital allocation in his prior and current roles.

Business Development Experience Mr. Gladden has significant experience with complex transactions, both as a former executive of large companies and in his current role.

DENTSPLY SIRONA INC. – Proxy Statement	15

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Betsy D. Holden

Ms. Holden has more than 40 years of experience leading growth and innovation in consumer driven companies. She served as a Senior Advisor to McKinsey & Company, a global management consulting company, from April 2007 to December 2020 leading strategy, marketing, and board effectiveness initiatives for clients in consumer goods, pharma, medical products, and financial services. Prior to that, Ms. Holden spent 25 years in marketing and line positions in consumer goods. From 2001-2003, she was Co-Chief Executive Officer of Kraft Foods and from 2000-2003, she was Chief Executive Officer of Kraft Foods North America. Additional positions at Kraft included President, Global Marketing and Category Development and Executive Vice President, with oversight of operations, IT, procurement, research and development, and marketing services, as well as multiple business unit President and line management assignments. Under her leadership, Kraft was a food industry leader in sales force excellence, new product successes, marketing, and digital innovation. While at Kraft, Ms. Holden led the successful acquisition and integration of Nabisco Group Holdings and the subsequent initial public offering of the company. Ms. Holden serves on the Food Chain Advisory Board and several portfolio company boards for Paine Schwartz Partners, a private equity firm focused on sustainable agriculture and food products. She serves on the Global Advisory Board of Northwestern University’s Kellogg School of Management. She also serves on the Board of Directors for the Western Union Company as the Chair of the Corporate Governance, ESG, and Public Policy Committee and a member of the Compensation and Benefits Committee. In addition, she serves on the Board of Directors of NNN Reit, as the Chair of its Compensation Committee and a member of its Audit Committee; and Ms. Holden also serves on the Board of Directors of Kenvue, Inc. as Chair of the Compensation and Human Capital Committee. Ms. Holden is Trustee Emeritus of Duke University where she served on the Board from 2011-2023 and the Executive Committee from 2015-2023. Ms. Holden has served on ten boards over the last 25 years including Diageo plc, Catamaran Corporation, and Time, Inc.

Director since 2018
Independent
Age: 70
Board Committees:
•Corporate Governance and Nominating Committee (Chair)
•Compensation & Human
Capital Committee
Other Public Company Boards:
•NNN REIT, Inc.
•The Western Union Company
•Kenvue Inc.

Selected Key Qualifications and Experience:

Large Company Experience as Executive and Board Member
Ms. Holden has served as Chief Executive Officer of a large public company and as a board member and consultant to multiple large, international, public companies.

Experience in Marketing/Sales
Ms. Holden has held numerous leadership roles in marketing and product management, both as an executive and in her role as a consultant, successfully implementing growth strategies, novel ideas and marketing plans to win in competitive industries.

Business Development Experience (including M&A)
Ms. Holden has extensive experience guiding companies through complex mergers, acquisitions and divestitures, ensuring strategic alignment and financial success.

16	DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Clyde R. Hosein

Mr. Hosein most recently served as President and Chief Operating Officer of SambaNova Systems Inc. from April 2025 to March 2026. Prior to SambaNova, he served as Chief Financial Officer of AliveCor Inc., a medical device and AI company producing ECG hardware and software for consumer mobile devices, from March 2021 to April 2023. Prior to AliveCor, Mr. Hosein served as Chief Financial Officer of Automation Anywhere, Inc., an enterprise software provider of robotic process automation, from December 2017 to March 2021. From August 2013 to May 2017, he served as Executive Vice President and Chief Financial Officer of RingCentral, Inc., a publicly traded provider of software-as-a-service cloud-based business communications solutions. Prior to this, Mr. Hosein served from June 2008 to October 2012 as Chief Financial Officer of Marvell Technology Group Ltd., a publicly traded semiconductor provider of high-performance analog, mixed-signal, digital signal processing and embedded microprocessor integrated circuits, and he also served as its Interim Chief Operating Officer and Secretary from October 2008 to March 2010. From 2003 to 2008, he served as Vice President and Chief Financial Officer of Integrated Device Technology, Inc., a provider of mixed-signal semiconductor solutions. From 2001 to 2003, he served as Senior Vice President, Finance and Administration and Chief Financial Officer of Advanced Interconnect Technologies, a semiconductor assembly and test company. He has also held other senior level financial positions, including the role of Chief Financial Officer at Candescent Technologies, a developer of flat panel display technology. Early in his career he spent 14 years in financial and engineering roles at IBM Corporation. Mr. Hosein has been a member of the Board of Directors of Credo Technology Group since April 2024. He previously served on the Board of Directors of Wolfspeed, Inc. (formerly Cree, Inc.).

Director since 2020 Independent Age: 66 Board Committees: •Audit and Finance Committee •Science and Technology Committee Other Public Company Boards: •Credo Technology Group

Selected Key Qualifications and Experience:

Large Company Experience as Executive or Board Member Mr. Hosein has significant business experience, including leadership roles as an executive and board member of an international public company.

Understanding and Previous Work with Information Technology Mr. Hosein has extensive business experience with information technology and management within large global organizations.

Financial Literacy In his various leadership roles, Mr. Hosein obtained extensive knowledge of accounting and financial matters.

DENTSPLY SIRONA INC. – Proxy Statement	17

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Jonathan J. Mazelsky

Mr. Mazelsky has served as President and CEO of IDEXX Laboratories, Inc. since October 2019. Prior to that, Mr. Mazelsky served as Interim President and CEO of IDEXX from June 2019 to October 2019, and he was an Executive Vice President responsible for IDEXX’s North American Companion Animal Group Commercial Organization and key elements of the innovation portfolio, including IDEXX VetLab® in-house diagnostics, Diagnostic Imaging, Veterinary Software and Services, and the Rapid Assay and Telemedicine lines of business, from August 2012 to June 2019. Before joining IDEXX, Mr. Mazelsky was a Senior Vice President and General Manager from 2010 to 2012 of Computed Tomography, Nuclear Medicine and Radiation Therapy Planning at Philips Healthcare, a subsidiary of Royal Philips Electronics (now named Royal Philips). Previously he held a series of other leadership roles with increasing responsibilities during his tenure at Philips beginning in 2001. Prior to joining Philips, Mr. Mazelsky was at Agilent Technologies, where he was an Executive in Charge from 2000 to 2002, leading the integration of Agilent’s Healthcare Group into Philips. He also served as a General Manager of the Medical Consumables Business Unit at Agilent Technologies from 1997 to 2000. From 1988 to 1996, Mr. Mazelsky held a number of roles at Hewlett Packard in finance, marketing and business planning. Mr. Mazelsky holds an undergraduate degree in Mathematics from the University of Rochester and an MBA from the University of Chicago.

Director since 2023 Independent Age: 65 Board Committees: •Compensation & Human Capital Committee (Chair) •Corporate Governance and Nominating Committee Other Public Company Boards: •IDEXX Laboratories, Inc.

Selected Key Qualifications and Experience:

Large Company Experience as an Executive Mr. Mazelsky has an extensive history of successfully leading large global companies and businesses throughout his career.

Medical Device or Industry Experience Mr. Mazelsky has several decades of experience leading global enterprises in healthcare markets.

International Business Experience Mr. Mazelsky’s tenure in international business leadership positions provides significant experience and expertise to the Board of Directors.

18	DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Brian P. McKeon

Mr. McKeon most recently served as Executive Vice President and Special Advisor to IDEXX Laboratories, Inc. through May 2025. He previously served as IDEXX’s Chief Financial Officer and Treasurer for over 10 years from 2014 through January 2025, during which time he led IDEXX’s finance, strategic planning and corporate development/M&A functions and oversaw IDEXX’s operations and information technology functions and its livestock, water and human diagnostics businesses. Prior to joining IDEXX, Mr. McKeon served as Executive Vice President and Chief Financial Officer of Iron Mountain Inc, from 2007 to 2013 and as Executive Vice President and Chief Financial Officer at the Timberland Company from 2000 to 2007. Prior to these roles, he held several finance and strategic planning roles at PepsiCo Inc., serving most recently as Vice President, Finance, at Pepsi-Cola, North America. Mr. McKeon serves on the Board of Directors of Alkermes plc and the National Veterinary Associates, and he previously served as a Director of IDEXX Laboratories from 2003 to 2013 and Athenahealth, Inc. from September 2017 to February 2019.

Director since 2026 Independent Age: 64 Board Committees: •Audit and Finance Committee •Science and Technology Committee Other Public Company Boards: •Alkermes plc

Selected Key Qualifications and Experience:

Large Company Experience as an Executive Mr. McKeon has an extensive history as an executive including CFO and Treasurer at large global companies and businesses.

Capital Allocation/Deployment Experience Mr. McKeon has a substantial experience in developing and executing capital allocation strategies in larger and complex global organizations.

Business Development Experience Mr. Keon’s history in strategic planning and corporate development/M&A brings significant expertise to the Board of Directors.

DENTSPLY SIRONA INC. – Proxy Statement	19

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Leslie F. Varon

Ms. Varon served as Chief Financial Officer of Xerox Corporation, a document solutions company, from November 2015 through December 2016, during which time she led the restructuring of the $18 billion business process services, printing equipment, software and solutions company, including the successful spin-off of its $7 billion services business. After that transaction, she became Special Advisor to the new Xerox Chief Executive Officer until March 2017 when she retired from the company. Prior to becoming Chief Financial Officer at Xerox, she was briefly VP Investor Relations from March 2015 through October 2015. Previously she served Xerox as VP Finance & Corporate Controller from July 2006 to February 2015, where she oversaw global financial operating executives and had responsibility for corporate financial planning and analysis, accounting, internal audit, risk management, global real estate and worldwide shared services centers. Earlier in her career, Ms. Varon was Vice President Finance & Operations support for Xerox’s North American business, Vice President Xerox Investor Relations and Corporate Secretary and Director of Corporate Audit. From 2006 to 2017 she served on the board of Xerox International Partners, a joint venture between Xerox Corporation and Fuji Xerox Corporation, representing Xerox Corporation’s ownership stake. Ms. Varon serves on the Board of Directors for Hamilton Lane Inc. as Chair of its Audit Committee and a member of its Compensation Committee. She previously served on the Lam Research Board of Directors and chaired its Audit Committee from 2019 until 2024.

Director since 2018 Independent Age: 69 Board Committees: •Audit and Finance Committee (Chair) •Corporate Governance and Nominating Committee Other Public Company Boards: •Hamilton Lane Inc.

Selected Key Qualifications and Experience:

Large Company Experience as Executive or Board Member Ms. Varon has significant business experience, including leadership roles as an executive.

Capital Allocation/Deployment Experience Ms. Varon has a substantial record of financial experience and proper maintenance of a large corporation, including as a Chief Financial Officer.

Business Development Experience
Ms. Varon has an extensive history working with large transactions and business transformation in a public company, and has a deep understanding of business deals and growth.

20	DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Janet S. Vergis

Ms. Vergis has over 35 years of experience in the healthcare industry and recently served as an executive advisor to private equity firms from 2013 to 2019. Prior to her advisory role she was the Chief Executive Officer of OraPharma, lnc., a privately held, specialty pharmaceutical company focusing on oral health. In that role she led the turnaround of the business and its subsequent successful sale. Preceding her role at OraPharma, Ms. Vergis managed a multi-billion portfolio at Johnson & Johnson as President of Janssen Pharmaceuticals, McNeil Pediatrics, and Ortho-McNeil Neurologics. Ms. Vergis contributed to several Johnson & Johnson companies during her career, serving as a member of company management boards for over 10 years and holding positions of increasing responsibility in research and development, new product development, sales, and marketing. Ms. Vergis serves on the Board of Directors for Church and Dwight Co., Inc., Teva Pharmaceutical Industries Ltd., and SGS SA. Ms. Vergis earned a B.S. degree in Biology and an M.S. degree in Physiology from The Pennsylvania State University.

Director since 2019
Independent
Age: 61
Board Committees:
•Science and Technology Committee (Chair)
•Compensation & Human Capital Committee
Other Public Company Boards:
•Church & Dwight Co., Inc.
•SGS SA
•Teva Pharmaceutical Industries Ltd.

Selected Key Qualifications and Experience:

Large Company Experience as Executive or Board Member Ms. Vergis has significant business experience, including leadership roles as an executive.

Medical Device or Industry Experience Ms. Vergis has worked for over three decades in the dental industry and the global healthcare field, including in various key advisory and executive positions.

Capital Allocation/Deployment Experience
Ms. Vergis has a substantial record of financial experience and proper maintenance of a large corporation, including an extensive history working with large transactions and business transformations.

DENTSPLY SIRONA INC. – Proxy Statement	21

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Donald J. Zurbay

Mr. Zurbay has more than 30 years of experience in finance and accounting, including 20 years spent in leadership positions within the global healthcare industry. Most recently, he was at Patterson Companies, Inc., a global healthcare company, serving as President and CEO, after previously serving as its CFO. Prior to Patterson, he worked in various leadership roles for St. Jude Medical, a global medical device company, culminating in his role as CFO. Mr. Zurbay serves on the Boards of Directors of Sight Sciences, Inc. and LivaNova PLC. He previously served on the Board of Directors and as Chair of the Audit Committee of Silk Road Medical, Inc. Mr. Zurbay holds a Bachelor of Science degree in Business from the University of Minnesota. He is a member of the American Institute of Certified Public Accountants and the Minnesota Society of Certified Public Accountants.

Director since 2026 Independent Age: 58 Board Committees: •Audit and Finance Committee Other Public Company Boards: •LivaNova PLC •Sight Sciences, Inc

Selected Key Qualifications and Experience:

Large Company Experience as Executive Mr. Zurbay has an extensive history as an executive including CEO and CFO at large global companies and businesses.

Capital Allocation/Deployment Experience Mr. Zurbay has a substantial record of financial experience in managing a large corporation.

Medical Device or Industry Experience Mr. Zurbay has significant experience in the healthcare industry and expertise to bring to the Board of Directors.

22	DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Summary of Director Qualifications and Experience	Barber, Michael J.	Forbes, James D.	Gladden, Brian T.	Holden, Betsy D.	Hosein, Clyde R.	Lucier, Gregory T.	Mazelsky, Jonathan J.	McKeon, Brian P.	Scavilla, Daniel T.	Varon, Leslie F.	Vergis, Janet S.	Zurbay, Donald J.	Total

Large Company Experience as Executive or Board Member is important because of the complex and unique management requirements for a large, public company.	●	●	●	●	●	●	●	●	●	●	●	●	12
Extensive Knowledge of DENTSPLY SIRONA History and Industry allows our Board of Directors to learn from our history and what works for our company.				●		●				●		●	4
Medical Device or Industry Experience is important in understanding innovation and developments in the larger field.	●		●		●	●	●	●	●		●	●	9
International Business Experience is important because of our global reach and the growing interconnectivity of people and industry.	●	●	●	●	●	●	●	●	●	●	●	●	12
Financial Literacy is necessary to understand our financial reports, internal controls, and the complex transactions we conduct regularly.	●	●	●	●	●	●	●	●	●	●	●	●	12
Public Company Governance Experience assists directors with diligent management of accountability, transparency and protection of stockholder interests.	●	●		●	●	●	●	●	●	●	●	●	11
Experience in Marketing and Sales is crucial in understanding how to most effectively sell our products in existing markets and to expand to new ones.	●			●		●	●		●		●		6
Manufacturing Experience helps in understanding the balance between efficiency and the highest level of quality controls.	●		●	●	●	●	●	●	●				8
Experience in HR and Talent Management allows directors to help us hire, motivate, and retain the best employees.	●			●	●	●	●	●		●	●		8
Understanding of and Previous Work with Information Technology will allow our company to innovate and thrive in a world that relies more heavily than ever on interconnectivity of systems and technology.	●		●	●	●	●	●	●	●		●		9
Experience in Capital Allocation and Deployment allows directors to decide on the proper placement of assets and funds, manage risks, and invest smartly in upcoming and lucrative avenues.	●	●	●	●	●	●	●	●	●	●	●	●	12
Business Development Experience (including M&A) is important because of the board’s role in strategic planning of mergers, acquisitions, and divestitures.	●	●	●	●	●	●	●	●	●	●	●	●	12
Quality and Regulatory Experience allows our directors to provide oversight of our regulated activities and risk management.	●			●		●	●		●		●		6
Prior Work in Research and Development allows directors to understand the potential for new and innovative technologies and how to facilitate them.	●			●		●	●		●		●		6
Qualified Financial Experts have met Sarbanes-Oxley Act requirements meant to improve disclosures and prevent improper financial practice.		●	●	●	●	●		●	●	●		●	9
Enterprise Risk Management, including business continuity and cybersecurity, allows our company to thrive in a rapid-paced and technology-driven market.	●		●	●	●	●	●	●	●	●	●	●	11

Recommendation of the Board The Board unanimously recommends a vote FOR the election of each director nominee listed above

DENTSPLY SIRONA INC. – Proxy Statement	23

CORPORATE GOVERNANCE
Corporate Governance Highlights
We are committed to high standards of corporate governance as an essential element of delivering long-term stockholder value. We have implemented many governance best practices, including the following:

Board Structure and Independence
•All Directors are independent except for the President and Chief Executive Officer
•Independent Non-Executive Chair
•Diverse and highly skilled Board that provides a range of viewpoints
•Consideration of optimal Board leadership structure for the Company
•Periodically rotating the chairs of the Board committees and Chairmanship of the Board
•Executive sessions held by the Chair at each regular Board and Committee meeting without management present
•Perform regular Board, Committee and Board member evaluations

Stockholder Rights
•3%, 3-year proxy access bylaw
•Annual election of all Directors
•Majority voting for all Directors in uncontested elections, coupled with irrevocable conditional resignations of directors memorialized in the Company’s By-Laws
•No supermajority voting provisions
•No “poison pill” rights plan

Board Oversight	•Oversees enterprise risk management •Monitors the Company’s workplace culture and values •Reviews key talent and succession on an at least annual basis

Board Education
•New Directors participate in an orientation consisting of introductory meetings with business and functional leaders and senior management
•Directors periodically participate in site visits to facilities
•Directors participate in educational sessions concerning various critical issues and topics such as Board assessment and governance best practices, environmental, social and governance (“ESG”), machine learning/artificial intelligence, digital transformation, cybersecurity and strategy
•Board Education Policy encourages continuing education for Directors at the Company’s expense

Corporate Governance Practices
•No hedging or pledging transactions in our securities
•Policy on public company board service
•Regular Board and Committee refreshment
•Code of Ethics & Business Conduct with an annual certification requirement
•Mandatory retirement age of 75 for all Directors
•Annual Board and Committee performance assessments, including a third-party Board, Committee and Board member assessment provided by a leading third-party advisor in 2023
•Dodd Frank Act Restatement Clawback Policy requiring recoupment of compensation in the event of an accounting restatement
•Compensation Recoupment Policy allowing further discretionary recoupment of compensation
•Stock ownership guidelines for Executives and Directors
•Pay-for-performance compensation policies

24	DENTSPLY SIRONA INC. – Proxy Statement

CORPORATE GOVERNANCE
The Board of Directors and its Committees
Our Board is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters that require its approval, our Board provides advice and counsel to, and ultimately monitors the performance of, our senior executives. The following table provides information about the anticipated composition of the Board committees following the Annual Meeting.

Committees of the Board of Directors	Barber, Michael J.	Forbes, James D.	Gladden, Brian T.	Holden, Betsy D.	Hosein, Clyde R.	Lucier, Gregory T.	Mazelsky, Jonathan J.	McKeon, Brian P.	Varon, Leslie F.	Vergis, Janet S.	Zurbay, Donald J.

Audit and Finance Committee			●		●			●	C		●
Corporate Governance and Nominating Committee				C		●	●		●
Compensation & Human Capital Committee		●		●			C			●
Science and Technology Committee	●				●			●		C
Our Board currently has four standing committees, the Audit and Finance Committee, the Corporate Governance and Nominating Committee, the Compensation & Human Capital Committee, and the Science and Technology Committee. Each committee has a written charter reviewed at least annually to reflect the activities of each of the respective committees, changes in applicable law or other relevant considerations, with any changes approved by the full Board. Each of these committees is composed entirely of directors deemed to be, in the judgment of our Board, independent in accordance with the listing standards of The Nasdaq Global Select Market. Our Board met for 6 regular meetings and 2 special meetings in 2025. Each incumbent director attended at least 75% of the total number of meetings of the Board and the Board committees of which he or she was a member in 2025 (during the time of which he or she was a director or served as a member). While we do not have a formal policy requiring members of the Board to attend the Annual Meeting of Stockholders, we encourage all directors to attend the virtual meeting, and all of our directors in office attended the last Annual Meeting of Stockholders.

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The following table lists the members, primary functions, and number of meetings held with respect to each committee. Dr. Dorothea Wenzel resigned from the Board effective February 5, 2025, Mr. Barber and Mr. Scavilla each joined the Board on February 5, 2025, Mr. Zurbay joined the Board on January 10, 2026 and Mr. Forbes and Mr. McKeon each joined the Board on February 27, 2026.

Members	Primary Functions	Regular Meetings in 2025	Special Meetings in 2025

Audit and Finance Committee Leslie F. Varon (Chair)(1) Brian T. Gladden(1) Clyde R. Hosein(1) Brian P. McKeon(1)(2) Daniel T. Scavilla(1)(3) Dorothea Wenzel(1)(4) Donald J. Zurbay(1)(5)
•Selecting, reviewing, and retaining the independent registered public accounting firm and setting that firm’s compensation
•Pre-approving all auditing and permitted non-audit services by the independent registered public accounting firm
•Managing and overseeing the Company’s financial reporting, including annual and quarterly financial statements and earnings releases, significant financial reporting issues and judgments, and any major issues regarding the adequacy of internal controls, and discussing such matters with the Company’s management, internal audit and independent accountants
•Monitoring, overseeing and assessing risk to the Company, its stockholders, and its stakeholders with respect to cyber-attacks and data privacy matters
•Assessing and discussing with management the Company’s major enterprise risk exposures and the steps that have been taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies, systems and processes
		7	0

Compensation & Human Capital Committee Jonathan J. Mazelsky (Chair)(6) Willie A. Deese James D. Forbes(7) Betsy D. Holden Janet S. Vergis
•Evaluating and administering compensation levels for all senior executives of the Company
•Reviewing and evaluating employee compensation generally and employee benefit plans
•Overseeing and evaluating the risks associated with the Company’s compensation philosophy and programs
•Reviewing the Company’s talent management and succession to help the Company hire, motivate, and retain the best employees
•Overseeing, in coordination with the Corporate Governance and Nominating Committee, ESG matters with respect to human capital management and executive compensation, including by overseeing the development of metrics relating to ESG performance
		4	3

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Members	Primary Functions	Regular Meetings in 2025	Special Meetings in 2025

Corporate Governance and Nominating Committee Betsy D. Holden (Chair) Willie A. Deese(8) Gregory T. Lucier Jonathan J. Mazelsky(9) Leslie F. Varon(9)	•Identifying and recommending individuals as nominees to serve on the Board •Reviewing and recommending director orientation and Board education programs •Reviewing and recommending Board policies and governance practices and appraising the performance of the Board and its individual members •Managing risks associated with the independence of the Board, potential conflicts of interest and overall corporate governance •Overseeing and coordinating the Company’s management of ESG matters, including identifying ESG trends and issues and overseeing the development of metrics related to ESG performance	4	1

Science and Technology Committee Janet S. Vergis (Chair) Michael J. Barber(10) Clyde R. Hosein Jonathan J. Mazelsky(11) Brian P. McKeon(2)	•Assisting the Board in its oversight of the Company’s scientific and technological direction •Providing advice and feedback to the Board and senior management on scientific and technological matters affecting the Company •Periodically reviewing and examining the Company’s research and development activities, investments, portfolio and technological initiatives	4	0

(1)Each of Ms. Varon, Dr. Wenzel, Mr. Gladden, Mr. Hosein, Mr. McKeon, Mr. Scavilla and Mr. Zurbay has been determined by the Board, in its judgment, to be an audit committee financial expert, as defined under applicable SEC rules.
(2)Mr. McKeon was appointed to the Board effective February 27, 2026, at which point he was appointed to the Audit and Finance Committee and the Science and Technology Committee.
(3)Mr. Scavilla joined the Board on February 5, 2025, at which time he was appointed to the Audit and Finance Committee. He subsequently stopped serving on the Audit and Finance Committee when he was appointed President and Chief Executive Officer effective July 31, 2025.
(4)Dr. Wenzel resigned from the Board effective February 5, 2025.
(5)Mr. Zurbay was appointed to the Board effective January 10, 2026, at which point he was appointed to the Audit and Finance Committee.
(6)Mr. Mazelsky was appointed as Chair of the Compensation & Human Capital Committee effective May 21, 2025.
(7)Mr. Forbes was appointed to the Board effective February 27, 2026, at which point he was appointed to the Compensation & Human Capital Committee.
(8)Mr. Deese stepped down from the Corporate Governance and Nominating Committee effective May 21, 2025.
(9)Mr. Mazelsky and Ms. Varon were appointed to the Corporate Governance and Nominating Committee effective May 21, 2025.
(10)Mr. Barber joined the Board on February 5, 2025, at which time he was appointed to the Science and Technology Committee.
(11)Mr. Mazelsky stepped down as a member of the Science and Technology Committee effective May 21, 2025.

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Leadership Structure of the Board of Directors
Non-Executive Chairman of the Board
The roles of non-executive Chairman of the Board and Chief Executive Officer are currently held by separate individuals. We believe that having a non-executive Chairman is in the best interests of the Company and our stockholders at this time. The separation of the roles of Chairman and Chief Executive Officer allows Mr. Scavilla to focus on managing the Company’s business and operations, and allows Mr. Lucier to focus on Board matters. Further, we believe that the separation of these roles ensures the independence of the Board in its oversight role of evaluating and assessing the Chief Executive Officer and management generally.
We believe that our governance structure provides effective oversight of the Board because:
•we have an appropriate balance between the two roles of Chairman and Chief Executive Officer;
•the Board has established and follows robust Corporate Governance Guidelines/Policies, as discussed below;
•each member of the Board, other than Mr. Scavilla, is independent pursuant to the listing standards of The Nasdaq Global Select Market; and
•all Board committees are comprised solely of independent directors.
Independent Lead Director
Our Chairman is an independent director and, therefore, the Board has not designated a Lead Independent Director. However, our Corporate Governance Guidelines/Policies provide that if we were to appoint a Lead Independent Director in the future, such individual shall, among others roles: (1) call for and preside at executive sessions of the independent directors; (2) serve as a liaison between the Chairman and the independent directors; (3) collaborate with the Chairman to prepare the agenda for Board meetings and approve such agendas and meeting schedules to assure that there is sufficient time for discussion of all agenda items, and approve information sent to the Board; (4) be available for consultation with other directors, and apprise the Chairman and the Chief Executive Officer, as appropriate, of activities of the Board in executive sessions of the independent directors; (5) if requested by major stockholders, ensure that he or she is available for consultation and direct communication; (6) lead succession planning with respect to the Chief Executive Officer; and (7) lead the evaluation and performance of the Chief Executive Officer.
Governance Practices and Policies
The Company is committed to the values of effective corporate governance and high ethical standards. These values are conducive to long-term performance, and the Board re-evaluates the Company’s policies on an ongoing basis to ensure they sufficiently meet the Company’s needs. We believe our key corporate governance and ethics policies enable us to manage our business in accordance with the highest standards of business practice and in the best interests of our stockholders.
Corporate Governance Guidelines/Policies and Committee Charters
We have adopted Corporate Governance Guidelines/Policies to outline our corporate governance structure and address significant corporate governance issues. The Corporate Governance and Nominating Committee reviews our Corporate Governance Guidelines/Policies at least annually. Copies of these Guidelines/Policies as well as the Charter for each standing committee of our Board can be found at the “Company — Investors — Governance — Documents & Charters” section of our website at www.dentsplysirona.com.
Code of Ethics & Business Conduct
We have adopted a Code of Ethics & Business Conduct that applies to all of our directors, executive officers, and employees. A copy of the Code of Ethics & Business Conduct is available at the “Company — Investors — Governance — Documents & Charters” section of our website at www.dentsplysirona.com.
Board Assessment Process
The Board recognizes the importance of regularly assessing its effectiveness and continuously improving. On an annual basis, the Board conducts a robust, formal performance assessment. In addition to the formal process, our Chairman has regular one-on-one discussions with the other members of the Board and conveys feedback from the Board to our Chief Executive Officer.

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Risk Oversight
The Board oversees the management of risks inherent in the operation of our businesses and the implementation of our strategic plan. In this regard, the Board seeks to understand and oversee the most critical risks relating to the Company’s business, allocate responsibilities for the oversight of risks among the full Board and its committees, and see that management has in place effective systems and processes for managing risks facing the Company. Risks falling within this area include, but are not limited to, general business and industry risks, operating risks, business continuity risks, ESG risks, cybersecurity risks, financial risks including infrastructure, talent management and human capital and workforce related risks and compliance and regulatory risks. Overseeing risk is an ongoing process and is inherently tied to our operations and overall strategy. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board oversees risk, our management is charged with identifying and managing risk. The Company has robust internal processes to identify and manage risks and to communicate information about risk to the Board. Risk management is not allocated to a single risk management officer within the Company, but rather is administered by management in an approach that is designed to ensure that the most significant risks to the Company, on a consolidated basis, are being managed and monitored appropriately. This process includes:
•identifying the material risks that the Company may face;
•establishing and assessing processes for managing those risks;
•determining the Company’s risk appetite and mitigation strategies and responsibilities; and
•making regular reports to the Board on management’s assessment of exposure to risk and steps management has taken to monitor and manage such exposure.
The Board implements its risk oversight function both as a whole and through delegation to the Board committees. Specifically, the Audit and Finance Committee, pursuant to its charter, regularly assesses and discusses with management the Company’s major enterprise risk exposures and the steps that have been taken to monitor and control such exposures. The Audit and Finance Committee and the other committees meet regularly and report back to the full Board. The Corporate Governance and Nominating Committee is responsible for overseeing management of risks related to our environmental and governance practices, and it coordinates with the Compensation & Human Capital Committee on overseeing management of risks related to our social practices. The full Board regularly reviews reports from management on various aspects of our business, including related risks and tactics and strategies for addressing them. At least annually, the Board reviews our Chief Executive Officer succession planning. In performing these functions, each committee has full access to management, as well as the ability to engage advisors. See “The Board of Directors and its Committees” above for more information regarding the roles and responsibilities of the Board committees.
The Board and the Audit and Finance Committee, pursuant to its Charter, oversee the Company’s management of cybersecurity risk. The Audit and Finance Committee regularly briefs the full Board on these matters, and the full Board and the Audit and Finance Committee receive regular updates multiple times throughout the year and ad-hoc briefings on the Company’s cybersecurity program, including information about cybersecurity risk management governance and the status of projects to strengthen cybersecurity controls.
With oversight from our Board of Directors, the Company has also formally adopted and annually updates a Security Incident Response Plan which coordinates the activities we take to prepare for, detect, respond to and recover from cybersecurity incidents. These include processes to triage, assess severity of, escalate, contain, investigate, and remediate the incident, as well as to comply with potentially applicable legal obligations and mitigate brand and reputational damage. Our incident response plan establishes a framework for measuring the severity of security incidents and provides for a post-market response program including protocols for coordination and communication between security response teams, designated leaders within the Company, internal and outside legal counsel, and the Audit and Finance Committee in responding to any such incidents.
The Board of Directors is also committed to overseeing the Company’s ethical use of innovative technologies that empower our customers, employees, business partners, and stockholders. Artificial intelligence (“AI”) is one such technology, revolutionizing how we work, solve problems, and create solutions while safeguarding regulatory compliance and ethical standards. The Board of Directors and its Committees, including the Audit and Finance Committee, the Corporate Governance and Nominating Committee and the Science and Technology Committee, oversee the Company’s use of AI primarily through its risk oversight function by fostering clear and open engagement between senior management and the Board.

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The Company, with the support of the Board, has issued AI Use Guidelines which are designed to enable our employees to embrace the potential of AI while being mindful of risks such as data protection violations and inaccuracies. By following these standards, we protect our intellectual property and maintain our reputation as a leader in dental technology. Our goal is to foster an environment where innovation thrives, and we can only do this by balancing opportunity with responsibility. Management, with the oversight of the Board of Directors, will continue working on improving our governance framework to guide AI usage across the Company.
Also, the Company’s leadership structure, discussed in “Leadership Structure of the Board of Directors” above, supports the risk oversight function of the Board. In addition, independent directors chair the Board committees involved with risk oversight and there is open communication between senior management and directors.
BEYOND: Taking Action for a Brighter World
The Board has oversight of the Company’s sustainability strategy through the Corporate Governance and Nominating Committee, which reviews the Company's management of risks related to our environmental, social and governance ("ESG") practices, including the Company's efforts to identify relevant ESG trends and issues and to develop metrics related to ESG performance. The Compensation & Human Capital Committee is responsible for reviewing our practices related to human capital management and executive compensation, and the Audit and Finance Committee oversees our efforts related to ethics and compliance, cybersecurity, data privacy risks, and financial reporting, including sustainability reporting. Finally, the Science and Technology Committee is responsible for reviewing the Company’s R&D activities, initiatives, and investments. All of these committees report to the Board, and their responsibilities are firmly in line with the Company’s sustainability strategy.
Our vision and mission are to transform dentistry and improve oral health globally, and we do this every day by proudly creating innovative solutions for healthy smiles. Our sustainability strategy is fundamental to this mission.
We refer to this strategic framework as BEYOND: Taking Action for a Brighter World, which serves as the foundation guiding our sustainability actions. It defines the Company's role as a responsible corporate citizen toward our society and planet, as well as how we integrate sustainable practices across our operations.
We have built our sustainability strategy around three pillars of action — Healthy Planet, Healthy Smiles and Healthy Business — and these reflect how we engage with our employees, customers, partners, stockholders and communities.
Healthy Planet
We have always taken our role as an environmental steward seriously because a healthy planet is fundamental to a sustainable business and to our future. As a global leader in manufacturing dental products and technologies, we continuously seek to identify solutions to mitigate and minimize the environmental impact of our operations and conserve resources.
We have continued to advance toward our environmental sustainability goals, with a strong focus on reducing our Scope 1 & 2 carbon emissions. In 2025, we advanced on the calculation of our Scope 3 carbon emissions and plan to disclose them in our next Sustainability Report. The Task Force on Climate-Related Financial Disclosures framework continues to guide our understanding of the physical and transitional climate risks that have the potential to be most impactful to Dentsply Sirona. As part of our double materiality assessment in 2024, we assessed climate-related impacts, risks and opportunities and we are in the process of embedding these considerations in our strategic planning processes.
We have made significant investments in energy-efficient technologies, such as transitioning to renewable energy sources in 13 of our manufacturing facilities and optimizing production processes to reduce waste. Water conservation initiatives have been expanded across multiple sites, ensuring responsible usage of this critical resource. Additionally, we have strengthened our waste reduction and recycling programs, increasing the use of sustainable materials in our packaging. These efforts underscore our dedication in going beyond our internal impact and driving actions that help our customers advance on their own sustainability journey, in line with our commitment to responsible resource management and long-term environmental stewardship.
Healthy Smiles
Within our Healthy Smiles strategic pillar, we demonstrate our commitment to our people, our customers, the patients they serve, and the communities in which we operate, because people are central to our business. Every day, we seek to enhance people's lives through the delivery of improved and more accessible oral health care.

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As part of our mission to improve global oral health, we have continued to make a meaningful impact through education, access, and community outreach, while encouraging equitable opportunities for our employees and external partners. By partnering with non-profits, universities, and local organizations, we have been able to extend access to critical dental services and education to underserved communities worldwide. In 2025, we reached the five-year target which we established in 2021, to enable and empower 25 million smiles across our communities, dental professionals and employees, demonstrating our continued commitment to delivering impact through a disciplined and holistic approach to social sustainability.
Through our enhanced clinical education programs, in 2025, we trained more than 200,000 dental professionals on new technologies and workflows. These programs are designed to empower practitioners with the knowledge and skills needed to deliver high-quality care. Through these efforts, we are not only improving individual lives but also strengthening the dental industry as a whole.
Workplace safety continues to be a top priority, with the Company reporting a total recordable incident rate of 0.22 in 2025—surpassing the 2025 goal for employee well-being and occupational health and remaining within the top decile among medium-sized companies for our safety performance. Enhanced safety protocols and training initiatives have played a crucial role in fostering a secure and supportive work environment.
We are focused on creating a working environment where all our employees can develop and thrive. In 2025, we sustained total average gender pay parity across our global workforce, maintaining this milestone ahead of our original 2025 target.
Healthy Business
We are committed to running an ethical and transparent business, and work hard to foster trusted relationships with our employees, customers, partners and stockholders. We continue to uphold the highest standards of ethics and compliance. We maintain our unwavering commitment to delivering safe and effective products that support healthy outcomes for patients and communities, in full alignment with our Quality Policy.
By maintaining transparency and accountability, we continue to build trust with employees, customers, partners, and stockholders. Through ethical leadership and responsible business practices, we are working toward long-term success while making a positive impact on society.
For more information, refer to our Sustainability Report, which is available on our website. Our Sustainability Report and website are not part of or incorporated by reference into this Proxy Statement.
Selection of Nominees for the Board of Directors
Corporate Governance and Nominating Committee Recommendation Process
The Corporate Governance and Nominating Committee is responsible for evaluating potential candidates to serve on our Board and for recommending nominees to be presented for election or reelection to the Board at our annual meeting of stockholders. In evaluating potential director candidates, including incumbent directors, the Corporate Governance and Nominating Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the Board in an effort to ensure there is a blend of skills and experience that will enhance the effectiveness of the Board. The Corporate Governance and Nominating Committee actively considers for selection as directors those persons:
•who possess a diversity of experience, background, qualifications, skills and/or a global perspective;
•who possess strong personal and professional ethics, and high standards of integrity and values;
•who have the proven ability and experience to bring informed, thoughtful and well-considered opinions to corporate management and the Board;
•who have the competence, maturity and integrity to monitor and evaluate the Company’s management, performance and policies, including as it relates to enterprise risk management;
•who have the willingness, commitment and ability to devote the necessary time and effort required for service on the Board;
•who have the capacity to provide additional strength and diversity of view and new perceptions to the Board and its activities, including, among other items, through experience in marketing and sales, human resources and talent management, information technology, cybersecurity and quality and regulatory fields, medical or dental devices, e-commerce or digital technologies, research and development, business development, or through international business experience;

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•who have the necessary measure of communication skills and self-confidence to ensure ease of participation in Board discussion;
•who hold or have held a senior executive position with a significant business enterprise, including large public companies, or a position of senior leadership in an educational, medical, or other non-profit institution or foundation of significance or otherwise have significant financial and/or business experience with complex or global entities;
•who have professional or academic experience relevant to the Company’s industry, particularly as it relates to medical devices, dental devices, and/or general manufacturing;
•who have experience in public company governance, including as a board member of another large publicly held company; and
•who maintain the strong level of financial literacy needed to understand the Company’s financial reports, internal controls and complex transactions, including any experience in capital allocation and deployment, or who specifically qualify as financial experts under the Sarbanes-Oxley Act.
Our Corporate Governance Guidelines/Policies provide that the Corporate Governance and Nominating Committee will recommend candidates for our Board who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of stockholders. The Board believes that having directors of diverse backgrounds, qualifications and global perspectives, along with varied skills and experiences, contributes to a balanced and effective Board. The Corporate Governance and Nominating Committee, in performing its responsibilities to review director candidates and recommend candidates to the Board for election, emphasizes creating and maintaining a proper balance of skills, perspective and tenure, and is committed to a policy of inclusiveness.
In identifying potential candidates for the Board, the Corporate Governance and Nominating Committee relies on recommendations from a number of possible sources, including current directors and officers. The Corporate Governance and Nominating Committee may also retain outside consultants or search firms to help identify potential candidates for membership on the Board.
In connection with the nomination of Mr. Zurbay, the Corporate Governance and Nominating Committee retained a leading outside search firm to identify director candidates. Mr. Zurbay was initially recommended to the Corporate Governance and Nominating Committee by the outside search firm. A number of the members of the Board then met with Mr. Zurbay and other candidates. Following that process, and upon recommendation by the Corporate Governance and Nominating Committee, the Board appointed Mr. Zurbay to the Board on January 10, 2026.
In connection with the nomination of Mr. Forbes, the Corporate Governance and Nominating Committee also retained a leading outside search firm to identify director candidates. Mr. Forbes was initially recommended to the Corporate Governance and Nominating Committee by the outside search firm. A number of the members of the Board then met with Mr. Forbes and other candidates. Following that process, and upon recommendation by the Corporate Governance and Nominating Committee, the Board appointed Mr. Forbes to the Board effective February 27, 2026.
In connection with the nomination of Mr. McKeon, he was initially recommended to the Corporate Governance and Nominating Committee by Mr. Mazelskey, a current Board member. A number of the members of the Board then met with Mr. McKeon and other candidates. Following that process, and upon recommendation by the Corporate Governance and Nominating Committee, the Board appointed Mr. McKeon to the Board effective February 27, 2026.
In January 2026, Mr. Mazelsky notified IDEXX Laboratories, Inc. of his intent to step down as its President and Chief Executive Officer effective as of May 12, 2026 and transition to the role of Executive Chair until retiring from its board of directors in 2027. In accordance with our Corporate Governance Guidelines, Mr. Mazelsky offered to tender his resignation from the Board following this change in his principal employment. The Board considered Mr. Mazelsky's resignation and the recommendation of the Corporate Governance and Nominating Committee and determined not to accept Mr. Mazelsky’s resignation because his continued service would be in the best interests of the Company.
In March 2026, Mr. Hosein resigned from his position as President & Chief Operating Officer of SambaNova Systems Inc. In accordance with our Corporate Governance Guidelines, Mr. Hosein offered to tender his resignation from the Board following this change in his principal employment. The Board considered Mr. Hosein's resignation and the recommendation of the Corporate Governance and Nominating Committee and determined not to accept Mr. Hosein’s resignation because his continued service would be in the best interests of the Company.
The Corporate Governance and Nominating Committee will also consider candidates recommended by stockholders on the same basis as other candidates. Stockholder recommendations for director candidates should be submitted in writing to the Corporate Secretary at DENTSPLY SIRONA Inc., 13320 Ballantyne Corporate Place, Charlotte, NC 28277, along with

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the name of the candidate and all biographical and other information about the candidate that would be required to be included in a Proxy Statement under the rules of the SEC, a description of the relationship between the candidate and the recommending stockholder, the proposed candidate’s consent to serve as a director if elected and proof of the number of shares of our common stock owned by the recommending stockholder and the length of time such stockholder has owned those shares. The Corporate Governance and Nominating Committee may request additional information and will then evaluate the proposed candidate based on the criteria described above. These procedures relate only to stockholder recommendations for director candidates to be considered by the Corporate Governance and Nominating Committee. Any stockholder who wishes to formally nominate a candidate must follow the procedures set forth in our By-Laws. See “Other Matters—Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting.”
Pursuant to the proxy access provisions of our By-Laws, a holder (or a group of not more than 20 holders) of at least 3% of our outstanding common stock continuously for at least three years is entitled to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of our Board of Directors, provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in our By-Laws, including by providing us with advance notice of the nomination. For more detailed information on how to submit a nominee for inclusion in our proxy materials pursuant to the proxy access provisions, see “Other Matters—Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting.” Any stockholder who wishes to formally nominate a candidate without seeking access to our proxy materials must follow the procedures set forth in our By-Laws. See “Other Matters—Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting.”
Directors’ Compensation
Our Compensation & Human Capital Committee reviews non-employee director compensation annually, and recommends changes to the Board for approval as it deems appropriate. In recommending non-employee director compensation, the Compensation & Human Capital Committee may request the input of Company management or an independent compensation consultant of its choosing, and may consider relevant factors, including director compensation of the Company’s peer group companies.
In July 2025, upon the recommendation of the Compensation & Human Capital Committee, the Board approved an amendment to the Company’s Non-Employee Director Compensation Policy. In light of a significant increase in workload, the Board approved a $100,000 increase to the amount of the annual equity grant for the Non-Executive Chairman, with such additional amount to be awarded 50% in the form of stock options and 50% in the form of restricted stock units ("RSUs"). The additional $100,000 award for 2025 was made on August 8, 2025, based on the fair market value of the Company's common stock on the grant date; however, beginning in 2026, (i) the number of shares of the Company's common stock subject to the annual grant of RSUs for the Non-Executive Chairman will be equal to $150,000 divided by the closing price of the Company’s common stock on the date of grant and (ii) the annual grant of options to purchase shares of common stock for the Non-Executive Chairman will have a grant date fair value of $50,000, with the number of shares subject to such options to be calculated using the Black-Scholes valuation method.
2025 Director Compensation
Directors who held such positions at the beginning of 2025 and who are not employees of our Company were entitled to receive:
Cash Compensation
•An annual cash retainer of $100,000 for all directors, paid quarterly in advance.
•An additional annual cash retainer of $75,000 for the Non-Executive Chairman, if any, $30,000 for the Lead Director, if any, $25,000 for the Audit and Finance Committee Chair, $20,000 for the Compensation & Human Capital Committee Chair, $15,000 for the Corporate Governance and Nominating Committee Chair, and $15,000 for the Science and Technology Committee Chair, each paid quarterly in advance.
Equity Compensation
•An annual grant of RSUs for all non-employee directors, the number of which was determined by dividing $220,000 by the closing price of the Company’s common stock on the date of grant. The RSUs vest on the earliest of: (1) the date of the next year’s Annual Meeting of Stockholders, (2) the date that is one year from the date of the grant, and (3) the date that a director attains the age of mandatory retirement pursuant to the Company’s Corporate Governance Guidelines/Policies,

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and are payable to non-employee directors in shares of common stock promptly following vesting unless the director elects to defer settlement of the RSUs to a future date. Non-employee directors are entitled to receive dividend equivalents on the RSUs in the event the Company pays a regular cash dividend on its common stock.
•An annual grant of RSUs for the Non-Executive Chairman, the number of which was determined by dividing $100,000 by the closing price of the Company’s common stock on the date of grant. The RSUs vest on the earliest of: (1) the date of the next year’s Annual Meeting of Stockholders, (2) the date that is one year from the date of the grant, and (3) the date that the Non-Executive Chairman attains the age of mandatory retirement pursuant to the Company’s Corporate Governance Guidelines/Policies, and are payable to the Non-Executive Chairman in shares of common stock promptly following vesting unless the Non-Executive Chairman elects to defer settlement of the RSUs to a future date. The Non-Executive Chairman is entitled to receive dividend equivalents on the RSUs in the event the Company pays a regular cash dividend on its common stock.
•An additional grant of RSUs for the Non-Executive Chairman made on August 8, 2025, the number of which was determined by dividing $50,000 by the closing price of the Company’s common stock on the date of grant. The RSUs vest on the date that is one year from the date of the grant and are payable to the Non-Executive Chairman in shares of common stock promptly following vesting unless the Non-Executive Chairman elects to defer settlement of the RSUs to a future date. The Non-Executive Chairman is entitled to receive dividend equivalents on the RSUs in the event the Company pays a regular cash dividend on its common stock.
•An additional grant of options to purchase shares of common stock for the Non-Executive Chairman made on August 8, 2025, with a grant date fair value of $50,000, calculated using the Black-Scholes valuation method. The stock options vest in full one year from the date of grant and have an exercise price equal to the closing price of the Company’s common stock on the date of grant. Stock options are exercisable for ten years from the grant date, subject to earlier expiration in the event of termination or retirement.
The following table provides information regarding the compensation of our non-employee directors for 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)

Michael J. Barber(4)	115,278	220,000	—	335,278
Willie A. Deese(5)	105,000	220,000	—	325,000
James D. Forbes(6)	—	—	—	—
Brian T. Gladden(7)	100,000	220,000	—	320,000
Betsy D. Holden(8)	115,000	220,000	—	335,000
Clyde R. Hosein(9)	100,000	220,000	—	320,000
Gregory T. Lucier(10)	175,000	370,000	50,000	595,000
Jonathan J. Mazelsky(11)	110,000	220,000	—	330,000
Brian P. McKeon(12)	—	—	—	—
Leslie F. Varon(13)	125,000	220,000	—	345,000
Janet S. Vergis(14)	115,000	220,000	—	335,000
Donald J. Zurbay(15)	—	—	—	—
(1)This column reports the amount of cash compensation earned for 2025 service on our Board and its committees.
(2)Represents the aggregate grant date fair value for RSUs, as computed in accordance with FASB ASC Topic 718. Messrs. Barber, Deese, Gladden, Hosein, Lucier, Mazelsky and Scavilla and Ms. Holden, Ms. Varon and Ms. Vergis each received an award of 13,880 RSUs on May 22, 2025 which vest in full on the earliest of (1) the date of the next year’s Annual Meeting of Stockholders, (2) the date that is one year from the date of the grant, and (3) the date that a director attains the age of mandatory retirement pursuant to the Company’s Corporate Governance Guidelines/Policies. The grant date fair value is based on the Company’s closing stock market price on Nasdaq on the date of the grant of $15.85 (each grant had a notional award value of $220,000 rounded down to the nearest whole share). Mr. Lucier received an additional award of 6,309 RSUs on May 22, 2025 for serving as Non-Executive Chairman of the Board. Mr. Lucier also received an additional award of 3,858 RSUs on August 8, 2025, for serving as Non-Executive Chairman of the Board, which will vest in full on the date that is one year from the date of the grant. The grant date fair value is based on the Company’s closing stock market price on Nasdaq on the date of the grant of $12.96 (the grant had a notional award value of $50,000 rounded down to the nearest whole share).

34	DENTSPLY SIRONA INC. – Proxy Statement

CORPORATE GOVERNANCE
(3)Represents the grant date full fair value of compensation costs of stock options granted during the respective year for financial statement reporting purposes, using the Black-Scholes option pricing model as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are similar to those included in Note 15, Equity, to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K filed on February 26, 2026. Mr. Lucier received a grant of 17,200 non-qualified stock options on August 8, 2025, for serving as Non-Executive Chairman of the Board, which vest in full on August 8, 2026.
(4)As of December 31, 2025, Mr. Barber held 0 vested stock options, 0 unvested stock options and 17,699 unvested RSUs.
(5)As of December 31, 2025, Mr. Deese held 21,600 vested stock options, 0 unvested stock options and 14,199 unvested RSUs.
(6)Mr. Forbes was appointed to the Board effective February 27, 2026. As of December 31, 2025, Mr. Forbes held 0 vested stock options, 0 unvested stock options, and 0 unvested RSUs.
(7)As of December 31, 2025, Mr. Gladden held 0 vested stock options, 0 unvested stock options and 14,199 unvested RSUs and 8,438 deferred RSUs.
(8)As of December 31, 2025, Ms. Holden held 10,300 vested stock options, 0 unvested stock options, 14,199 unvested RSUs and 36,990 deferred RSUs.
(9)As of December 31, 2025, Mr. Hosein held 0 vested stock options, 0 unvested stock options and 14,199 unvested RSUs and 8,438 deferred RSUs.
(10)As of December 31, 2025, Mr. Lucier held 0 vested stock options and, indirectly through a family partnership, 17,200 unvested stock options and 24,560 unvested RSUs.
(11)As of December 31, 2025, Mr. Mazelsky held 0 vested stock options, 0 unvested stock options and 14,199 unvested RSUs, and 14,253 deferred RSUs.
(12)Mr. McKeon was appointed to the Board effective February 27, 2026. As of December 31, 2025, Mr. McKeon held 0 vested stock options, 0 unvested stock options, and 0 unvested RSUs.
(13)As of December 31, 2025, Ms. Varon held 10,300 vested stock options, 0 unvested stock options and 14,199 unvested RSUs.
(14)As of December 31, 2025, Ms. Vergis held 0 vested stock options, 0 unvested stock options and 14,199 unvested RSUs.
(15)Mr. Zurbay was appointed to the Board effective January 10, 2026. As of December 31, 2025, Mr. Zurbay held 0 vested stock options, 0 unvested stock options, and 0 unvested RSUs.
Stock Ownership Guidelines for Directors
It is the policy of the Board that all directors hold an equity interest in the Company. Toward this end, the Board expects that all directors own, or acquire within five years of first becoming a director, shares of common stock of the Company (including share units held under the Company’s Board of Directors Deferred Compensation Plan, or any successor plan, and restricted stock units, but not including stock options) having a market value of at least five times the annual retainer paid to Board members. The Board recognizes that exceptions to this policy may be necessary or appropriate in individual cases and may approve such exceptions from time to time as it deems appropriate.
All directors were in compliance with the stock ownership guidelines or were within the five-year grace period as of the end of 2025.
Communicating with the Board of Directors
Stockholders who wish to communicate with the Board as a group, the non-management directors as a group, or any individual director, including the Chairman, may do so by writing to the Corporate Secretary at DENTSPLY SIRONA Inc., 13320 Ballantyne Corporate Place, Charlotte, NC 28277. All mail received will be opened and screened for security purposes and mail determined to be appropriate and within the purview of the Board will be forwarded to the respective Board member to which the communication is addressed. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Corporate Governance and Nominating Committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.
Compensation Committee Interlocks and Insider Participation
During the last completed fiscal year, Willie A. Deese, Betsy D. Holden, Jonathan J. Mazelsky and Janet S. Vergis each served as members of the Compensation & Human Capital Committee. None of the current or 2025 members of the Compensation & Human Capital Committee has ever been an officer or employee of the Company or had a relationship during the last fiscal year requiring disclosure pursuant to Item 404 of Regulation S-K. None of our current or 2025 executive officers served as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation & Human Capital Committee.

DENTSPLY SIRONA INC. – Proxy Statement	35

CORPORATE GOVERNANCE
Certain Relationships and Related Party Transactions
No Related Person Transactions (as defined below) were noted for the year ended December 31, 2025.
Related Person Transaction Policy
The Company has a written policy and procedures with respect to the review and approval of Related Person Transactions. The Corporate Governance and Nominating Committee reviews the material facts of all Related Person Transactions that require the Corporate Governance and Nominating Committee’s approval and either approves or disapproves of the entry into the Related Person Transaction, subject to certain identified exceptions described below. In determining whether to approve or ratify a Related Person Transaction, the Corporate Governance and Nominating Committee takes into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the interest of the Related Person (as defined by Item 404 of SEC Regulation S-K) in the Related Person Transaction. The Chair of the Corporate Governance and Nominating Committee is delegated the authority by the Board to approve Related Person Transactions that, because of timing or scheduling, are not feasible to be approved by the full Corporate Governance and Nominating Committee.
The policy applies to any transaction, arrangement or relationship in which the Company (including any of its subsidiaries) will be a participant and in which any Related Person will have a direct or indirect material interest, and the amount involved exceeds $120,000 (a “Related Person Transaction”).
The Corporate Governance and Nominating Committee has pre-approved, under the policy, the following Related Person Transactions without regard to the amount involved:
1.any Related Person Transaction involving the compensation, employment and/or benefits of an executive officer of the Company if the compensation arising from the Related Person Transaction is required to be reported in the Company’s Proxy Statement;
2.any Related Person Transaction involving the compensation, employment and/or benefits of an executive officer of the Company that is not a “Named Executive Officer” (as that term is defined in Item 402(a)(3) of SEC Regulation S-K) if (a) the executive officer is not an immediate family member of another executive officer or director of the Company, (b) the compensation arising from the Related Person Transaction would have been reported under Item 402 as compensation earned for services to the Company if the executive officer was a Named Executive Officer, and (c) such compensation has been approved, or recommended to the Board for approval, by the Compensation & Human Capital Committee of the Board;
3.any Related Person Transaction involving the compensation, services and/or benefits of a director if the compensation arising from the Related Person Transaction is required to be reported in the Company’s Proxy Statement;
4.any Related Person Transaction where the Related Person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro-rata basis;
5.any Related Person Transaction with a Related Person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;
6.any Related Person Transaction with a Related Person involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and
7.any Related Person Transaction in which the interest of the Related Person arises solely from such person’s position as a director of another firm, corporation or other entity that is a party to the Related Person Transaction.
Except to the extent pre-approved, as noted above, Related Person Transactions are subject to the following procedures:
The Related Person notifies the General Counsel of the Company of any proposed Related Person Transaction, including the Related Person’s relationship to the Company and interest in the proposed Related Person Transaction; the material terms of the proposed Related Person Transaction; the benefits to the Company of the proposed Related Person Transaction; and the availability from alternative sources of the products or services that are the subject of the proposed Related Person Transaction.

36	DENTSPLY SIRONA INC. – Proxy Statement

CORPORATE GOVERNANCE
The proposed Related Person Transaction is submitted to the Corporate Governance and Nominating Committee for consideration at the next Corporate Governance and Nominating Committee meeting or, if the General Counsel, after consultation with the Chief Executive Officer or the Chief Financial Officer, determines that the Company should not wait until the next Corporate Governance and Nominating Committee meeting, to the Chair of the Corporate Governance and Nominating Committee, acting pursuant to authority delegated by the Board. Any Related Person Transactions approved pursuant to delegated authority by the Chair of the Corporate Governance and Nominating Committee is reported to the Corporate Governance and Nominating Committee at the next Corporate Governance and Nominating Committee meeting.
To the extent the Company becomes aware of a Related Person Transaction that was not previously approved under this policy, it shall be promptly reviewed as described above and be ratified, amended or terminated, as determined appropriate by the Corporate Governance and Nominating Committee.
Executive Officers of the Company
In addition to Mr. Scavilla, our current executive officers include Kevin Czerney, Aldo M. Denti, Andrea L. Frohning and Robert (Tony) A. Johnson. Information concerning our executive officers, other than Mr. Scavilla, whose information can be found under “Proxy Item No. 1: Election of Directors” above, follows.
Kevin Czerney, age 42. Mr. Czerney has served as our Vice President, Chief Accounting Officer since November 7, 2024. Mr. Czerney joined the company in March 2022 as Vice President, Chief Audit Executive, responsible for the Company’s corporate audit function, ensuring the effectiveness of internal control over financial reporting, managing the annual audit plan, and leading the Company’s enterprise risk management program across the organization. Prior to joining Dentsply Sirona, Mr. Czerney served as Assistant Corporate Controller for MSCI Inc. (“MSCI”) from January 2019 until February 2022. Prior to MSCI, Mr. Czerney was the Director, SEC Reporting and Corporate Accounting at Stryker Corporation from 2017 to 2019 and previously held roles of increasing responsibility at Honeywell International Inc. Mr. Czerney is a Certified Public Accountant (Active) and started his career at PricewaterhouseCoopers LLP. He received his B.B.A. in Accounting and M.S. in Accountancy from Western Michigan University.
Aldo M. Denti, age 58. Mr. Denti joined Dentsply Sirona on October 6, 2025, and currently serves as Executive Vice President, Chief Commercial Officer. Prior to joining the Company, he was Company Group Chairman, Global Orthopedics, at Johnson & Johnson Medtech, a main segment of Johnson & Johnson. Prior to that, Mr. Denti served as Vice President Global Franchise of Johnson & Johnson Vision. Earlier in his career, Mr. Denti held various leadership roles in EMEA for the Johnson & Johnson orthopedics business and other sales and marketing roles outside Johnson & Johnson. He began his professional path with Pfizer, progressing through sales and marketing leadership roles in Switzerland, the UK and the US. He later worked for Medtronic and Wright Medical in Europe and the US. Mr. Denti is a non-executive director for Imricor Medical Systems, Inc. and is also a member of the Florida State Board of Governors for the Herbert Wertheim College of Business. Mr. Denti holds a bachelor’s degree with honors from York University in Toronto, Canada, and completed Executive Education Programs at Harvard Business School.
Andrea L. Frohning, age 56. Ms. Frohning joined the Company as Senior Vice President, Chief Human Resources Officer in July 2023. Prior to joining Dentsply Sirona, Ms. Frohning served as Chief Human Resources Officer of Premier Incorporated. Prior to Premier she was the Chief Human Resources Officer at Patterson Dental between 2018 and February 2023 and at Snyder’s-Lance between 2016 and 2018. Ms. Frohning also served as Vice President Human Resources at Crane Co. from 2013 to 2016. Previously, she held various leadership positions at Hubbell, General Electric and Pepsi Bottling Group. Ms. Frohning holds a Master’s Degree in Human Resources and Industrial Relations as well as a Bachelor of Science in Development and Family Studies from the University of Illinois.
Robert (Tony) A. Johnson, age 57. Mr. Johnson joined Dentsply Sirona in November 2022 and currently serves as Chief Supply Chain Officer. Prior to joining the Company, Mr. Johnson was President of Global Products and Supply Chain at Cardinal Health. Prior to that, he was Senior Vice President of Operations at Becton Dickinson / CR Bard where he was responsible for their Interventional Segment and spent 25 years with Baxter International where he held positions leading operations both in the United States and internationally. Mr. Johnson received his bachelor’s degree in industrial engineering from the University of Arkansas.

DENTSPLY SIRONA INC. – Proxy Statement	37

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Named Executive Officers
In this Compensation Discussion and Analysis, we provide an analysis and explanation of our 2025 executive compensation program for our NEOs. Our NEOs for 2025 consist of our current Chief Executive Officer, our former Chief Executive Officer, our former Chief Financial Officer, our former General Counsel, and the next most highly compensated executive officers serving as such at fiscal year-end. Additionally, on November 5, 2025, the Company appointed Mr. Scavilla to the additional role of interim principal financial officer for purposes of the Company’s filings with the SEC. Accordingly, our NEOs for 2025 are:

Daniel T. Scavilla President and Chief Executive Officer since August 2025 and interim Principal Financial Officer since November 2025	Aldo M. Denti Executive Vice President, Chief Commercial Officer since October 2025	Robert (Tony) A. Johnson Senior Vice President, Chief Supply Chain Officer since November 2022	Andrea L. Frohning Senior Vice President, Chief Human Resources Officer since July 2023
As required by the SEC rules, the following former executives are also designated as NEOs for 2025:
•Simon D. Campion, former President and Chief Executive Officer until July 31, 2025
•Matthew E. Garth, former Executive Vice President and Chief Financial Officer until November 4, 2025
•Richard C. Rosenzweig, former Executive Vice President, Corporate Development, General Counsel and Secretary until October 3, 2025
2025 Executive Transitions and Resulting Actions
Throughout 2025, the Company experienced several executive transitions. On July 21, 2025, the Board announced the appointment of Mr. Scavilla, who was then serving on the Board, as President and Chief Executive Officer, effective August 1, 2025, succeeding Mr. Campion, whose employment with the Company ended effective July 31, 2025. In connection with his separation as a qualifying involuntary termination without cause, Mr. Campion became entitled to the severance payments and benefits provided under his employment agreement, the Dentsply Sirona Inc. Key Employee Severance Benefits Plan (the “Severance Plan”) and his applicable equity award agreements as detailed below under "Estimated Payments Payable to a NEO Upon Termination or Change in Control."
On September 19, 2025, the Compensation & Human Capital Committee of the Board approved a one-time retention equity incentive award to Mr. Johnson to recognize the criticality of his role, reward his focused performance during a challenging leadership transition period, and proactively incentivize and encourage him to remain employed with the Company through the next three years. To enhance the retentive effect of the award, while fostering alignment with long-term stock price performance, the retention equity grant was entirely in the form of stock options subject to 3-year cliff vesting; 50% of the options were ordinary stock options subject to time-based vesting and 50% of the options were premium-priced options with an exercise price equal to 110% of the grant price. The grant of such options was made on November 9, 2025.
On October 2, 2025, the Company announced the appointment of Mr. Denti as Executive Vice President, Chief Commercial Officer.

38	DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION
On October 3, 2025, the Board announced that Mr. Rosenzweig would no longer serve as Executive Vice President, Corporate Development, General Counsel and Secretary of the Company, effective October 3, 2025, and would transition to a non-executive employee through March 4, 2026. In connection with the transition, which was a qualifying involuntary termination without cause, Mr. Rosenzweig became entitled to the payments and benefits provided under his transition, separation and release of claims agreement, the Severance Plan and his applicable equity award agreements, as detailed below under "Estimated Payments Payable to a NEO Upon Termination or Change in Control."
On November 6, 2025, the Board announced that Mr. Garth would no longer serve as the Executive Vice President and Chief Financial Officer of the Company effective November 5, 2025. In connection with his separation, which was a qualifying involuntary termination without cause, Mr. Garth received a negotiated settlement amount, as detailed below under "Estimated Payments Payable to a NEO Upon Termination or Change in Control."
2025 Performance
The following table reflects the Company’s net sales, organic sales decrease, adjusted EBITDA Margin percentage, earnings per share and adjusted earnings per share in fiscal year 2025 and 2024.

$ in millions, except EPS, Adjusted Operating Income % and Organic Sales Growth %	2025	2024	Change	(%)

Net Sales	$3,680	$3,793	(3.0%)
Organic Sales Decrease %(1)	(4.3%)	(3.5%)	NM
Adjusted EBITDA Margin	18.1%	16.6%	NM
GAAP Loss Per Basic Common Share (EPS)	($3.00)	($4.48)	NM
Adjusted Earnings Per Diluted Common Share (EPS)(1)	$1.60	$1.67	(4.6%)
NM – Not meaningful
(1)In this table, the Company is providing GAAP information for “Net Sales” and “Loss Per Basic Common Share” and non-GAAP information for the other measures, as it believes that this presentation of non-GAAP information, for purposes of this Compensation Discussion and Analysis section, provides a better measure of performance for comparison purposes. Please see Appendix B to this Proxy Statement for a reconciliation of non-GAAP information to GAAP information.
The following are a few of the highlights from the Company’s strategic initiatives and new product launches in 2025:
•Return-to-Growth Action Plan – On November, 6, 2025, the Company announced an action plan designed to improve performance and position the Company to deliver sustained, profitable growth focused on five key pillars:
◦Customer-Centric Mindset: placing the customer at the center of every decision to improve experience, service, and loyalty.
◦Reigniting Sustainable Growth: sharpening portfolio focus and accelerating innovation in key markets.
◦Empowering Performance: driving accountability, productivity, and commercial excellence across the organization.
◦Scaling the Organization: simplifying operations to increase speed and efficiency.
◦Financial Strength: strengthening margins, optimizing capital allocation, and enhancing cash generation to support shareholder returns.
•CEREC on DS Core – On July 14, 2025, the Company introduced the integration of its CEREC system with DS Core. By connecting the CEREC system with DS Core, dental professionals can unlock new opportunities for growth across a wide range of treatments - from restorative and aligner therapies to implants and sleep appliances. DS Core enhances flexibility and streamlines workflow management by enabling dental professionals to initiate intraoral scans directly in DS Core, with scan and design files seamlessly uploaded back to DS Core to the correct patient record, and allowing design manufacturing to be initiated with a single click on any connected device.

DENTSPLY SIRONA INC. – Proxy Statement	39

EXECUTIVE COMPENSATION
Summary of 2025 Compensation Actions
The primary elements of our total direct compensation program for the NEOs and a summary of the actions taken by the Compensation & Human Capital Committee during 2025 are set forth below.

COMPENSATION COMPONENTS

Component	Link to Business and Talent Strategies	2025 Compensation Actions

Base Annual Salary	•Attract and retain quality management. •Provide executives with a predictable level of income in a competitive marketplace. •Recognize executive’s level of responsibility and experience in position.
•Following a market survey, Mr. Johnson received a 3.5% base salary increase, Ms. Frohning received a 3% base salary increase and Mr. Rosenzweig received a 4% base salary increase effective June 29, 2025 to better reflect market compensation for their roles. Mr. Campion did not receive a merit increase in 2025.

Annual Incentive Plan
•Cash award based on levels of achievement of pre-determined annual financial objectives.
•Motivate and reward performance relative to annual objectives and priorities that are linked to long-term success of the Company.
•Competitive with the market to attract and retain executive management.
•Based on performance of the Company to align with stockholder interest.

•Organic net sales (50%) and adjusted EBITDA margin percentage (50%) were chosen by the Compensation & Human Capital Committee as the financial metrics for baseline funding level of the 2025 Annual Incentive Plan (“AIP”) in order to reflect topline focus, balanced with an emphasis on restructuring and expense reduction.
•In determining the payout results in February 2026, the Compensation & Human Capital Committee reviewed the Company’s financial performance for 2025. Following such review, they approved the funding of the 2025 AIP at a baseline level of 66%. The Committee then reviewed the individual performance of the Chief Executive Officer and approved a payout at the funding level of 75% of his pro-rated target, in accordance with his employment agreement. Finally, consistent with the terms of the 2025 AIP, the Chief Executive Officer and the Compensation & Human Capital Committee reviewed the individual performance of the other NEOs, who each received payouts at 66%, other than Mr. Denti who received a payout at 100% of his pro-rated target, in accordance with his offer letter.

40	DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION COMPONENTS

Component	Link to Business and Talent Strategies	2025 Compensation Actions

Equity Incentive Compensation
•Equity incentive awards for NEOs, consisting of:
◦performance based-vesting restricted stock units (PRSUs), weighted 50% for Messrs. Scavilla, Campion and Garth; and 30% for Messrs. Johnson and Rosenzweig and Ms. Frohning;
◦time based-vesting restricted stock units, weighted 25% for Mr. Garth; and 20% for Messrs. Johnson and Rosenzweig and Ms. Frohning; and
◦time based-vesting stock options, weighted 50% for Messrs. Scavilla, Campion, Johnson and Rosenzweig and Ms. Frohning; and 25% for Mr. Garth.
◦Reward for improving and sustaining long term performance.
◦Align directly with stockholders’ interest.
◦Enhancement of long-term stockholder value.
•Mr. Denti did not receive any equity incentive awards in 2025.

•The 2025 performance based-vesting restricted stock units (the “2025 PRSUs”) incorporate 3-year adjusted EPS and organic net sales as the core financial metrics, together with a 3-year relative total shareholder return metric (excluding Mr. Scavilla).
•Cliff vesting of the 2025 PRSUs after three years dependent upon achievement of pre-established financial growth targets, measured cumulatively over the three-year performance period.
•The 2025 time based-vesting restricted stock units vest over three years—one-third on each of the first three anniversaries following grant.
•The 2025 time based-vesting stock option grants vest and become exercisable over three years—one-third on each of the first three anniversaries following grant.

Pay for Performance
Pay for performance has been and continues to be an important component of our compensation philosophy. Our compensation approach, which is described in greater detail below, is designed to motivate officers, including the NEOs, to substantially contribute individually and collaboratively to the Company’s long-term, sustainable growth. The annual and equity incentive components are tied directly to the performance of the Company and stockholder value. The Company has designed its executive compensation programs such that our senior executives have the majority of variable pay opportunity subject to individual performance, financial performance and stock price. Target total compensation for Mr. Scavilla in 2025 was 89.9% “at risk.” Target total compensation for our other NEOs was on average 77.7% “at risk.” We define “at risk” to mean that such compensation is in some way contingent upon and based on either Company performance or stock price performance aligning with stockholder interests.

2025 Target Total CEO Compensation

89.9% Equity / Annual Incentive

■ Base Salary	■ Annual Incentive	■ Equity

2025 Avg Total NEO (excl. CEO) Compensation

77.7% Equity / Annual Incentive

■ Base Salary	■ Annual Incentive	■ Equity

DENTSPLY SIRONA INC. – Proxy Statement	41

EXECUTIVE COMPENSATION
The Company sets stretch goals to align with the interests of stockholders. The chart below outlines the payouts as a percent of target for the Company’s Annual Incentive Plan and Performance Restricted Stock which has matured over the past 3 years in order to outline the robustness of the underlying goals.

AIP Payout History by Plan Year
100.0%
75.0%
50.0%
25.0%
—%
97.0%
59.6%
66.0%
2023
2024
2025

PRSU Award Payout History by Plan Year
100.0%
75.0%
50.0%
25.0%
—%
67.9%
16.6%
52.4%
2021-2023
2022-2024
2023-2025

Say-on-Pay Vote in 2025 and Active Investor Engagement
In 2025, the Company proactively engaged with its major stockholders with respect to matters such as Company performance, strategic growth drivers, the Return-to-Growth Action Plan, broader environment and industry dynamics, and other significant matters. At our 2025 Annual Meeting of Stockholders, approximately 97.2% voted affirmatively on an advisory basis to approve the Company’s 2024 executive compensation program. The Compensation & Human Capital Committee viewed this as strong support of its approach to the determination and setting of executive compensation and continued to apply the same effective principles and philosophies that have been applied in prior years when making compensation decisions for 2025. These principles and philosophies are highlighted and described more fully below.
To ensure that the Compensation & Human Capital Committee considers stockholder views on compensation matters, we maintain an active investor relations and stockholder engagement program. Throughout the year, we engaged with 74% of our actively-managed stockholders. Members of management met with investors virtually and in-person at numerous investor conferences and trade shows in 2025. Following the onboarding of the Company's new CEO in August 2025 to lead a company turnaround, a listening and learning tour, including meetings with top shareholders, helped shape the Company’s Return-to-Growth Action Plan and its five clear pillars. This outreach also helped to ensure that stockholder feedback was considered in connection with key strategic decisions, including the dividend elimination and other initiatives aimed at restoring sustainable growth. The Board of Directors receives regular updates on investor feedback and understands that stockholders remain focused on the alignment of pay and performance and are generally supportive of the Company’s executive compensation.

42	DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION
Compensation Philosophy and Objectives
The Compensation & Human Capital Committee’s compensation philosophy, when determining NEO compensation at the beginning of 2025, was to provide a compensation package designed to generally satisfy and balance the following principal objectives:
•to align executive compensation with corporate performance and stockholder interests. This is accomplished by having programs that reward performance that is directly linked to achievement of the Company’s business plans, financial objectives and strategic goals, as well as increases in the Company’s stock price;
•to tie components of executives’ compensation to the Company’s performance by providing incentives and rewarding individual, team and collective performance, such as through the execution of actions that contribute to the achievement of the Company’s strategies and goals, including accomplishments within assigned functional areas and successfully manage their respective organizations;
•to both attract and retain executives and key contributors with a fair representation of diverse talent who have the skills, capabilities and experience necessary for the Company to achieve its business objectives. This requires that the Company’s compensation programs be competitive with market compensation practices, and that we maintain flexibility in order to respond to the changing needs of our business;
•to ensure pay parity;
•to balance risk and reward to motivate and incentivize business performance without encouraging inappropriate risk taking;
•targeting total direct compensation at the 50th percentile of compensation paid by the Company’s peers for comparable executive roles; and
•during periods of volatility, macroeconomic headwinds or other unforeseen circumstances, consider program changes that promote retention, attract talent and motivate workforce as needed.
The Compensation & Human Capital Committee believes that the compensation opportunities offered to the Company’s executive officers should be competitive with the market, actual compensation should be aligned with the performance of the Company on both a short-term and long-term basis, consider individual performance of the executive, and assist the Company in attracting and retaining key executives critical to the Company’s long-term success. The Company’s executive compensation program balanced a level of fixed compensation with incentive compensation, that varied with the performance of the Company and the performance of the individual executive’s areas of responsibility. The Company’s base pay and benefit programs for executives provided fixed compensation that was competitive with the market for companies of similar size and scope. The annual incentive compensation plan rewarded performance measured against goals and standards established by the Compensation & Human Capital Committee, with specific focus on the accomplishment of annual financial objectives related to organic net sales growth and adjusted EBITDA margin percentage. The long-term equity incentive compensation awards were designed to encourage executives to increase stockholder value by focusing on growth in earnings, organic sales growth and total shareholder return relative to S&P 400 & 500 Healthcare Equipment and Supplies companies.
Other objectives of the total compensation program are to provide the ability for executives to earn shares of Company stock, in order to align executive interests with those of the stockholders; a competitive level of retirement income; and, in the event of certain circumstances, such as termination of employment in connection with a change-in-control of the Company, special severance protection to help ensure executive retention during such a process and to ensure executive focus on serving the Company and stockholder interests without the distraction of possible job and income loss.

DENTSPLY SIRONA INC. – Proxy Statement	43

EXECUTIVE COMPENSATION
Compensation Governance Best Practices

WHAT WE DO	WHAT WE DON’T DO

•Rigorous Goal Setting. Rigorous goal setting aligned to our externally disclosed annual and multi-year financial targets
•Stock Ownership. Impose stock ownership and holding criteria that require that each NEO must own a multiple of his or her annual base salary in our common stock, and not sell shares vested from RSUs and PRSUs (net of tax) until the NEO’s stock ownership requirements have been met
•Monitor Risks. Closely monitor risks associated with our compensation program and individual compensation decisions to ensure they do not encourage excessive risk taking
•Independent Compensation Consultant. Retain an independent compensation consultant to assess the market for the determination of our executive compensation elements and targets on an annual and ongoing basis
•Stockholder Engagement. Engage stockholders by seeking feedback on compensation of NEOs, including consideration of the annual non-binding advisory vote on the Company’s executive compensation
•Compensation Recoupment Policies. Compensation recoupment policies that require recoupment of compensation in specific situations including a restatement of the Company’s financial statements and allow further discretionary recoupment of compensation in certain circumstances, including material financial, operational or reputational harm to the Company caused by an executive officer’s breach of law or the Company’s policies or his or her failure, in violation of his or her duties, to manage or monitor conduct or risks
•Restrictive Covenants. Restrictive covenants in executive employment agreements

•No tax gross-ups, including no excise tax “gross-ups” upon change in control
•No discounting, reloading or re-pricing of stock options without stockholder approval
•No “single-trigger” accelerated vesting of equity-based awards upon change in control
•No multi-year guaranteed incentive awards for senior executives
•No director or employee hedging or pledging of Company securities permitted
•No excessive perquisites
•No payout of dividends or equivalents on unvested RSUs or PRSUs until the vesting of such equity
•No “liberal share recycling” with respect to options or SARs

44	DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION
Review of Pay Relative to Peer Groups
In determining 2025 compensation opportunities, the Compensation & Human Capital Committee adopted a peer group of nineteen companies intended to be closely aligned with the size and nature of operations of the Company’s business (the “Peer Group”). The Peer Group is identified below (at the time, the median revenue approximated $3.8 billion; Dentsply Sirona revenue approximated $3.9 billion) and is the same peer group that was used in determining 2024 compensation opportunities:

Peer Group

Align Technology, Inc. (ALGN)	ICU Medical, Inc. (ICUI)	Revvity (PKI)
Avantor, Inc. (AVTR)	Illumina, Inc. (ILMN)	STERIS plc (STE)
Enovis Corporation (ENOV)	Integra LifeSciences Holding Corporation (IART)	Teleflex Incorporated (TFX)
Envista Holdings Corporation (NVST)	Mettler-Toledo International Inc. (MTD)	The Cooper Companies, Inc. (COO)
Henry Schein, Inc. (HSIC)	Patterson Companies Inc. (PDCO)	West Pharmaceutical Services, Inc. (WST)
Hologic, Inc. (HOLX)	QuidelOrtho Corporation (QDEL)	Zimmer Biomet Holdings Inc. (ZBH)
ResMed Inc. (RMD)
The compensation levels for the NEOs were determined by considering the Peer Group and a selection of companies of similar size, industry and complexity, from a broad compensation survey provided by Aon Radford’s 2024 Global Technology Survey (the “Radford Survey Peer Group” and together with the Peer Group listed above, the “Peer Groups”).
Data from the Peer Groups were considered by the Compensation & Human Capital Committee in evaluating the amount and proportions of base pay, annual incentive pay and long-term compensation, as well as the targeted total compensation value for the NEOs.
The Compensation & Human Capital Committee requested, as they do annually, that Frederic W. Cook & Co., Inc. (the “Independent Compensation Consultant”) conduct a competitive analysis of target compensation, including base salary, target bonus and target annual equity value, versus (1) the Peer Group in the case of the CEO and the CFO, and (2) companies of similar size, scope and industry in broader market data surveys (including Aon Radford, Willis Towers Watson and the Independent Compensation Consultant's executive compensation survey) to assess the competitive position of each compensation component and the total for each member of the Company's management committee. The analysis by Independent Compensation Consultant reflected that, in general, the targeted total direct compensation (base salary, annual incentive targets and equity awards) of the Company’s executive officers was typically around the 50th percentile of the market, as reflected in the Peer Groups’ data. Each individual's position above or below market median is based on experience and performance over time. Actual payouts can be higher or lower than the expected percentile depending on company financial performance and individual performance.

DENTSPLY SIRONA INC. – Proxy Statement	45

EXECUTIVE COMPENSATION
Determination of 2025 Executive Compensation
The Company’s intention in developing total annual compensation for executives is to balance creating value for our stockholders with providing meaningful compensation to our NEOs that recognizes their contributions to the organization and supports their value creation initiatives. Salary ranges, annual incentive plan targets and equity compensation targets were developed using a “total direct compensation” perspective which considers all components of compensation.
Overview
The table below outlines each of the principal elements of the Company’s executive compensation program:

Pay Element

	Base Salary	Annual Cash Incentive	PRSU	RSU	Stock Options

Who Receives(1)	All NEOs				▶

When Granted	Annually				▶

Form of Delivery	Cash	▶	Equity		▶

Type of Performance	Short-term emphasis (fixed)	Short-term emphasis (variable)	Long-term emphasis (variable)

Performance Period	1 year	1 year	3 years	3 years (ratable annual vesting)	3 years (ratable annual vesting)

How Payout Determined	Compensation & Human Capital Committee determination	Pre-established formula with strategic objective modifiers	Pre-established formula and also based on stock price	Vested value depends on stock price at vesting dates multiplied by number of shares vesting	Stock price appreciation between grant and exercise

2025 Performance Measures	Individual	Organic net sales (50%) and adjusted EBITDA margin percentage (50%)	Adjusted EPS (60% weighting), Organic net sales (20% weighting), measured cumulatively over three-year period, and Relative TSR (20% weighting) measured over the three-year period, and cliff vesting after three years	—	—

(1)Equity mix for NEOs varies, please see discussion below in section "Annual Equity Compensation".
Determination of 2025 Compensation for Named Executive Officers
For our NEOs, the Compensation & Human Capital Committee adopted the annual compensation program structure based on an annual review, described in more detail below, that used the 50th percentile of the Peer Groups as the reference point and determined target compensation for each NEO within a range of median based on experience and role while also ensuring that actual realized pay is based on performance.

46	DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION
Roles in Executive Compensation
The Compensation & Human Capital Committee established 2025 compensation for the NEOs and the full Board of Directors ratified the 2025 compensation for Mr. Scavilla, our President and Chief Executive Officer. The Compensation & Human Capital Committee was assisted in its work regarding executive compensation by the Company’s Corporate Human Resources Department and considered recommendations from the Chief Executive Officer regarding compensation for the NEOs other than himself. In addition, with respect to the compensation established for the NEOs in 2025, the Compensation & Human Capital Committee engaged the Independent Compensation Consultant to advise on matters related to the compensation of the Chief Executive Officer and the other NEOs.
After consideration of the independence assessment factors provided under the listing standards of The Nasdaq Global Select Market, the Compensation & Human Capital Committee determined that the Independent Compensation Consultant is independent and that the work that it performed in 2025 did not raise any conflicts of interest.
Determination of Annual Base Salaries
In establishing 2025 base salaries of the Company’s executives, the Compensation & Human Capital Committee strove to reflect the external market value of a particular role as well as the experience and qualifications that each incumbent executive brings to the role. The primary purpose of the Company’s base salaries is to pay a fair, market competitive predictable level of income in order to attract and retain key executives. Base salary adjustments generally are considered annually and are awarded based on individual performance, level of responsibilities, competitive data from review of the Peer Groups, employee retention efforts, annual salary budget guidelines and the Company’s overall compensation philosophies discussed above. Base salaries are targeted to the 50th percentile of the salaries paid by the Peer Groups for a comparable role in order to ensure that the Company is able to compete in the market for outstanding employees without unduly emphasizing fixed compensation, but may be higher or lower based on individual performance, experience, additional responsibilities and other factors.
The starting point for the Compensation & Human Capital Committee in establishing 2025 base salaries and annual incentive awards at the beginning of 2025 was to review the salaries, target annual cash (at 100% achievement) and total direct compensation of the executive officers against these same compensation levels for comparable positions in the Peer Groups. Once the Compensation & Human Capital Committee established the appropriate range for base salaries, the Compensation & Human Capital Committee adjusted the base salary of the individual executive officer based on consideration of several factors, including individual performance, Company performance, the experience level of the executive, the nature and breadth of the executive’s responsibilities, and retention considerations.
The approved annual base salaries for the NEOs are as follows:

Named Executive Officer	2025 Annual Base Salary ($)	2024 Annual Base Salary ($)	Change (%)

Daniel T. Scavilla	1,030,000	—	N/A
Simon D. Campion(1)	1,030,000	1,030,000	—
Matthew E. Garth(2)	800,000	—	N/A
Robert (Tony) A. Johnson	582,063	562,380	3.5
Andrea L. Frohning	488,014	473,800	3.0
Aldo M. Denti	790,000	—	N/A
Richard C. Rosenzweig(3)	606,320	583,000	4.0
(1)Mr. Campion left the Company effective July 31, 2025.
(2)Mr. Garth left the Company effective November 5, 2025.
(3)Mr. Rosenzweig ceased to serve as an executive officer of the Company effective October 3, 2025.
Please see the “Summary Compensation Table” below for actual base salaries paid to the NEOs during 2025. The 2025 annual base salary increases took effect on June 29, 2025.

DENTSPLY SIRONA INC. – Proxy Statement	47

EXECUTIVE COMPENSATION
Determination of Annual Incentive Award Opportunities
Rationale
As discussed above under “Compensation Philosophy and Objectives,” the Compensation & Human Capital Committee believes in the importance of having a significant portion of an executive’s total annual cash compensation tied to the annual performance of the Company and its businesses. It was intended that this component of the total compensation opportunity be competitive with the market, while also rewarding executives with above-market pay for exceptional performance and paying below market for performance that fails to meet the objectives established by the Compensation & Human Capital Committee. The Compensation & Human Capital Committee believes that employees in higher level positions should have a higher proportion of their total compensation delivered through pay-for-performance cash incentives in order for their total annual compensation to be more significantly correlated, both upward and downward, to the Company’s performance. The Compensation & Human Capital Committee believes this approach helps to align the compensation and objectives of the executives with the Company and its stockholders.
Process
The Compensation & Human Capital Committee annually reviews and establishes compensation threshold, target and maximum performance and payout levels for annual incentive opportunities applicable for the performance year. These levels generally are established at the beginning of the performance year in connection with the approval of the Company’s budget for such year. In 2025, the targets were again reviewed. In establishing the target payouts, the Compensation & Human Capital Committee evaluated the compensation levels in the Peer Groups. The Compensation & Human Capital Committee established performance targets for the executive officers, which if achieved at the 100% level, would result in annual incentive payouts that, in combination with base salary, would be competitive in the 50th percentile range of the total annual cash compensation of comparable positions in the Peer Groups. If the Company exceeds the targets established by the Compensation & Human Capital Committee, the executives are rewarded with higher annual incentive payouts and if the Company falls below the targets, the executives’ bonuses are reduced below the 100% target level, including possibly to zero. The general principle in setting targets and measuring performance is that management is responsible and accountable for achieving the annual financial results and strategic priorities of the Company.
Upon determining achievement of the annual incentive payouts that result in the baseline funding of the 2025 AIP, the Compensation & Human Capital Committee then reviews management’s recommendations and then further reviews the Company’s performance and may exercise its discretion to adjust the funding level for the AIP payout amounts for the year. The Compensation & Human Capital Committee then proceeds to review the individual performance of the Chief Executive Officer and approves an AIP payout for the Chief Executive Officer. Finally, consistent with the terms of the 2025 AIP, the Chief Executive Officer and the Compensation & Human Capital Committee review individual performance of the other NEOs and approve the payout level for the other NEOs.

48	DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION
2025 Annual Incentive Targets
Consistent with the principles outlined above, the annual incentive targets for the NEOs for the 2025 AIP (as further described below) that were set for 2025 ranged from 70% to 135% of base salary depending on the executive’s position, as set forth below.

Named Executive Officer	Target Annual Incentive Payout as Percent of Salary (%)

Daniel T. Scavilla	135
Simon D. Campion(1)	125
Matthew E. Garth(2)	85
Robert (Tony) A. Johnson	70
Andrea L. Frohning	70
Aldo M. Denti	85
Richard C. Rosenzweig(3)	75
(1)Mr. Campion left the Company effective July 31, 2025.
(2)Mr. Garth left the Company effective November 5, 2025.
(3)Mr. Rosenzweig ceased to serve as an executive officer of the Company effective October 3, 2025.
2025 Annual Incentive Performance Measures
The 2025 AIP provided for potential cash incentive payments based on achievement of performance criteria during fiscal year 2025. As approved in, the Compensation & Human Capital Committee established thresholds, targets and maximums for funding of 2025 AIP based on organic net sales, which was weighted at 50%, and adjusted EBITDA margin percentage, which was weighted at 50%, with minimum specified thresholds required for the baseline funding of the plan, in addition to adjustments for occurrences that are generally beyond management control, including extraordinary and unusual events resulting in a significant business model change.
Financial Objective and Baseline Funding Mechanism/Determination
The Compensation & Human Capital Committee approved threshold, target, and maximum performance goals for the 2025 AIP in February 2025, with performance criteria ranging from 50% to 200% of the target payout, depending on the achievement of such criteria. A target range was used, rather than a specific goal, to address challenges associated with setting performance goals with precision and to avoid unintended windfalls and shortfalls in actual payouts to the NEOs. The following table sets forth the organic net sales threshold, target range and maximum goals.

	Organic Net Sales(1) ($)	% of Target (%)	Funding Level (%)

Threshold	3,516 million	95	50
Target	3,701-3,793 million	100	100
Maximum	3,907 million	103	200
Organic Net Sales Result	3,632 million	98	81
(1)As required by the terms and conditions of the 2025 AIP, Organic Net Sales was adjusted for extraordinary and unusual events related to significant business model changes. Organic net sales is a Non-GAAP financial measure which excludes certain items. Please see Appendix B – “Organic Net Sales” for a reconciliation of Organic Net Sales to the corresponding GAAP information.

DENTSPLY SIRONA INC. – Proxy Statement	49

EXECUTIVE COMPENSATION
The following table sets forth the adjusted EBITDA margin percentage threshold, target and maximum goals:

	Adjusted EBITDA Margin Percentage(1) (%)	% of Target (%)	Funding Level (%)

Threshold	18.3	88	50
Target	20.8	100	100
Maximum	23.3	112	200
Adjusted EBITDA Result	18.3	88	50
(1)As required by the terms and conditions of the 2025 AIP, Adjusted EBITDA Margin Percentage was adjusted for extraordinary and unusual events related to significant business model changes. Adjusted EBITDA Margin Percentage is a Non-GAAP financial measure. Please see Appendix B – “Adjusted EBITDA Margin Percentage” for a reconciliation of Adjusted EBITDA Margin to the corresponding GAAP information.
The above targets were set with the assumption of continued internal and external challenges, including foreign exchange headwinds, risks of global recession, inflationary challenges, and ongoing supply chain constraints. The 2025 organic net sales target was lower than the corresponding 2024 target as a result of the Company's voluntary suspension of sales and marketing of its Byte aligner systems and impression kits.
The following table sets forth the final payout results:

Performance Metric	Target (100%)	Final Metric Result	% of Target	Funding Level	Target Weighting	Weighted Result

Organic Net Sales	$3,701-3,793 million	$3,632 million	98%	81%	50%	41%
Adjusted EBITDA	20.8%	18.3%	88%	50%	50%	25%
					Total Payout	66%
2025 AIP Payout Calculations
In determining the payout results in February 2026, the Compensation & Human Capital Committee reviewed the Company’s financial performance for 2025 along with pre-approved adjustments. The pre-approved adjustments included extraordinary and unusual events/significant business model changes, which for 2025 included specific items such as acceleration of product launches and R&D initiatives along with cancellation or pullbacks on spending for certain planned external and internal company events all of which were intended to support the turnaround of the business and amounted to a fundamental change to our business model. Following such review, the Compensation & Human Capital Committee approved the funding of the 2025 AIP at a baseline level of 66%.

50	DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION
The Compensation & Human Capital Committee then proceeded to review the individual performance of the CEO and approved a payout at the baseline funding level. Finally, consistent with the terms of the 2025 AIP, the CEO and the Compensation & Human Capital Committee reviewed individual performance of the other NEOs and approved a payout level of 66%. As a result, the following actual payouts were made.

Named Executive Officer	AIP Target $ ($)	Funding and Payout Level (%)	Actual Payout Amount ($)	Payout as % of Base Salary (%)

Daniel T. Scavilla(1)	582,867	75	437,150	42.4
Simon D. Campion(2)	747,808	66	493,553	47.9
Matthew E. Garth(3)	—	—	—	—
Robert (Tony) A. Johnson	407,444	66	268,913	46.2
Andrea L. Frohning	341,610	66	225,462	46.2
Aldo M. Denti(4)	160,056	100	160,056	20.3
Richard C. Rosenzweig(5)	454,740	66	300,128	49.5
(1)Mr. Scavilla's funding level was 75% of his pro-rated target, pursuant to the terms of his employment agreement.
(2)Mr. Campion left the Company effective July 31, 2025 and was entitled to a prorated payment as part of his contractual severance payment.
(3)Mr. Garth left the Company effective November 5, 2025, and did not receive any payment under the 2025 AIP.
(4)Mr. Denti’s funding payout level was 100% of his pro-rated target, pursuant to the terms of his offer letter.
(5)Mr. Rosenzweig ceased to serve as an executive officer of the Company effective October 3, 2025 and remained eligible to receive a 2025 annual bonus based on actual performance, consistent with his separation agreement.
Determination of Annual Equity Incentive Compensation
The third principal component of the 2025 annual total compensation for the Company’s executives was the award of equity incentives designed to reward long-term performance.
Our annual long-term incentive program for all NEOs is comprised of three components in 2025:
•Performance-based restricted stock unit (“PRSU”) awards based on accomplishment of specific three-year performance objectives;
•Stock option awards designed to reward stock price growth; and
•Time-based restricted stock unit (“RSU”) awards designed to incentivize alignment with stockholders’ interests.
The Compensation & Human Capital Committee believes that equity incentive compensation serves an essential purpose in: (i) attracting and retaining senior executives, (ii) providing them with long-term incentives to maximize stockholder value, (iii) aligning the interests of the executive officers with those of our stockholders, and (iv) incentivizing the ongoing efforts required by the executive team to achieve the successful execution of the strategic plan and the restructuring of the Company and to further link the compensation of executives to the value created for stockholders. A strong performance-based link is created between stockholder value and executive pay through (i) the long-term performance objectives and stock price performance of the PRSUs, (ii) the fact that stock options gain value to the executive only when and to the extent that share price exceeds the exercise price of the option, and (iii) RSUs gain and lose value in the same way and extent as experienced by the stockholders.
Equity Award Grant Practices
Long-term incentive awards for executive officers generally are made annually, as part of the total remuneration approach to executive compensation. Each NEO’s annual awards were made in March 2025 and each such award was made pursuant to the 2024 Plan.

DENTSPLY SIRONA INC. – Proxy Statement	51

EXECUTIVE COMPENSATION
We do not grant stock options or similar equity awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, nor do we time the public release of such information based on stock option grant dates. In addition, we do not grant stock options or similar equity awards during periods in which there is material nonpublic information about our Company, including (i) outside a “trading window” established in connection with the public release of earnings information under our Insider Trading Policy which was filed as an exhibit in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025 or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. The Company's equity awards are typically approved at the Board meeting in February each year (in 2025, the grant was made in March), with a grant date that is generally two business days after the Company's next report of quarterly or annual financial results following such approval. Any grants for newly hired executive officers that are approved by the Compensation & Human Capital Committee generally occur on the executive officer's employment date, if such date falls within the Company's open trading window, or, if such date is not during the Company's open trading window, two business days after the Company's report of quarterly or annual financial results. The Compensation & Human Capital Committee may also occasionally grant equity-based awards at other times to recognize, retain, or recruit executive officers.
Annual Equity Award Guidelines and Grant Allocations
Guidelines for the size and type of awards were developed based upon, among other factors, the review of the Peer Groups’ data, input from the Independent Compensation Consultant, shares available for grant under the Company’s equity incentive plans, the executive’s position in the Company, his or her contributions to the Company’s objectives, and total direct compensation, as compared to the Peer Groups. Equity awards comprised a larger portion of the NEOs’ compensation than any other component of the executive’s annual total compensation to more closely align their compensation and interests with the interests of stockholders. The Compensation & Human Capital Committee also took into consideration the Company’s performance against its business and financial objectives and its strategic plan, individual performance, as well as the allocation of overall share usage under the Company’s equity incentive plans. Annual equity grants to all NEOs made in 2025 were allocated, assuming annualized expected value of total equity incentive compensation at target performance attainment, as follows:
The splits for the equity awards of the NEOs between stock options, RSUs, and PRSUs were based both on comparisons to the market and the overall risk/reward tradeoff. With respect to the CEO equity award mix, RSUs were excluded to enhance the performance orientation of the program (i.e., only stock options and PRSUs were granted to the CEO). As the Peer Groups’ data varies somewhat by position, the Compensation & Human Capital Committee generally targeted the equity incentive compensation at or near the median of the Peer Groups at target performance, with an opportunity for incentive compensation to exceed the median if performance is above target.

52	DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION
Annual Equity Compensation
PRSUs
Annual PRSUs awarded in 2025 generally represented 30% of target total annual equity value for the NEOs and will result in the issuance of actual shares of Dentsply Sirona common stock provided the Company achieves cumulative financial targets over the three-year performance period between 2025-2027. For Mr. Campion and Mr. Garth, however, PRSUs represented 50% of target total annual equity value. For Mr. Scavilla, PRSUs also represented 50% of target total annual equity value, but the performance metrics differed from those applicable to the other 2025 PRSU awards, with payout based on Adjusted EPS and Organic Sales Growth, each weighted 50%, based on heightened focus on meeting committed internal stretch goals for growth and earnings. Mr. Denti did not receive any PRSUs in 2025 due to his date of hire. For all other NEOs, the number of shares issued with respect to the PRSUs will be linked to the Company’s performance as measured by Adjusted EPS (60% weighting), Organic Sales Growth (20% weighting), and Total Shareholder Return (“TSR”) relative to the S&P 400 & 500 Healthcare Equipment and Supplies index (20% weighting). Note that the metric weighting changed from 2024 as a result of increased focus on earnings. The payout for the relative TSR component is capped at target in the event of negative absolute TSR (i.e., the TSR component cannot pay above 100% if the Company's absolute TSR is negative over the performance period). These performance criteria were selected because they align with Dentsply Sirona’s financial objectives communicated to stockholders, and the Compensation & Human Capital Committee believes that they are important drivers of long-term stockholder value.
Excluding shares issued pursuant to dividend equivalent rights, the number of shares delivered at the end of the three-year performance period, ending December 31, 2027, may be anywhere from 0% to 200% of the target number of shares awarded, depending on the performance of the Company during the performance period. However, an executive may forfeit all or a portion of such shares if he or she does not remain employed by the Company throughout the three-year performance period.
The actual number of shares awarded is calculated by interpolating the actual performance between the various target levels on a straight-line basis. PRSUs were granted with dividend equivalent rights subject to the same conditions and vesting periods as the PRSUs. Further details regarding PRSU grants to the 2025 NEOs are provided below under “Executive Compensation Tables – 2025 Grants of Plan-Based Awards.”
2025-2027 Performance Restricted Stock Units
The SEC rules provide that the Company does not have to disclose confidential financial information if doing so would result in competitive harm to the Company. The specified cumulative Adjusted EPS and Organic Sales targets for 2025-2027 are maintained by the Company as confidential and proprietary information and, therefore, the Compensation & Human Capital Committee believes that disclosure of such information prior to completion of the performance period would result in competitive harm to the Company.
The following table sets forth the Company’s TSR performance and payout range for 2025 grants, which has a metric weight of 20%, measured over the period of January 1, 2025 to December 31, 2027, relative to the TSR of the S&P 400 & 500 Healthcare Equipment and Supplies companies:

TSR(1)(2)	Threshold	Target	Maximum

Percentile	25th	50th	75th
Payout	50%	100%	200%
(1)Company's TSR performance and payout range for 2025 TSR grants is defined to include stock price appreciation and dividends paid over the relevant period.
(2)Measurement period of January 1, 2025 to December 31, 2027.

DENTSPLY SIRONA INC. – Proxy Statement	53

EXECUTIVE COMPENSATION
2023-2025 Performance Restricted Stock Units
The following table sets forth the Adjusted EPS, Organic Sales and Total Shareholder Return metrics in the 2023 PRSUs and the final payout results:

2023-2025 Performance Restricted Stock Units

Performance Metric	Year	Metric Weight	Year Weight	Threshold (50%)	Target (100%)	Maximum (200%)	Result	Achievement %	Weighted Result
Adjusted EPS	2023	40%	50%	$1.73	$1.94	$2.15	$1.85	78.6%	15.7%
Adjusted EPS	2024	40%	30%	$1.94	$2.03	$2.12	$2.00	83.3%	10.0%
Adjusted EPS	2025	40%	20%	$2.17	$2.27	$2.37	$1.37	0%	0%
							Weighted EPS Result		25.7%
Performance Metric	Year	Metric Weight	Year Weight	Threshold (50%)	Target (100%)	Maximum (200%)	Result	Achievement %	Weighted Result
Organic Sales	2023	40%	50%	$3,838	$3,955	$4,120	$4,010	133.3%	26.7%
Organic Sales	2024	40%	30%	$3,753	$3,867	$4,018	$3,696	0%	0%
Organic Sales	2025	40%	20%	$3,678	$3,788	$3,934	$3,573	0%	0%
						Weighted Organic Sales Result			26.7%
Performance Metric	Year	Metric Weight	Year Weight	Threshold (50%)	Target (100%)	Maximum (200%)	Result	Achievement %	Weighted Result
Total Shareholder Return	2023 to 2025	20%	100%	25th	50th	75th	2nd%ile	0%	0%
						Total Payout			52.4%
Adjusted EPS and Organic Sales are non-GAAP financial measures that exclude certain items. Please see Appendix B – “Adjusted EPS” and “Organic Sales” for a reconciliation of Adjusted EPS and Organic Sales to the corresponding GAAP information. The 2023-2025 grant was the final PRSU grant issued by the Company with three separate, weighted annual performance periods whereby the predetermined EPS targets for 2024 and 2025 would be 10% and 12%, respectively, above the prior year actual (excluding the impact of the Company's voluntary suspension of sale and marketing of its Byte aligner systems and impression kits), and the predetermined Organic Sales targets for 2024 and 2025 would be 2.2% and 3.4%, respectively, above the prior year actuals, noting the 2023 actual adjusted for Byte is $3,784,000. Therefore, the 2024 and 2025 targets inherently focus on predetermined growth above prior year actual performance.
In accordance with the terms and conditions of the DENTSPLY SIRONA Inc. 2016 Omnibus Incentive Plan, as amended (the “2016 Plan"), the Compensation & Human Capital Committee excluded the impact of regulatory restrictions on the Byte business model. The Byte exclusion resulted in an incremental value of $86,636 for Mr. Campion, $24,366 for Mr. Johnson, $22,490 for Ms. Frohning and $29,047 for Mr. Rosenzweig. Messrs. Scavilla, Garth and Denti do not hold 2023 PRSUs. Incremental values were calculated based on the Company’s closing stock price on the date of award distribution of $13.30.
Options
Stock options generally represented 50% of target total annual equity value for the NEOs, while for Mr. Garth, stock options represented 25% of target total annual equity value. Mr. Denti did not receive any stock options in 2025. Stock options were granted at the closing price on the day of grant and accordingly, will have value only if the market price of the Company’s common stock increases after the grant date. The 2025 stock option grants vest and become exercisable over three years—one-third on each of the first three anniversaries following the grant date—and are exercisable for a maximum of ten years from the grant date, subject to earlier expiration in the event of certain terminations of employment. The Company’s stock options are typically approved at the Board meeting in February each year (in 2025, the grant was made in March), with a grant date that is generally two business days after the Company’s report of financial results for the prior year. Any grants to newly hired executive officers approved by the Compensation & Human Capital Committee generally occur on the executive officer’s employment commencement date, if such date falls within the Company’s open trading window, or, if such date does not fall within the Company’s open trading window, two business days after the Company’s report of quarterly or annual financial results. Further details regarding option grants to the 2025 NEOs are provided below under “Executive Compensation Tables – 2025 Grants of Plan-Based Awards.”

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EXECUTIVE COMPENSATION
RSUs
RSUs awarded in 2025 vest over three years—one-third on each of the first three anniversaries following grant. RSUs generally represented 20% of target total annual equity value for the NEOs; however, for Mr. Garth, RSUs represented 25% of target total annual equity value, and Messrs. Campion, Scavilla and Denti did not receive any RSU awards in 2025 in their capacities as executive officers. RSUs were granted with dividend equivalent rights subject to the same conditions and vesting periods as the RSUs. Further details regarding RSU grants to the 2025 NEOs are provided below under “Executive Compensation Tables — 2025 Grants of Plan-Based Awards.”
The following table sets forth the individual and target total values of annual equity awards for each NEO:

Named Executive Officer	PRSU Target Value ($)	Stock Option Value ($)	RSU Value ($)	Total Target Value ($)

Daniel T. Scavilla(1)	3,200,005	3,221,523	—	6,421,528
Simon D. Campion(2)	4,592,309	4,371,687	—	8,963,996
Matthew E. Garth(3)	1,431,100	676,116	687,508	2,794,724
Robert (Tony) A. Johnson(4)	857,234	1,359,947	560,002	2,777,183
Andrea L. Frohning	489,850	777,380	320,008	1,587,239
Aldo M. Denti(5)	—	—	—	—
Richard C. Rosenzweig(6)	826,620	1,311,618	539,998	2,678,237
(1)Does not include equity awards Mr. Scavilla received as a director of the Company in 2025.
(2)Mr. Campion left the Company effective July 31, 2025.
(3)Mr. Garth left the Company effective November 5, 2025.
(4)Does not include the 2025 retention award for Mr. Johnson as described below.
(5)Mr. Denti did not receive any equity awards in 2025.
(6)Mr. Rosenzweig ceased to serve as an executive officer of the Company effective October 3, 2025.
Cash Signing Bonuses and One-Time Equity Awards
The Board of Directors engaged in a comprehensive search process to identify the right leaders to help the Company deliver on its strategic and financial goals. Following the extensive search, the Board of Directors appointed Mr. Scavilla as President and Chief Executive Officer, effective August 1, 2025. Pursuant to his employment agreement, Mr. Scavilla received a cash signing bonus of $929,315 (representing a prorated make-whole amount of $1,600,000 for compensation forfeited upon his departure from his prior employer), a relocation bonus of $150,000 and a make-whole/inducement equity grant of 50% stock options with a grant date fair value of $3.2 million vesting ratably over three years and 50% PRSUs with a grant date fair value of $3.2 million vesting on the third anniversary of the grant date, subject to achievement of the applicable performance conditions. If Mr. Scavilla’s employment with the Company is terminated by the Company for Cause (as defined in his employment agreement) or he voluntarily terminates employment from the Company for any reason other than Good Reason (as defined in his employment agreement) within his first year of employment, the Company's Compensation & Human Capital Committee may require him to repay all or any portion of the cash signing bonus and/or the relocation bonus in its discretion.

Similarly, following extensive search processes, Mr. Garth was appointed as the Company’s Executive Vice President, Chief Financial Officer, effective May 30, 2025 and received an equity grant comprised of 25% RSUs, 25% stock options and 50% PRSUs with a grant date fair value of $2.75 million. Additionally, Mr. Denti was appointed as the Company’s Executive Vice President, Chief Commercial Officer, effective October 6, 2025 and received a cash signing bonus of $2.3 million, of which $1.15 million was paid upon hire and the remaining amount was paid in March of 2026. This bonus was to replace the 2025 bonus opportunity forfeited from his prior employer as well as equity, which was set to vest within six months of his date of hire. If Mr. Denti voluntarily terminates employment with the Company within the first year of employment, the cash signing bonus is subject to full repayment.

DENTSPLY SIRONA INC. – Proxy Statement	55

EXECUTIVE COMPENSATION
2025 Retention Equity Awards
On November 7, 2025, Mr. Johnson received a grant of a one-time retention equity incentive award (which was approved by the Compensation & Human Capital Committee of the Board on September 19, 2025) to recognize the criticality of his role, reward his focused performance during a challenging leadership transition period, and proactively incentivize and encourage him to remain employed with the Company through the next three years. The grant date fair value of the retention award was $2 million to Mr. Johnson. To enhance the retentive effect of the award, while fostering alignment with long-term stock price performance, the retention equity grant was entirely in the form of stock options that cliff-vest on the third anniversary of the grant date; 50% were standard stock options and 50% were premium-priced options with an exercise price equal to 110% of the grant price. Subject to continued employment, the retention stock options will cliff-vest on the third anniversary of the grant date of November 7, 2028.
Other Compensation Matters
Post-Termination Arrangements
Termination of Employment
The Company has entered into employment agreements or offer letters with all of the 2025 NEOs, which include certain post-termination arrangements. The Compensation & Human Capital Committee determined that this is in the best interest of the Company in order to ensure executives focus on serving the Company and stockholder interests without the distraction of possible job and income loss. Details regarding the post-termination arrangements are set forth below under “Employment Agreements/Offer Letters and Potential Payments Upon Termination or Change in Control.”
Additionally, in May 2022, the Compensation & Human Capital Committee adopted the Severance Plan, which was then subsequently amended in November 2022, October 2025 and February 2026. Effective February 2026, the Company separated the prior plan into a standard severance plan and a change-in-control severance plan. Unless otherwise indicated, the estimated payments described below assume the arrangements in effect on December 31, 2025. Details regarding the Severance Plan are set forth below under “Key Employee Severance Benefits Plan.”
Details regarding potential payment adjustments in the event that payments or benefits to a NEO would be considered an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), are provided below under “Employment Agreements/Offer Letters and Potential Payments Upon Termination or Change in Control,” and under the heading “Certain Adjustments in Payments to Named Executive Officers.”
Details regarding the estimated amounts that each NEO would receive in the event of a termination are set forth below under “Estimated Payments Payable to a NEO Upon Termination or Change in Control.”
Termination following Change in Control
The Compensation & Human Capital Committee believes that certain executive officers, including certain NEOs, who are terminated without “Cause” (as defined in the employment agreements, offer letters or the Severance Plan, as described below, as applicable) or elect to resign with “Good Reason” (as defined in the employment agreements or the Severance Plan, as described below, as applicable) within two years of a change in control (as defined in the employment agreements or the Severance Plan, as applicable) of the Company should be provided separation benefits. These benefits are intended to ensure that those executives focus on serving the Company and stockholders during the pendency of a potential change in control transaction or activity without the distraction of possible job and income loss.
The Company’s change in control benefits were viewed as consistent with the practices of companies with whom the Company competes for talent, and are intended to assist in retaining executives and recruiting new executives to the Company. As of the close of a transaction that results in a change in control of the Company, in accordance with the Company’s equity incentive plans, all outstanding equity grants awarded as part of the Company’s equity incentive compensation program become available to executives – that is, restrictions on all outstanding restricted stock units lapse, any performance conditions imposed with respect to such awards are deemed to be achieved at the target level of performance, and all non-exercisable stock options become exercisable – in the event of a termination as described in the preceding paragraph, or in the event any outstanding award is not assumed or substituted in connection with the change in control.
Details regarding arrangements in the event of termination following a change in control are set forth below under “Employment Agreements/Offer Letters and Potential Payments Upon Termination or Change in Control,” and under the heading “Estimated Payments Payable to a NEO Upon Termination or Change in Control.”

56	DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION
Key Employee Severance Benefits Plan
In May 2022, the Compensation & Human Capital Committee, as part of its ongoing review of the Company’s executive compensation and retention program, approved the terms of the Severance Plan and the Board of Directors ratified such approval as it applies to the Chief Executive Officer.
The Severance Plan provides for severance payments and benefits to certain eligible Employees (as defined in the Severance Plan) of the Company, including Mr. Scavilla, Mr. Campion, Mr. Garth, Mr. Johnson, Ms. Frohning, Mr. Denti and Mr. Rosenzweig and each of the Company’s other executive officers, in the event that the applicable Employee (A) resigns for “Good Reason” (which, as defined in the Severance Plan includes a voluntary resignation from the Company that is triggered following a material reduction in the Employee’s base salary, target annual cash bonus opportunity, a relocation of more than 50 miles from his/her principal place of work, and solely for the Company’s Chief Executive Officer, Chief Financial Officer and General Counsel, a material diminution in responsibility or, solely with respect to a change of control, the Company’s failure to obtain express assumption of the Severance Plan or a material reduction in target long-term incentive); or (B) is involuntarily terminated by the Company without “Cause” (which, as defined in the Severance Plan, includes committing an act of fraud or an act of malfeasance, recklessness or gross negligence against the Company, breaching a non-compete or non-solicitation agreement or being indicted for or convicted of a felony or crime involving moral turpitude) (each, a “Non-COC Qualified Termination”), with increased severance payments and benefits in connection with, or within two years following a “change of control” (as defined in the Severance Plan) (a “COC Qualified Termination,” and, together with a COC Qualified Termination and a Non-COC Qualified Termination, a “Qualified Termination”).
Upon a Non-COC Qualified Termination, and subject to his or her satisfaction of the conditions to severance described below, the Chief Executive Officer would be entitled to receive severance pay equal to (A) 2.0 times the sum of: (i) his or her annual base salary; (ii) his or her annual target bonus for the fiscal year including the date of termination; and (iii) 12 months of applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post-employment basis which are based on his or her active insurance coverage elections at the date of termination plus (B) a prorated annual bonus, if any, payable in the normal course with other executives based upon the actual achievement of performance targets for the fiscal year including the date of termination, plus (C) for any equity-compensation awards held pursuant to the 2016 Plan or the 2024 Plan, or any successor omnibus equity plan, if such awards provide for accelerated vesting in the event of termination without Cause, then such awards are also deemed to accelerate vesting in the event of a resignation with Good Reason.
Upon a Non-COC Qualified Termination, all eligible Employees other than the Chief Executive Officer would be entitled to receive severance pay equal to (A) 1.0 times the sum of: (i) his or her annual base salary; (ii) his or her annual target bonus for the fiscal year including the date of termination; and (iii) 12 months of applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post-employment basis which are based on his or her active insurance coverage elections at the date of termination, plus (B) a prorated annual bonus, if any, payable in the normal course with other executives based upon the actual achievement of performance targets for the fiscal year including the date of termination, plus (C) for any equity-compensation awards held pursuant to the 2016 Plan or the 2024 Plan, if such awards provide for accelerated vesting in the event of termination without Cause, then such awards are also deemed to accelerate vesting in the event of a resignation with Good Reason.
Upon a COC Qualified Termination, and subject to his or her satisfaction of the conditions to severance described below, the Chief Executive Officer would be eligible to receive enhanced severance pay equal to (A) 3.0 times the sum of: (i) his or her annual base salary; (ii) his or her annual target bonus for the fiscal year including the date of termination; and (iii) 12 months of applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post-employment basis which are based on his or her active insurance coverage elections at the date of termination, plus (B) a prorated amount of his or her target bonus for the fiscal year including the date of termination, plus (C) for any equity-compensation awards held pursuant to the 2016 Plan or the 2024 Plan, if such awards provide for accelerated vesting in the event of a “Change in Control” (as defined in the 2016 Plan or the 2024 Plan, as applicable), then “Good Reason” for purposes of accelerated vesting under the 2016 Plan or the 2024 Plan, respectively, shall instead be determined under the definition of Good Reason under the Severance Plan. Pursuant to his employment agreement, Mr. Campion would also be entitled to additional benefits upon a COC Qualified Termination as described below under “Payments Upon Termination and/or Change of Control – Payments Made Upon a COC-Qualified Termination.”

DENTSPLY SIRONA INC. – Proxy Statement	57

EXECUTIVE COMPENSATION
Upon a COC Qualified Termination, and subject to his or her satisfaction of the conditions to severance described below, all eligible Employees other than the Chief Executive Officer would be eligible to receive severance pay equal to (A) 2.0 times the sum of: (i) his or her annual base salary; (ii) his or her annual target bonus for the fiscal year including the date of termination; and (iii) 12 months of applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post-employment basis which are based on his or her active insurance coverage elections at the date of termination, plus (B) a prorated amount of his or her target bonus for the fiscal year including the date of termination, plus (C) for any equity-compensation awards held pursuant to the 2016 Plan or the 2024 Plan, if such awards provide for accelerated vesting in the event of a “Change in Control” (as defined in the 2016 Plan or the 2024 Plan, as applicable), then “Good Reason” for purposes of accelerated vesting under the 2016 Plan or the 2024 Plan, respectively, shall instead be determined under the definition of Good Reason under the Severance Plan.
As a condition to an eligible Employee’s receipt of severance benefits under the Severance Plan with respect to a Qualified Termination, the Employee must execute and not revoke a General Release and Waiver of all claims against the Company and all its Affiliates (as defined in the Severance Plan).
In October 2025, the Compensation & Human Capital Committee revised the Severance Plan to remove outdated references to the transition period involving the chief executive officer and chief financial officer, including references to an interim chief executive officer and interim chief financial officer, modify the amendment provision and to correct various other immaterial matters.
Retirement and Other Benefits
The Company also maintained standard benefits consistent with those offered by other major corporations and which are generally available to all of the Company’s full-time employees (subject to meeting basic eligibility requirements). The benefits described below are for U.S. employees, however, similar benefits are provided to non-U.S. employees based on local law and benefit programs.
401(k) Plan
Dentsply Sirona offered retirement benefits to its eligible U.S. employees through tax-qualified plans, including an employee and employer-funded 401(k) savings plan known as the Dentsply Sirona Inc. 401(k) Savings and Employee Stock Ownership Plan (the "ESOP"). In 2025 the NEOs, who met the eligibility requirements, participated in these plans, and the terms governing the retirement benefits under these plans for them were the same as those applicable to other eligible employees in the U.S. Similarly situated employees, including our executive officers, may have materially different account balances because of a combination of factors: the number of years that the person has participated in the plan; the amount of money contributed; and the investments chosen by the participant with regard to those plans providing for participant investment direction. These plans do not involve any guaranteed minimum returns or above-market returns as the investment returns are dependent upon actual investment results. Employees direct their own investments in the ESOP.
Supplemental Executive Retirement Plan and Supplemental Savings Plan
The Company maintained a very limited number of benefit programs that were only available to the NEOs and other senior U.S. employees qualifying for eligibility based on level in the organization and time in their role. Such benefits include a Supplemental Executive Retirement Plan (the “SERP”) and the Supplemental Savings Plan (“SSP”). The purpose of the SERP is to provide additional retirement benefits for a limited group of management employees, including the NEOs, whom the Compensation & Human Capital Committee concluded were not receiving competitive retirement benefits.
In February 2025, the Board of Directors amended the SERP to reduce the amount of the mandatory contribution to the SERP from 11.7% of total annual cash compensation (base salary and any annual incentive awards), reduced by Company contributions to the ESOP to 5.2% of total annual cash compensation (base salary and any annual incentive awards) plus excess contributions above the IRS 401(k) wage limit. This amendment was adopted in order to ensure that any discretionary profit sharing or matching contributions typically made during a plan year to the ESOP are not made to the SERP in the event the Company determines to reduce or not make corresponding contributions under the ESOP.

58	DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION
No actual funds are put aside for participants in the SERP and the participants are general creditors of the Company for payment of the benefits upon retirement or termination of employment from the Company. Participants can elect to have these benefits administered as savings with interest or stock unit accounts with dividends, with stock units being distributed in the form of common stock at the time of distribution. Upon retirement or termination for any reason, participants in the SERP are paid the vested benefits in their account based on an earlier distribution election. Participants who terminate their employment prior to completing seven years of credited service (as defined in the SERP) are partially vested in their account according to the following schedule:

Total Credited Service	Vested Percentage

Less than 3 years	0%
3 years	20%
4 years	40%
5 years	60%
6 years	80%
7 years	100%
The SSP is a deferred compensation plan that allows senior management employees of the Company to elect to defer a portion of their base salary and annual incentive bonus for payment at a future time. Deferred amounts are not funded by the Company but are a general obligation of the Company to administer and pay as set forth in the SSP. Account distributions are made in accordance with participant elections, starting with the earlier of a participant specified date, retirement, or separation. The SSP is administered by T. Rowe Price, the administrator of the Company’s retirement plans, and participants have the right to elect investment options for the deferred funds (except that executive officers may not defer into Company stock because of implications under Section 16 of the Exchange Act), which are tracked by the administrator.
Healthcare and Welfare Benefits
Company healthcare, life insurance and other employee welfare benefits are similar for all eligible employees, including the NEOs. Typically, the Company has shared the cost of health and welfare benefits with its employees, a cost that is dependent on the level of benefits coverage that each employee elects. The Company also provides other benefits such as medical, dental and life insurance to each NEO, in a similar fashion to those provided to other U.S. based Dentsply Sirona employees. The Company provides an executive medical program for the named executive officers that provides annual executive physicals and ready access to a dedicated primary care physician, to support executive health and continuity and to help ensure continued focus on business operations.
Executive Stock Ownership Guidelines
Because the Compensation & Human Capital Committee believes in further linking the interests of management and the stockholders, the Company maintains stock ownership guidelines for its executives. The guidelines specify the number of shares that the Company’s executive management are required to accumulate and hold until the stock ownership guidelines are met. Once in the position, the executive has five (5) years to meet the requirement. During such time, and until the guidelines are met, the executive will be required to hold 100% of the shares vested from RSUs and PRSUs they receive (net of tax). “Stock ownership” is defined to include stock owned by the officer directly, stock owned indirectly through the Company’s retirement plans, including the ESOP and SERP, and unvested RSUs. Unearned performance awards and unexercised options (or any portion thereof) do not count towards “stock ownership.” In December 2025, the Compensation & Human Capital Committee revised the guidelines, in alignment with current market practices, to remove the ownership requirement for vice presidents.

DENTSPLY SIRONA INC. – Proxy Statement	59

EXECUTIVE COMPENSATION
Under the current guidelines established by the Compensation & Human Capital Committee, executives are required to own Company common stock equal in value to a multiple of their base salary, as set forth below:

Position	Multiple

Executive Chairman (if applicable) and Chief Executive Officer	5X
Executive Vice Presidents	3X
Senior Vice Presidents	2X
RCO Group Vice Presidents	1X
All NEOs for 2025 were either in compliance with the stock ownership guidelines or on track to comply within the applicable grace period as of the end of 2025.
Hedging and Pledging of Company Stock
Short sales of Company securities (a sale of securities which are not then owned) and derivative or speculative transactions in Company securities are prohibited under the Company’s insider trading policy. No director, officer or other designated insider is permitted to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engage in transactions, that speculate on, hedge or offset, or are designed to speculate on, hedge or offset, any increase or decrease in the market value of the Company securities. In addition, directors, officers, and other designated insiders are prohibited from holding Company securities in margin accounts or pledging Company securities.
Compensation Recoupment Policies
In November 2023, the Board approved the Company’s Dodd-Frank Act Restatement Clawback Policy providing for the recovery of erroneously awarded incentive-based compensation, as required by Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and Rule 5608 of the Nasdaq Rulebook. Pursuant to the Company’s Dodd-Frank Act Restatement Clawback Policy, in the event the Company is required to prepare an accounting restatement commencing after October 2, 2023 due to material noncompliance with any financial reporting requirement, the Company must reasonably promptly recover from certain current or former executives the full amount of incentive-based compensation that such covered executive officers erroneously received during the three completed fiscal years preceding the date on which the Company was required to prepare an accounting statement, with limited exceptions. Under the Company's Dodd-Frank Act Restatement Clawback Policy, the recovery of such compensation applies regardless of whether a covered executive engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. In December 2025, the Board revised the Company’s Dodd-Frank Act Restatement Clawback Policy to (i) include an Executive Officer acknowledgment in order to boost the enforceability of such policy, (ii) clarify the types of restatements that would not trigger such policy and (iii) make other minor ministerial changes.
Additionally, in order to further align the interests of employees with the interests of our stockholders, strengthen the link between total compensation and the company’s performance and enhance accountability for our executives, the Company maintains a discretionary Compensation Recoupment Policy which provides that, in the event of either (i) a restatement of the Company’s financial statements due to material noncompliance with applicable financial reporting requirements, or (ii) material financial, operation or reputational harm to the Company caused by an executive officer’s breach of law or the Company’s policies or his or her failure, in violation of his or her duties, to manage or monitor conduct or risks (“misconduct”), the Board may decide to recoup incentive-based compensation previously awarded to a covered executive. In the event of an accounting restatement, the Board may recover the excess of the incentive-based compensation paid to the covered executive based on the erroneous data in the original financial statements over the incentive-based compensation that would have been paid to the covered executive had it been based on the restated results. If a covered executive engages in misconduct, the Board can decide the amount of incentive-based compensation to recover based on the severity of the misconduct and the significance of the ensuing harm to the Company and it may also recoup other forms of compensation received by the covered executive. In addition, the Board reserves the right to pursue any other available remedies or take other remedial actions permitted by law. In December 2025, the Board revised the Company’s Compensation Recoupment Policy to (i) add time-based awards to the concept of “Recoverable Compensation” under such policy and (ii) make other minor ministerial changes.

60	DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION
Compensation & Human Capital Committee Report on Executive Compensation
The Compensation & Human Capital Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis section of this Proxy Statement. Based on such review and discussions, the Compensation & Human Capital Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
THE COMPENSATION & HUMAN CAPITAL COMMITTEE
Jonathan J. Mazelsky, Chair
Willie A. Deese
James D. Forbes
Betsy D. Holden
Janet S. Vergis

DENTSPLY SIRONA INC. – Proxy Statement	61

EXECUTIVE COMPENSATION
Assessment of Risk
We do not believe that our compensation program, including the executive compensation program, encourages excessive or inappropriate risk-taking. A significant portion of our executive compensation program is performance-based, and, while appropriate risk-taking is a necessary component of growing a business, the Compensation & Human Capital Committee and management have focused on aligning our compensation policies with our long-term interests and avoiding short-term rewards that could incentivize actions with undue long-term risks. Examples of such features of our compensation program include:
•Emphasis on Long-Term Equity Incentive Compensation; Overlapping Vesting Periods. The largest percentage of total target direct compensation for our NEOs is provided through long-term equity incentive compensation, which vests over a period of years. This vesting period encourages our senior executives to focus on sustaining and enhancing our Company’s long-term performance. Long-term equity incentive awards are also made annually so that our senior executives always have unvested equity awards that could significantly decrease in value if our business is not appropriately managed for the long-term.
•Performance-Based Restricted Stock Units. A significant portion of the long-term equity incentive compensation of our NEOs consists of PRSUs. PRSU payouts are tied to the achievement of certain performance measures, which encourages focus on sustaining our long-term performance. These awards also have overlapping performance periods, so that any risks taken to increase the payout under one award could jeopardize the potential payout under other awards.
•Performance Measures. A significant portion of awards are made based on the achievement of a variety of balanced performance measures, including financial, strategic objectives and relative total shareholder returns measured over varying timeframes which diversifies the risks associated with any single indicator of performance. We believe these measures are affected by management decisions and correlate to the creation of stockholder value over the long-term.
•Performance Goals. Tied to both annual and longer-term strategic plans that are approved by the Board of Directors.
•Role of Compensation & Human Capital Committee. Members of the Compensation & Human Capital Committee approve the final payout of the annual incentive awards for our NEOs following a review of executive and Company performance. Final payout for the Chief Executive Officer is ratified by the Board.
The Compensation & Human Capital Committee also reviews certain of the Company’s compensation and incentive plans available to employees other than our NEOs to, among other things, prevent unnecessary risk taking under such plans.
•Stock Ownership Guidelines. Our stock ownership guidelines require our executive management to hold a certain amount of Company stock. This requirement ensures that they will have a significant amount of personal wealth tied to the long-term performance of our stock.
In summary, we have structured our compensation program so that a considerable amount of the compensation paid to our senior executives is tied to the long-term health and performance of our Company. We seek to provide incentives for our senior executives to manage for long-term performance while safeguarding our stockholders from inappropriate incentive-based compensation payments in the event of financial restatement. We also seek to avoid the type of disproportionately large short-term incentives that could encourage senior executives to take risks that may not be in the best interests of our stockholders. We believe this combination of factors encourages our senior executives to manage our Company in a prudent manner.

62	DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table sets forth the compensation earned by the NEOs for the fiscal year ended December 31, 2025:

Name and Principal Position(1)	Fiscal Year	Salary ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)

Daniel T. Scavilla President and Chief Executive Officer	2025	431,753	1,079,315	3,484,488	3,221,523	437,150	105,910	8,760,139

Simon D. Campion Former President and Chief Executive Officer	2025	598,247	—	4,592,309	4,371,687	493,553	758,462	10,814,258
	2024	1,023,115	—	5,033,011	1,630,478	767,350	229,998	8,683,952
	2023	1,000,000	—	4,629,248	1,437,346	1,212,500	239,893	8,518,987

Matthew E. Garth Former Executive Vice President, Chief Financial Officer	2025	350,685	—	2,118,608	676,116	—	648,949	3,794,358

Robert (Tony) A. Johnson Senior Vice President, Chief Supply Chain Officer	2025	572,410	—	1,417,236	3,363,612	268,913	84,692	5,706,863
	2024	558,621	—	1,003,518	324,503	258,087	83,432	2,228,161
	2023	541,110	500,000	1,046,625	325,413	400,393	124,218	2,937,759

Andrea L. Frohning Senior Vice President, Chief Human Resources Officer	2025	481,043	—	809,858	777,380	225,462	69,215	2,362,959

Aldo M. Denti Executive Vice President, Chief Commercial Officer	2025	188,301	1,150,000	—	—	160,056	9,480	1,507,838

Richard C. Rosenzweig Former Executive Vice President, Corporate Development, General Counsel and Secretary	2025	452,727	—	1,366,619	1,311,618	300,128	1,262,588	4,693,681
	2024	575,426	—	1,196,500	387,214	260,601	86,610	2,506,351
	2023	464,110	250,000	2,747,904	386,978	420,131	84,879	4,354,002
Amounts in the table above and throughout the Proxy Statement are based on actual values and therefore amounts may not exactly recalculate due to rounding.
(1)Principal positions are the positions held at the end of 2025, with the exceptions of Mr. Campion, who left the Company as of July 31, 2025, Mr. Garth who left the Company as of November 5, 2025, and Mr. Rosenzweig who ceased to serve as Executive Vice President, Corporate Development, General Counsel and Secretary as of October 3, 2025.
(2)Bonus amounts for Mr. Scavilla and Mr. Denti in 2025 are for one-time cash payments at the start of their roles as President and Chief Executive Officer, and Executive Vice President, Chief Commercial Officer, respectively.
(3)Represents the aggregate grant date fair value for PRSUs at target and RSUs granted in each respective year as computed in accordance with FASB ASC Topic 718. Amounts for Mr. Scavilla include the grant date fair value of $284,482 in RSUs received in his capacity as a non-employee director. In 2025, the number of shares that could be granted upon the conversion of the annual grant of PRSUs to shares based on the achievement of performance goals ranges from zero to a maximum of two times the target amount. The value of PRSUs assuming the highest level of performance conditions are achieved is as follows: Mr. Scavilla: $6,400,011; Mr. Campion: $9,184,618; Mr. Garth: $2,862,201; Mr. Johnson: $1,714,468; Ms. Frohning: $979,701; and Mr. Rosenzweig: $1,653,241. Assumptions used in the calculation of these amounts are similar to those included in Note 15. Equity, to the Company’s Consolidated Financial Statements, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

DENTSPLY SIRONA INC. – Proxy Statement	63

EXECUTIVE COMPENSATION TABLES
(4)Represents the grant date full fair value of compensation costs of stock options granted during the respective year for financial statement reporting purposes, using the Black-Scholes option pricing model as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are similar to those included in Note 15, Equity, to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(5)Amounts shown represent the Company’s AIP awards earned for services provided in 2025, 2024 and 2023 that were paid in cash in 2026, 2025 and 2024, respectively.
(6)Amounts shown are described in the “All Other Compensation” table that follows.
All Other Compensation

Name	401(k) Savings Contributions(1) ($)	SERP Contribution(2) ($)	Commuting(3) ($)	Severance(4) ($)	Other Cash Compensation(5) ($)	Total Other Compensation ($)

Daniel T. Scavilla	—	40,632	—	—	65,278	105,910
Simon D. Campion	17,500	—	40,962	700,000	—	758,462
Matthew E. Garth	16,519	—	—	632,430	—	648,949
Robert (Tony) A. Johnson	17,500	67,192	—	—	—	84,692
Andrea L. Frohning	17,500	51,715	—	—	—	69,215
Aldo M. Denti	—	9,480	—	—	—	9,480
Richard C. Rosenzweig	17,500	63,939	—	1,093,369	87,781	1,262,588
(1)Represents the matching cash contributions of up to 5% by the Company into a 401(k) Savings Plan for U.S. NEOs up to the allowable statutory limit. For every dollar an employee contributes up to 6%, the Company matches 100% on the first 4% and 50% on the next 2%.
(2)Represents Company credits for the 2025 plan year to the U.S. SERP, a non-contributory retirement plan for a select group of management and/or highly compensated employees. Additional information is provided below under “Non-Qualified Deferred Compensation.”
(3)Represents commuting expenses to Mr. Campion’s principal work assignment location of Charlotte, NC.
(4)Represents severance payments received by Messrs. Campion, Garth and Rosenzweig pursuant to their respective separation and release of claims agreement, as determined by the Severance Plan. For a description of the full termination-related payments and benefits for Messrs. Campion, Garth and Rosenzweig, see below under the "Estimated Payments Payable to a NEO Upon Termination or Change in Control" section below.
(5)Represents cash compensation received by Mr. Scavilla in his capacity as non-employee director for the period from February 5, 2025 to July 31, 2025, and cash compensation received by Mr. Rosenzweig in his capacity as Special Legal Advisor, commencing October 4, 2025.

64	DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES
2025 Grants of Plan-Based Awards
The following table reflects the terms of compensation plan-based awards granted to the NEOs in 2025:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Stock Unit Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Stock Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards(4) ($)

Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum* (#)

Daniel T. Scavilla
Incentive Compensation			695,250	1,390,500	2,781,000	—	—	—	—	—	—	—
One-Time Equity Grant
RSUs (BOD)	2/24/2025		—	—	—	—	—	—	3,385	—	—	64,484
RSUs (BOD)	5/22/2025		—	—	—	—	—	—	13,880	—	—	219,998
PRSUs	8/8/2025		—	—	—	123,457	246,914	493,828	—	—	—	3,200,005
Options	8/8/2025		—	—	—	—	—	—	—	1,102,600	12.96	3,221,523
Simon D. Campion
Incentive Compensation			643,750	1,287,500	2,575,000	—	—	—	—	—	—	—
Annual Equity Grant
PRSUs	3/3/2025		—	—	—	140,713	281,426	562,852	—	—	—	4,592,309
Options	3/3/2025		—	—	—	—	—	—	—	1,166,900	15.99	4,371,687
Matthew E. Garth
Incentive Compensation			340,000	680,000	1,360,000	—	—	—	—	—	—	—
Annual Equity Grant
RSUs	5/30/2025		—	—	—	—	—	—	43,023	—	—	687,508
PRSUs	5/30/2025		—	—	—	43,023	86,045	172,090	—	—	—	1,431,100
Options	5/30/2025		—	—	—	—	—	—	—	173,800	15.98	676,116
Robert (Tony) A. Johnson
Incentive Compensation			203,722	407,444	814,889	—	—	—	—	—	—	—
Annual Equity Grant
RSUs	3/3/2025		—	—	—	—	—	—	35,022	—	—	560,002
PRSUs	3/3/2025		—	—	—	26,267	52,533	105,066	—	—	—	857,234
Options	3/3/2025		—	—	—	—	—	—	—	363,000	15.99	1,359,947
One-Time Equity Grant
Options	11/7/2025		—	—	—	—	—	—	—	417,200	11.18	1,003,710
Premium Options	11/7/2025		—	—	—	—	—	—	—	471,400	12.30	999,955
Andrea L. Frohning
Incentive Compensation			170,805	341,610	683,220	—	—	—	—	—	—	—
Annual Equity Grant
RSUs	3/3/2025		—	—	—	—	—	—	20,013	—	—	320,008
PRSUs	3/3/2025		—	—	—	15,010	30,019	60,038	—	—	—	489,850
Options	3/3/2025		—	—	—	—	—	—	—	207,500	15.99	777,380
Aldo M. Denti
Incentive Compensation			335,750	671,500	1,343,000	—	—	—	—	—	—	—
Richard C. Rosenzweig
Incentive Compensation			227,370	454,740	909,480	—	—	—	—	—	—	—
Annual Equity Grant
RSUs	3/3/2025		—	—	—	—	—	—	33,771	—	—	539,998
PRSUs	3/3/2025		—	—	—	25,329	50,657	101,314	—	—	—	826,620
Options	3/3/2025		—	—	—	—	—	—	—	350,100	15.99	1,311,618
(1)Amounts shown represent threshold, target and maximum amounts for the 2025 AIP. The maximum award under the 2025 AIP is base salary, multiplied by the target incentive compensation percentage, multiplied by two. The amount in the “Threshold” column assumes the Company achieves the minimum performance levels required for a payout for each metric. Payments or deferrals made under the 2025 AIP are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation” above. Refer to the “Compensation Discussion and Analysis — Determination of Annual Incentive Award Opportunities” for a description of the performance measures and criteria for payment of the 2025 AIP.

DENTSPLY SIRONA INC. – Proxy Statement	65

EXECUTIVE COMPENSATION TABLES
(2)These amounts represent the number of PRSUs that may vest depending on attainment of performance targets. The amount in the “Threshold” column shows the number of shares that will be paid out, assuming the Company achieves the minimum performance levels required for a payment of shares for each metric. Performance targets and target awards are described under “Compensation Discussion and Analysis — Determination of Annual Equity Incentive Compensation.” RSUs are credited with dividend equivalents and upon vesting are included in the stock distributed to recipients.
(3)These amounts represent time based-vesting RSUs. RSUs are credited with dividend equivalents and upon vesting are included in the stock distributed to recipients. The terms of these grants are described under “Compensation Discussion and Analysis — Determination of Annual Equity Incentive Compensation.”
(4)Includes the grant date fair value for each award computed in accordance with FASB ASC Topic 718. The grant date fair value of the RSUs granted on February 24, 2025 is based on the Company’s closing stock price on the date of grant of $19.05. The grant date fair value of the RSUs granted on March 3, 2025 and the PRSUs granted on March 3, 2025, with the cumulative adjusted EPS metric, is based on the Company’s closing stock price on the date of grant of $15.99. The grant date fair value of the PRSUs granted on March 3, 2025 with the market-based metric of relative TSR uses the Monte Carlo Simulation method with a value $17.63. The grant date fair value of the stock options granted on March 3, 2025 uses the Black-Scholes option pricing model with a value of $3.746411. The grant date fair value of the RSUs granted on May 22, 2025 is based on the Company’s closing stock price on the date of grant of $15.85. The grant date fair value of the RSUs granted on May 30, 2025 and the PRSUs granted on May 30, 2025, with the cumulative adjusted EPS metric, is based on the Company’s closing stock price on the date of grant of $15.98. The grant date fair value of the PRSUs granted on May 30, 2025 with the market-based metric of relative TSR uses the Monte Carlo Simulation method with a value $19.24. The grant date fair value of the stock options granted on May 30, 2025 uses the Black-Scholes option pricing model with a value of $3.890197. The grant date fair value of the PRSUs granted on August 8, 2025, with the cumulative adjusted EPS metric, is based on the Company’s closing stock price on the date of grant of $12.96. The grant date fair value of the stock options granted on August 8, 2025 uses the Black-Scholes option pricing model with a value of $2.921751. The grant date fair value of the 10% premium stock options granted on November 7, 2025 (i.e., options with an exercise price set at a 10% premium above the closing market price on the date of grant) uses the Black-Scholes option pricing model with a value of $2.121246 and the Black-Scholes option pricing model with a value of $2.405824. Assumptions used in the calculation of these amounts are similar to those included in Note 15, Equity, to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

66	DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES
Outstanding Equity Awards at Fiscal Year End

Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1)(#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Stock Units That Have Not Vested(3) (#)	Market Value of Stock Units That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested(6) ($)

Daniel T. Scavilla
One-Time Equity Grants	—	1,102,600	1,102,600	12.96	8/8/2035
						3,500	40,004
						14,199	162,293
								250,074	2,858,352
	—	1,102,600	1,102,600			17,699	202,296	250,074	2,858,352

Simon D. Campion
Annual Equity Grants								51,398	587,483
								12,850	146,876
								36,942	422,249
								9,235	105,560
								25,865	295,632
								6,466	73,908
	—	—	—			—	—	142,757	1,631,708

Matthew E. Garth
Annual Equity Grants								9,780	111,788
								2,445	27,947
	—	—	—			—	—	12,225	139,734

Robert (Tony) A. Johnson
Annual Equity Grants	8,700	—	8,700	30.21	11/29/2032
	17,267	8,633	25,900	38.74	3/3/2033
	10,867	21,733	32,600	33.28	3/4/2034
	—	363,000	363,000	15.99	3/3/2035
								14,453	165,202
								3,614	41,304
								16,573	189,428
								4,143	47,354
								43,452	496,658
								10,864	124,170
						3,011	34,415
						6,905	78,925
						36,210	413,886

One-Time Equity Grants	—	417,200	417,200	11.18	11/7/2035
	—	471,400	471,400	12.30	11/7/2035
	36,834	1,281,966	1,318,800			46,126	527,226	93,099	1,064,116

DENTSPLY SIRONA INC. – Proxy Statement	67

EXECUTIVE COMPENSATION TABLES

Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1)(#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Stock Units That Have Not Vested(3) (#)	Market Value of Stock Units That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested(6) ($)

Andrea L. Frohning
Annual Equity Grants	7,534	15,066	22,600	33.28	3/4/2034
	—	207,500	207,500	15.99	3/3/2035
								11,474	131,151
								2,868	32,782
								24,830	283,806
								6,208	70,955
						4,781	54,643
						20,692	236,511

One-Time Equity Grants	16,334	8,166	24,500	38.47	8/9/2033
								13,340	152,481
								3,335	38,117
						2,779	31,764
	23,868	230,732	254,600			28,252	322,919	62,055	709,291

Richard C. Rosenzweig
Annual Equity Grants	20,534	10,266	30,800	38.74	3/3/2033
	12,967	25,933	38,900	33.28	3/4/2034
	—	350,100	350,100	15.99	3/3/2035
								17,233	196,968
								4,308	49,242
								19,760	225,858
								4,940	56,459
								41,901	478,931
								10,475	119,727
						3,590	41,030
						8,233	94,106
						34,917	399,102

One-Time Equity Grants						13,895	158,823
	33,501	386,299	419,800			60,635	693,060	98,616	1,127,185

(1)Options granted become exercisable over a period of three years after the date of grant at the rate of one-third per year (other than the options granted to Mr. Johnson on November 7, 2025, which all become exercisable on November 7, 2028), except in the case of death, disability or qualified retirement. Upon death, disability or qualified retirement, options granted prior to 2024 become immediately exercisable. Options granted in 2024 and thereafter continue to vest per the remaining grant term upon death, disability or qualified retirement and the option shares are pro-rated if the date of death, disability or qualified retirement occurs less than twelve months from the grant date. The non-exercisable stock options with the following expiration dates vested or will vest as indicated below:

68	DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES
Options granted to Messrs. Scavilla, Campion, Garth, Johnson, and Rosenzweig and Ms. Frohning vested or will vest as follows, as applicable:

Expiration Date	Vesting Schedules

11/29/2032	The remaining one-third vested November 29, 2025.
3/3/2033	One-third vested March 3, 2024, one-third vested March 3, 2025 and the remaining one-third will vest March 3, 2026.
8/9/2033	One-third vested August 9, 2024, one-third vested August 9, 2025 and the remaining one-third will vest August 9, 2026.
3/4/2034	One-third vested March 4, 2025, one-third will vest March 4, 2026 and the remaining one-third will vest March 4, 2027.
3/3/2035	One-third will vest March 3, 2026, one-third will vest March 3, 2027 and the remaining one-third will vest March 3, 2028.
5/30/2035	Equity grant of stock options was forfeited in its entirety.
8/8/2035	One-third will vest August 1, 2026, one-third will vest August 1, 2027 and the remaining one-third will vest August 1, 2028.
11/7/2035	Full award will cliff-vest on November 7, 2028.
(2)Stock options generally expire ten years after the grant date.
(3)RSUs restrictions lapse and the units convert to shares of stock based on the schedules below, except in the case of death, disability or qualified retirement, as applicable. Upon death, disability or qualified retirement, RSUs granted prior to 2024 become immediately exercisable. RSUs granted in 2024 and thereafter continue to vest per the remaining grant term upon death, disability or qualified retirement and the shares are pro-rated if the date of death, disability or qualified retirement occurs less than twelve months from the grant date. The number of RSUs include dividend equivalent rights that have accrued for dividends payable and are subject to the same conditions and vesting periods as the RSUs originally granted.
For Mr. Scavilla, RSUs with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules

2/24/2025	Board of Director equity grant of RSUs will vest February 24, 2026.
5/22/2025	Board of Director equity grant of RSUs will vest May 22, 2026.
For Mr. Campion, RSUs with the following grant dates vested or were forfeited as indicated below:

Grant Date	Vesting Schedules

11/15/2022	One-time equity grant of RSUs remaining one-third vested July 28, 2025.
3/3/2023	Annual equity grant of RSUs vested one-third March 3, 2024, one-third vested March 3, 2025 and the remaining one-third was forfeited.
3/4/2024	Annual equity grant of RSUs vested one-third March 4, 2025, and the remaining two-thirds were forfeited.
For Mr. Garth, RSUs with the following grant dates were forfeited as indicated below:

Grant Date	Vesting Schedules

5/30/2025	Annual equity grant of RSUs was forfeited in its entirety.

DENTSPLY SIRONA INC. – Proxy Statement	69

EXECUTIVE COMPENSATION TABLES
For Mr. Johnson, RSUs with the following grant dates vested or will vest as indicated below:

Grant Date	Vesting Schedules

11/29/2022	One-time equity grant of RSUs remaining one-third vested November 29, 2025.
11/29/2022	Annual equity grant of RSUs remaining one-third vested November 29, 2025.
3/3/2023	Annual equity grant of RSUs vested one-third March 3, 2024, one-third vested March 3, 2025 and the remaining one-third will vest March 3, 2026.
3/4/2024	Annual equity grant of RSUs vested one-third March 4, 2025, one-third will vest March 4, 2026 and the remaining one-third will vest March 4, 2027.
3/3/2025	Annual equity grant of RSUs will vest one-third March 3, 2026, one-third will vest March 3, 2027 and the remaining one-third will vest March 3, 2028.
For Ms. Frohning, RSUs with the following grant dates vested or will vest as indicated below:

Grant Date	Vesting Schedules

8/9/2023	One-time equity grant of RSUs vested one-third August 9, 2024, one-third vested August 9, 2025 and the remaining one-third will vest August 9, 2026.
3/4/2024	Annual equity grant of RSUs vested one-third March 4, 2025, one-third will vest March 4, 2026 and the remaining one-third will vest March 4, 2027.
3/3/2025	Annual equity grant of RSUs will vest one-third March 3, 2026, one-third will vest March 3, 2027 and the remaining one-third will vest March 3, 2028.
For Mr. Rosenzweig, RSUs with the following grant dates vested, will vest or were forfeited as indicated below:

Grant Date	Vesting Schedules

3/3/2023	Annual equity grant of RSUs vested one-third March 3, 2024, one-third vested March 3, 2025 and the remaining one-third will vest March 3, 2026.
3/3/2023	One-time equity grant of RSUs vested one-third March 3, 2024, one-third vested March 3, 2025 and the remaining one-third will vest March 3, 2026.
3/4/2024	Annual equity grant of RSUs vested one-third March 4, 2025, one-third will vest March 4, 2026 and the remaining one-third was forfeited.
3/3/2025	Annual equity grant of RSUs will vest one-third March 3, 2026, and the remaining two-thirds were forfeited.
(4)The market value represents the number of RSUs granted and the associated dividend equivalent rights, multiplied by the Company’s December 31, 2025 closing stock market price on Nasdaq of $11.43.
(5)Includes annual PRSU grants at target (prior to attainment), which are subject to three (3) year cliff vesting. Restrictions lapse and the units convert to shares of stock three years after the date of grant or when attainment is known, and that a performance objective is met, except in the case of death or disability. Upon death or disability, PRSUs granted prior to 2024 become immediately exercisable. PRSUs granted in 2024 and 2025 continue to vest per the remaining grant term upon death, disability or qualified retirement and the shares are pro-rated if the date of death, disability or qualified retirement occurs less than twelve months from the grant date. The number of PRSUs include dividend equivalent rights that have accrued for dividends payable and are subject to the same conditions and vesting periods as the PRSUs originally granted. PRSUs are shown at the target amount including the accrued dividend equivalent rights for the grants made November 29, 2022, March 3, 2023, August 9, 2023, March 4, 2024, March 3, 2025, May 30, 2025 and August 8, 2025, as applicable.
(6)The market value represents the number of PRSUs granted at the target amount and the associated dividend equivalent rights, multiplied by the Company’s December 31, 2025 closing stock market price on Nasdaq of $11.43.

70	DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES
Options Exercises and Stock Vested
The following table sets forth the actual value received by the NEOs upon exercise of stock options or vesting of stock awards in 2025.

	Option Awards(1)		Stock Awards(2)

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Daniel T. Scavilla	—	—	—	—
Simon D. Campion	—	—	109,090	1,744,007
Matthew E. Garth	—	—	—	—
Robert (Tony) A. Johnson	—	—	38,027	463,431
Andrea L. Frohning	—	—	5,055	71,593
Richard C. Rosenzweig	—	—	20,900	332,598
(1)None of the NEOs exercised stock options in 2025.
(2)The amounts shown are calculated based on the closing price of a share of the Company’s common stock market price on Nasdaq on the date of vesting.

DENTSPLY SIRONA INC. – Proxy Statement	71

EXECUTIVE COMPENSATION TABLES
Non-Qualified Deferred Compensation

Name	Plan Name	Executive Contributions (1,2) ($)	Registrant Contributions(3) ($)	Aggregate Earnings(4,5) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance ($)

Daniel T. Scavilla	Supplemental Executive Retirement Plan	—	40,632	—	—	40,632
	Dentsply Sirona Inc. Supplemental Savings Plan(6)	—	—	—	—	—

Simon D. Campion	Supplemental Executive Retirement Plan	—	—	(93,134)	—	155,642
	Dentsply Sirona Inc. Supplemental Savings Plan	61,008	—	35,762	—	354,658

Matthew E. Garth	Supplemental Executive Retirement Plan	—	—	—	—	—
	Dentsply Sirona Inc. Supplemental Savings Plan	—	—	—	—	—

Robert (Tony) A. Johnson	Supplemental Executive Retirement Plan	—	67,192	(20,665)	—	173,673
	Dentsply Sirona Inc. Supplemental Savings Plan	—	—	—	—	—

Andrea L. Frohning	Supplemental Executive Retirement Plan	—	51,715	(11,678)	—	112,864
	Dentsply Sirona Inc. Supplemental Savings Plan	—	—	—	—	—

Aldo M. Denti	Supplemental Executive Retirement Plan	—	9,480	—	—	9,480
	Dentsply Sirona Inc. Supplemental Savings Plan	—	—	—	—	—

Richard C. Rosenzweig	Supplemental Executive Retirement Plan	—	63,939	(41,949)	—	134,153
	Dentsply Sirona Inc. Supplemental Savings Plan	—	—	—	—	—
(1)The SERP is fully funded by the Company; therefore, participants cannot contribute funds to the SERP.
(2)The SSP is funded by participant contributions. The amounts shown include salary and fiscal 2024 AIP payments deferred during fiscal 2025.
(3)Amounts represent unfunded credits allocated to participants’ SERP accounts for 2025. They are included in the “All Other Compensation” column in the Summary Compensation Table.
(4)Participants in the SERP can elect to have these benefits administered as savings with interest or stock unit accounts with dividend equivalents, with stock units being distributed in the form of common stock at the time of distribution. The amounts represent unfunded interest, depreciation, appreciation, and/or dividend credits allocated to participants’ accounts in 2025. Earnings are calculated using market rates. For this reason, these amounts are not reported in the “All Other Compensation” column in the Summary Compensation Table for Fiscal Year ended December 31, 2025. Earnings are not reported to the Internal Revenue Service until withdrawn.
(5)Participants in the SSP can allocate contributions to reference investment alternatives, which serve as an index to determine changes in account value. The amounts represent unfunded interest, depreciation, appreciation, and/or dividend credits allocated to participants’ accounts in 2025. Earnings are calculated using market rates associated with the selected investments. For this reason, these amounts are not reported in the “All Other Compensation” column in the Summary Compensation Table for Fiscal Year ended December 31, 2025. Earnings are not reported to the Internal Revenue Service until distributed.
(6)Refer to the “Compensation Discussion and Analysis — Supplemental Executive Retirement Plan and Supplemental Savings Plan” for a description of the SERP and the SSP.

72	DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES
Employment Agreements/Offer Letters and Potential Payments Upon Termination or Change in Control
Dentsply Sirona has entered into employment agreements or offer letters with all of the NEOs who were in office during 2025. The following is a discussion of the material terms of such NEOs’ employment agreements or offer letters for our NEOs employed during 2025, with annual base salary and annual equity incentive award targets updated to reflect current values:
General Terms

Name of Executive Officer	Effective Date	Term	Annual Base Salary	Cash Signing Bonus	Non-Equity Incentive	Equity Incentive	Benefits	Non- compete/ non-solicit

Daniel T. Scavilla	8/1/2025	3 years with 12 month renewals unless terminated	$1,030,000 (subject to periodic review)	Cash payment of $929,315 and $150,000 relocation bonus	135% target bonus pro‑rated for length of service in 2025
Annual equity incentive awards with target of $7,750,000 grant date fair value, the final value, type, and terms of which will be determined by Compensation & Human Capital Committee of the Board.
For 2025, one-time award with target of $6,400,000 grant date fair value in 50% stock options and 50% PRSUs based on financial metrics.
							Participation in Company plans.	2 years

Simon D. Campion	9/12/2022	3 years with 24 month renewals unless terminated	$1,030,000 (subject to periodic review)	N/A	125% target bonus pro‑rated for length of service in 2022
“Make-whole” equity grant with fair value of $7,000,000 vesting ratably after three years subject to continued employment.
Annual equity incentive awards with target of $6,520,000 grant date fair value, the final value, type, and terms of which will be determined by Compensation & Human Capital Committee of the Board.
							Participation in Company plans.	2 years

Matthew E. Garth	5/30/2025	N/A	$800,000 (subject to periodic review)	N/A	85%	Annual equity incentive awards with target of $2,750,000 grant date fair value, the final value, type, and terms of which will be determined by Compensation & Human Capital Committee of the Board.	Participation in Company plans	2 years

Robert (Tony) A. Johnson	11/28/2022	N/A	$582,063 (subject to periodic review)	Cash payment of $1,000,000	70%
Annual equity incentive awards with target of $1,500,000 grant date fair value, the final value, type, and terms of which will be determined by Compensation & Human Capital Committee of the Board.
For 2022, one-time award with target of $2,300,000 grant date fair value in time-based RSUs
							Participation in Company plans	2 years

DENTSPLY SIRONA INC. – Proxy Statement	73

EXECUTIVE COMPENSATION TABLES

Name of Executive Officer	Effective Date	Term	Annual Base Salary	Cash Signing Bonus	Non-Equity Incentive	Equity Incentive	Benefits	Non- compete/ non-solicit

Andrea L. Frohning	7/17/2023	N/A	$488,014 (subject to periodic review)	Cash payment of $410,000	70%
For 2023, one-time award with target of $1,200,000 grant date fair value, consisting of 25% in time-based RSUs, 25% in stock options and 50% in PRSUs.
Annual equity incentive awards with target of $900,000 grant date fair value, the final value, type, and terms of which will be determined by Compensation & Human Capital Committee of the Board.
							Participation in Company plans.	2 years

Aldo M. Denti	10/06/2025	N/A	$790,000 (subject to periodic review)	Cash payment of $1,150,000	85%	Annual equity incentive awards with target of $2,000,000 grant date fair value, the final value, type, and terms of which will be determined by Compensation & Human Capital Committee of the Board.	Participation in Company plans.	2 years

Richard C. Rosenzweig	2/27/2023	N/A	$606,320 (subject to periodic review)	Cash payment of $250,000	75%
Annual equity incentive awards with target of $1,700,000 grant date fair value, the final value, type, and terms of which will be determined by Compensation & Human Capital Committee of the Board.
For 2023, one-time award with target of $1,500,000 grant date fair value in time-based RSUs
							Participation in Company plans.	2 years

74	DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES
Payments Upon Termination and/or Change of Control
Below is a summary of potential payments owed to the NEOs upon termination and/or change in control pursuant to their respective employment agreements or offer letters, as applicable, in connection with any applicable Company plan or plans, including the Severance Plan. According to the employment agreement of Mr. Scavilla, all such payments except for those listed under “Payments Made Upon Termination” below are subject to the signing and not revoking of a general release of claims. Additionally, in the case of Mr. Scavilla, payments listed under “Payments Made Upon a Non-COC Qualified Termination” and those listed under “Payments Made Upon a COC-Qualified Termination” are additionally subject to the signing and not revoking of a separation agreement on or before the 50th day following separation from service.
Payments Made Upon Termination
Each of Mr. Scavilla, Mr. Johnson, Ms. Frohning and Mr. Denti (the “Current NEOs”) would be entitled to receive amounts previously earned and unpaid during his or her employment, regardless of the reason for the termination of employment. Those amounts include:
1.any unpaid portion of the executive’s annual base salary earned through the date of termination;
2.any earned but unpaid annual incentive payout for the prior fiscal year, except in the case of a termination of executive’s employment for Cause;
3.any reasonable travel and business expenses incurred in the performance of such executive’s duties to the Company;
4.any amounts or benefits accrued under any employee benefit plans, programs or arrangements, payable in accordance with the terms thereof, including:
a.vested stock options could be exercised within 90 days of termination;
b.lump sum distributions would be made for amounts accrued and vested through the ESOP;
c.distributions would be made for amounts accrued and vested through the SERP and SSP; and
5.any accrued but unused paid time off.
Payments Made Upon Retirement
In addition to the items listed above, each Current NEO would be entitled to the following in the event of a “qualified retirement.”:
Awards prior to 2024 under the 2016 Plan (which defines “qualified retirement” as age sixty-five):
1.Awards with only a time qualification for vesting will fully vest on the date of retirement;
2.Awards having any performance criteria will fully vest at target on the date of retirement; and
3.Options will fully vest on the date of retirement.
2024 awards under the 2016 Plan and awards under the 2024 Plan (which defines “qualified retirement” as minimum age fifty-five, minimum five years of service and a minimum of sixty-five points based on age plus years of service, with six months advanced written notice of intent to retire):
1.Awards with only a time qualification for vesting will continue to vest per the remaining grant term and the shares will be pro-rated if the qualified retirement occurs less than twelve months from the grant date;
2.Awards having any performance criteria will continue to vest per the remaining grant term at actual performance attainment and the shares will be pro-rated if the qualified retirement occurs less than twelve months from the grant date;
3.Options will continue to vest per the remaining grant term and the option shares will be pro-rated if the qualified retirement occurs less than twelve months from the grant date.
Termination for Cause
Notwithstanding the foregoing items, if an NEO is determined to have been terminated for Cause (as defined in the Severance Plan and described above in the "Key Employee Severance Benefits Plan" section), such NEO would not be entitled to the post-termination benefits described herein. In addition, all of such NEO’s outstanding unvested awards would terminate.

DENTSPLY SIRONA INC. – Proxy Statement	75

EXECUTIVE COMPENSATION TABLES
Payments Made Upon a Non-COC Qualified Termination
If Mr. Scavilla (A) resigns for “Good Reason” (as defined in the Severance Plan and described above in the "Key Employee Severance Benefits Plan" section) or (B) is involuntarily terminated by the Company without “Cause” (as defined in the Severance Plan and described above in the "Key Employee Severance Benefits Plan" section) (each, a “Non-COC Qualified Termination”), subject to signing a general release of claims, Mr. Scavilla would be entitled to receive severance pay equal to:
1. 2.0 times the sum of: (i) his annual base salary; (ii) his annual target bonus for the fiscal year including the date of termination; and (iii) 12 months of applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post-employment basis which are based on his active insurance coverage elections at the date of termination;
2.a prorated AIP payment, if any, payable in the normal course with other executives based upon the actual achievement of performance targets for the fiscal year including the date of termination, and
3.for any equity-compensation awards held pursuant to the 2016 Plan or the 2024 Plan, if such awards provide for accelerated vesting in the event of termination without Cause, then such awards are also deemed to accelerate vesting in the event of a resignation with Good Reason (as defined in the Severance Plan).
Upon a Non-COC Qualified Termination of any of the Current NEOs other than Mr. Scavilla, subject to signing a general release of claims, such Current NEO would be entitled to receive severance equal to:
1. 1.0 times the sum of: (i) his or her annual base salary; (ii) his or her annual target bonus for the fiscal year including the date of termination; and (iii) 12 months of applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post-employment basis which are based on his or her active insurance coverage elections at the date of termination;
2.a prorated AIP payment, if any, payable in the normal course with other executives based upon the actual achievement of performance targets for the fiscal year including the date of termination; and
3.for any equity-compensation awards held pursuant to the 2016 Plan or the 2024 Plan, if such awards provide for accelerated vesting in the event of termination without Cause, then such awards are also deemed to accelerate vesting in the event of a resignation with Good Reason (as defined in the Severance Plan).
Payments Made Upon a COC Qualified Termination
If Mr. Scavilla (A) resigns for “Good Reason” (as defined in the Severance Plan and described above in the "Key Employee Severance Benefits Plan" section) or (B) is involuntarily terminated by the Company without “Cause” (as defined in the Severance Plan and described above in the "Key Employee Severance Benefits Plan" section ) on, or within 24 months following, the date of closing of a “Change of Control” (as defined in the Severance Plan) (a “COC Qualified Termination”), subject to signing a general release of claims, Mr. Scavilla would be entitled to receive severance pay equal to:
1. 3.0 times the sum of: (i) his annual base salary; (ii) his annual target bonus for the fiscal year including the date of termination; and (iii) 12 months of applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post-employment basis which are based on his active insurance coverage elections at the date of termination;
2.a prorated amount of his target bonus for the fiscal year including the date of termination; and
3.for any equity-compensation awards held pursuant to the 2016 Plan or the 2024 Plan, if such awards provide for accelerated vesting or deemed full satisfaction of any performance conditions in the event of a “change in control” (as defined in the 2016 Plan or the 2024 Plan, as applicable), then “Good Reason” for purposes of accelerated vesting or deemed satisfaction of performance under the 2016 Plan or the 2024 Plan, respectively, shall instead be determined under the definition of “Good Reason” under the Severance Plan.

76	DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES
Upon a COC Qualified Termination of any of the Current NEOs other than Mr. Scavilla, subject to signing a general release of claims, such Current NEO would be entitled to receive severance equal to:
1. 2.0 times the sum of: (i) his or her annual base salary; (ii) his or her annual target bonus for the fiscal year including the date of termination; and (iii) 12 months of applicable monthly COBRA charges for continuation of medical, dental and vision insurances on a post-employment basis which are based on his or her active insurance coverage elections at the date of termination;
2.a prorated amount of his or her target bonus for the fiscal year including the date of termination; and
3.for any equity-compensation awards held pursuant to the 2016 Plan or the 2024 Plan, if such awards provide for accelerated vesting or deemed full satisfaction of any performance conditions in the event of a “change in control” (as defined in the 2016 Plan or the 2024 Plan. as applicable), then “Good Reason” for purposes of accelerated vesting or deemed satisfaction of performance under the 2016 Plan or the 2024 Plan, respectively, shall instead be determined under the definition of "Good Reason" under the Severance Plan. Further, pursuant to the 2016 Plan and the 2024 Plan, all unvested or unexercisable equity-compensation awards held pursuant to such plans will become fully vested and exercisable and any applicable restrictions, deferral limitations, payment conditions and forfeiture conditions will lapse, (with performance-based awards deemed achieved at target level of performance).
Further, in the event of a Change in Control (as defined in the SERP), each Current NEO would be entitled to receive the value of his Dentsply Sirona Contribution Account in a single lump-sum payment no later than sixty (60) days after the effective date of such Change in Control (as defined in the SERP).
Termination Upon Death or Disability
If Mr. Scavilla separates from the Company due to death or disability, except in the case of termination for Cause or by Mr. Scavilla without Good Reason, Mr. Scavilla or his estate or beneficiaries would be entitled, in addition to the payments and benefits set forth above under “Payments Made Upon Termination” to any earned but unpaid AIP payout for the prior fiscal year. In addition, pursuant to Mr. Scavilla’s employment agreement, he (or his estate or beneficiaries) would be entitled to a prorated portion of the AIP payout for the fiscal year of such termination based on the actual performance of the Company.
If any of the NEOs separates from the Company due to death or disability, then pursuant to the award agreements of awards made prior to 2024 under the 2016 Plan:
1.Awards with only a time qualification for vesting will fully vest on the date of death or disability;
2.Awards having any performance criteria will fully vest at target on the date of death or disability; and
3.Options will fully vest on the date of death or disability.
If any of the NEOs separates from the Company due to death or disability, then pursuant to the award agreements of awards made under the 2024 Plan and awards made in 2024 under the 2016 Plan:
1.For RSUs, if the award grant date is more than 12 months from the date of death or disability, RSUs will continue to vest per the remaining grant term, and if the award grant date is less than 12 months from the date of death or disability, a pro-rated number of RSUs based on the number of whole months the NEO was employed from the grant date would continue to vest per the remaining grant term;
2.For PRSUs, if the award grant date is more than 12 months from the date of death or disability, PRSUs will vest per the remaining grant term based on actual performance, and if the award grant date is less than 12 months from the date of death or disability, a pro-rated number of PRSUs based on the number of whole months the NEO was employed from the grant date and based on actual performance, would vest per the remaining grant term; and
3.For stock options, if the award grant date is more than 12 months from the date of death or disability, the stock options will continue to vest per the remaining grant term and remain exercisable during the term of the stock option as if no termination of employment occurred, and if the award grant date is less than 12 months from the date of death or disability, a pro-rated number of stock options based on the number of whole months the NEO was employed from the grant date would continue to vest per the remaining grant term.
Further, in the event death or disability, each of the Current NEOs would be entitled to full vesting of their SERP accounts. Upon an NEO’s death, their estate or beneficiary would be entitled to certain payments under a basic life and accidental death and dismemberment insurance policy.

DENTSPLY SIRONA INC. – Proxy Statement	77

EXECUTIVE COMPENSATION TABLES
Certain Adjustments in Payments to Named Executive Officers
If any payment or benefit as described above due under the employment agreements or otherwise would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, the following applies for Mr. Scavilla:
1.the amounts otherwise payable and benefits otherwise due will either (i) be delivered in full, or (ii) be limited to the minimum extent necessary to ensure that no portion thereof will fail to be tax-deductible to the Company by reason of Section 280G of the Internal Revenue Code, whichever of the foregoing amounts, taking into account the applicable federal, state or local income and employment taxes and the excise tax imposed under Section 4999 of the Internal Revenue Code, results in the receipt by Mr. Scavilla, on an after-tax basis, of the greatest amount of benefits, notwithstanding in the case of (i) above that some portion of the value of such payments or benefits may be non-deductible under Section 280G of the Code and subject to excise tax imposed under Section 4999 of the Internal Revenue Code.
2.In general, in the event that the payments and/or benefits are to be reduced pursuant to (1)(ii) above, such payments and benefits will be reduced such that the reduction of cash compensation to be provided to Mr. Scavilla is minimized.
Estimated Payments Payable to a NEO Upon Termination or Change in Control
The following tables contain estimated potential payments that may be due to a NEO should termination of employment or change in control occur. These amounts assume that the date of termination was December 31, 2025 and include actual amounts earned through that time and estimates of amounts which would have been paid as of such date. The common stock price was assumed to remain at $11.43 per share, the closing price on December 31, 2025, the last trading day of fiscal year 2025. Although the calculations are intended to provide reasonable estimates of potential payments, they are based on assumptions and may not represent the actual amount an NEO would receive upon termination of employment under the applicable circumstances. Actual amounts to be paid may differ and can only be determined in the event of and at the time of an executive officer’s termination of employment. The payments listed represent the incremental amounts due to the NEO that exceed what the NEO would have received without the termination, change in control or death. Not included in these tables are the following payments to which the NEOs are already entitled and which have been reported in previous sections of this proxy:
•amounts previously earned under the Company’s non-equity annual incentive plans; and
•the exercise of outstanding vested options (reported in the “Outstanding Equity Awards at Fiscal Year End” table).
Daniel T. Scavilla

	Non-COC Qualified Termination ($)	COC Qualified Termination ($)	Death or Disability ($)

Salary	2,060,000	3,090,000	—
Non Equity Incentive Compensation Plan	2,781,000	4,171,500	—
Stock Options	—	—	—
Stock Awards & Dividends	133,130	2,991,481	133,130
401(k)	—	—	—
Supplemental Executive Retirement Plan	—	40,632	40,632
Medical, Dental and Vision Insurances	65,104	97,655	—
Basic Life and Accidental Death and Dismemberment Insurance	—	—	1,000,000
Total	5,039,234	10,391,269	1,173,762

78	DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES
Robert (Tony) A. Johnson

	Non-COC Qualified Termination ($)	COC Qualified Termination ($)	Death or Disability ($)

Salary	582,063	1,164,127	—
Non Equity Incentive Compensation Plan	407,444	814,889	—
Stock Options	—	104,300	78,225
Stock Awards & Dividends	—	1,591,342	630,260
401(k)	—	—	—
Supplemental Executive Retirement Plan	—	173,673	173,673
Medical, Dental and Vision Insurances	32,351	64,702	—
Basic Life and Accidental Death and Dismemberment Insurance	—	—	873,000
Total	1,021,858	3,913,032	1,755,158
Andrea L. Frohning

	Non-COC Qualified Termination ($)	COC Qualified Termination ($)	Death or Disability ($)

Salary	488,014	976,028	—
Non Equity Incentive Compensation Plan	341,610	683,220	—
Stock Options	—	—	—
Stock Awards & Dividends	—	1,032,210	454,389
401(k)	—	—	—
Supplemental Executive Retirement Plan	—	112,864	112,864
Medical, Dental and Vision Insurances	29,196	58,392	—
Basic Life and Accidental Death and Dismemberment Insurance	—	—	732,000
Total	858,820	2,862,714	1,299,253
Aldo M. Denti

	Non-COC Qualified Termination ($)	COC Qualified Termination ($)	Death or Disability ($)

Salary	790,000	1,580,000	—
Non Equity Incentive Compensation Plan	671,500	1,343,000	—
Stock Options	—	—	—
Stock Awards & Dividends	—	—	—
401(k)	—	—	—
Supplemental Executive Retirement Plan	—	9,480	9,480
Medical, Dental and Vision Insurances	—	—	—
Basic Life and Accidental Death and Dismemberment Insurance	—	—	1,000,000
Total	1,461,500	2,932,480	1,009,480

DENTSPLY SIRONA INC. – Proxy Statement	79

EXECUTIVE COMPENSATION TABLES
Simon D. Campion
The departure of Mr. Campion was effective as of July 31, 2025. The following is a summary of actual termination benefits for Mr. Campion.

Termination by Company without Cause ($)

Salary	2,060,000
Non Equity Incentive Compensation Plan	3,068,553
Stock Options	—
Stock Awards & Dividends (1)	1,276,890
401(k)	—
Supplemental Executive Retirement Plan	—
Medical, Dental and Vision Insurances	64,000
Basic Life and Accidental Death and Dismemberment Insurance	—
Total	6,469,443
(1)The amount reported under “Stock Awards & Dividends” reflects the value of the unvested time-based restricted share units granted on November 15, 2022 and related dividend equivalents that vested pursuant to Mr. Campion’s separation agreement. This amount does not include the performance restricted share units that remained eligible to continue vesting and to settle in accordance with the applicable award agreements based on actual performance.
Matthew E. Garth
The departure of Mr. Garth was effective as of November 5, 2025. The following is a summary of actual termination benefits for Mr. Garth.

Termination by Company without Cause ($)

Salary	1,200,000
Non Equity Incentive Compensation Plan	—
Stock Options	—
Stock Awards & Dividends (1)	—
401(k)	—
Supplemental Executive Retirement Plan	—
Medical, Dental and Vision Insurances	32,430
Basic Life and Accidental Death and Dismemberment Insurance	—
Total	1,232,430
(1)Mr. Garth remained eligible to earn a prorated portion of his May 30, 2025 PRSU award, equal to 5/36ths of the number of PRSUs earned based on actual performance for the applicable performance period. No amount is reflected above for such prorated PRSUs because any payout remained contingent on actual performance and the terms of the applicable separation arrangement. All other unvested equity awards were forfeited and canceled.

80	DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES
Richard C. Rosenzweig
Mr. Rosenzweig ceased to be an executive officer of the Company effective as of October 3, 2025, and, pursuant to his transition, separation and release of claims agreement, transitioned to service as Special Legal Advisor from October 4, 2025 through March 4, 2026. The following is a summary of the separation benefits provided to Mr. Rosenzweig in connection with that transition and separation.

Termination by Company without Cause ($)

Salary	606,320
Non Equity Incentive Compensation Plan	754,868
Stock Options	—
Stock Awards & Dividends	—
401(k)	—
Supplemental Executive Retirement Plan	—
Medical, Dental and Vision Insurances	32,309
Basic Life and Accidental Death and Dismemberment Insurance	—
Total	1,393,497

DENTSPLY SIRONA INC. – Proxy Statement	81

EXECUTIVE COMPENSATION TABLES
CEO Pay Ratio Disclosure
As permitted under the SEC rules, in 2025, we used annual gross wages as our consistently applied compensation measure to determine our median employee, who was an employee within the Commercial function located in Germany. We selected a determination date of December 31, 2025 to determine our employee workforce. We annualized pay for those who commenced work during 2025. We used a valid statistical sampling methodology to identify the median gross wages. Then, we identified employees who we expected were paid within a 2% range of that median value. We selected the median employee from that group and determined their total compensation was $59,738 (50,859 EUR) in 2025.
Mr. Scavilla’s total compensation for the fiscal year ended December 31, 2025, as shown on the Summary Compensation Table, was $8,760,139. For purposes of the CEO pay ratio disclosure, however, the Company calculated Mr. Scavilla's annual total compensation on an annualized basis for the period during which he served as President and Chief Executive Officer, excluding all compensation received in his capacity as a non-executive director of the Company prior to his appointment as President and Chief Executive Officer. On that basis, Mr. Scavilla's annualized CEO-period total compensation was $11,005,050 which included an annualized base salary of $1,030,000, equity awards with a total grant date fair value of $7,750,000 (reflecting the target annual equity award to which he would have been entitled had he served as President and Chief Executive Officer for the full year), an annualized AIP amount of $1,042,875, a $1,079,315 total cash signing bonus and an annualized defined contribution plan amount of $102,860. Based on the foregoing, our estimate of the ratio of the annual total compensation Mr. Scavilla received in his position as our President and Chief Executive Officer, calculated on an annualized basis, to the median of the annual total compensation of all other employees was 184 to 1.
Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

82	DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES
Pay Versus Performance
The following table presents the Summary Compensation Table totals of our Principal Executive Officer (“PEO”) and the average of our other NEOs (“Other NEOs”) as well as their “compensation actually paid” for the past five fiscal years ending December 31, 2025, calculated in accordance with SEC rules.

	Summary Compensation Table Total for Current PEO[1,7] ($)	Compensation Actually Paid to Current PEO[1,8] ($)	Summary Compensation Table Total for 2022 First PEO[4,5] ($)	Compensation Actually Paid to 2022 First PEO[4,5] ($)	Summary Compensation Table Total for 2022 Second PEO[4] ($)	Compensation Actually Paid to 2022 Second PEO[4] ($)	Summary Compensation Table Total for 2025 First PEO[2,3,7] ($)	Compensation Actually Paid to 2025 First PEO[2,3,8] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[6] ($)	Average Compensation Actually Paid to Non-PEO NEOs[6] ($)	Value of Initial Fixed $100 Investment Based on:

Year											Total Shareholder Return[9] ($)	Peer Group Total Shareholder Return[10] ($)	Net Income (billions)[11] ($)	Adjusted Earnings Per Share[12] ($)

2025	8,760,139	5,591,441	—	—	—	—	10,814,258	(593,108)	3,613,140	2,022,828	24	148	(0.598)	1.60
2024	—	—	—	—	—	—	8,683,952	(1,611,597)	2,849,495	(1,456,947)	39	129	(0.910)	1.67
2023	—	—	—	—	—	—	8,518,987	9,338,886	3,733,693	3,765,305	71	126	(0.132)	1.83
2022	—	—	7,784,078	(4,551,477)	6,999,995	7,150,311	7,552,435	7,664,113	4,911,944	2,986,155	62	124	(0.950)	2.09
2021	—	—	9,251,885	20,087,841	—	—	—	—	2,384,897	5,981,207	107	126	0.411	2.82
(1)Daniel T. Scavilla served as the second PEO in 2025. For purposes of this table, Mr. Scavilla is referred to as the “Current PEO.”
(2)In 2025, the PEOs included Simon D. Campion (2025 First PEO, former CEO) and Mr. Scavilla (Current PEO).
(3)Mr. Campion served as the PEO in 2023 and 2024.
(4)In 2022, the PEOs included Donald M. Casey, Jr. (2022 First PEO; former CEO), John P. Groetelaars (2022 Second PEO; former interim CEO) and Mr. Campion (2022 Third PEO, former CEO).
(5)Mr. Casey served as the PEO in 2021.
(6)The other NEOs for the applicable years were as follows:
(a)2025 Messrs. Matthew E. Garth (former Executive Vice President, Chief Financial Officer), Robert (Tony) A. Johnson (Senior Vice President Chief Supply Chain Officer), Aldo M. Denti (Executive Vice President, Chief Commercial Officer), and Richard C. Rosenzweig (Former Executive Vice President, General Counsel & Secretary), and Ms. Andrea L. Frohning (Senior Vice President, Chief Human Resources Officer).
(b)2024 and 2023: Messrs. Glen G. Coleman (former Executive Vice President, Chief Financial Officer), Andreas G. Frank (former Executive Vice President, Chief Business Officer), Rosenzweig, and R. Johnson.
(c)2022: Barbara Bodem (former interim Executive Vice President, Chief Financial Officer), Cherée H. Johnson (former Senior Vice President, Chief Legal Officer, General Counsel), Jorge M. Gomez (former Executive Vice President, Chief Financial Officer), Mr. Coleman, Mr. Frank and Cord F. Staehler (former Senior Vice President, Chief Technology Officer).
(d)2021: Mr. Gomez, Walter Petersohn (former Senior Vice President, Chief Commercial Officer), Keith J. Ebling (former Executive Vice President, General Counsel & Secretary) and Daniel P. Key (former Senior Vice President, Chief Supply Chain Officer).
(7)The dollar amounts reported in the Summary Compensation Table Total columns are the amounts of total compensation reported for the PEO or non-PEO NEOs for each corresponding year in the “Total” column of the “Summary Compensation Table.”
(8)The dollar amounts reported in the Compensation Actually Paid columns represent the amounts of “Compensation Actually Paid” to each respective PEO or non-PEO NEO, as computed in accordance with Item 402(v) of SEC Regulation S-K by taking the amount set forth in the “Total” column of the “Summary Compensation Table,” deducting the amounts set forth in the “Stock Awards” and “Option Awards” columns in the “Summary Compensation Table” and then including the equity award adjustment amount, as illustrated below for 2025.
(9)Total Shareholder Return (“TSR”) is calculated by dividing (i) the sum of: (a) the cumulative amount of dividends for the measurement period (which begins at the “measuring point” established by the market close on the last trading day before 2021, through and including the end of the fiscal year for which cumulative TSR of the Company or peer group cumulative TSR is being calculated), assuming dividend reinvestment, and (b) the difference between the Company’s share price at the end and the beginning of the measurement period, by (ii) the Company’s share price at the beginning of the measurement period.
(10)Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used to calculate TSR for pay versus performance disclosure purposes is the S&P 500 Healthcare Index, consistent with the peer group used for the Performance Graph in the Company’s 2025 Form 10-K, as required by Item 201(e) of Regulation S-K. The Company uses a combination of the companies in the S&P 400 and S&P 500 Healthcare Equipment & Supplies Indices to determine payouts under the relative TSR metric of the PRSUs granted in 2025, as described in the CD&A of this Proxy Statement.
(11)Net Income amounts in (billions) reflected in Dentsply Sirona’s audited consolidated finance statements for the applicable year.
(12)The Company has identified Adjusted Earnings Per Share as the Company-selected measure for the pay versus performance disclosure, as it represents the most significant financial performance measure used to link compensation actually paid to the PEO and the Other NEOs to the Company’s performance in 2025.

DENTSPLY SIRONA INC. – Proxy Statement	83

EXECUTIVE COMPENSATION TABLES
The following adjustments were made to Mr. Campion’s equity valuations to determine the compensation actually paid to Mr. Campion in 2025.

2025 First PEO Equity Award Adjustment Breakout

Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Fiscal Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments[1]

$103,184	($313,045)	$0	($404,770)	($1,811,653)	($17,087)	($2,443,370)
The following adjustments were made to Mr. Scavilla’s equity valuations to determine the compensation actually paid to Mr. Scavilla in 2025.

Current PEO Equity Award Adjustment Breakout

Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Fiscal Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments[1]

$3,503,841	($)	$0	($)	$0	$33,471	$3,537,312
The following adjustments were made to the equity valuations of the other NEOs to determine the average compensation actually paid to the other NEOs in 2025:

Non-PEO NEO Equity Award Adjustment Breakout

Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Fiscal Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments[1]

$1,016,738	($170,001)	$0	($78,222)	($9,111)	$18,493	$777,897
(1)The equity adjustments for the PEO and Non-PEO NEOs in the breakout tables above were calculated as follows:
(a)Add the fair value as of the end of the covered fiscal year of all awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year;
(b)Add the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year;
(c)Add, for awards that are granted and vest in the same year, the fair value as of the vesting date;
(d)Add the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year;
(e)Subtract, for any awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year; and
(f)Add the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year.

84	DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES
Relationship Between Compensation Actually Paid and Performance
In the “Compensation Discussion and Analysis” section of this Proxy Statement, we provide greater detail on the elements of our executive compensation program and our “pay-for-performance” compensation philosophy. The “Compensation Actually Paid” values reflected in the Pay Versus Performance for 2025 table demonstrate the year-over-year fluctuations in compensation for our PEO and other NEOs based on key measures of company performance. As the table demonstrates, the compensation of our PEO and the other NEOs is greater when the performance of the key measures is high, and lower when performance is down, demonstrating the clear alignment of interests of our PEO and the other NEOs and our stockholders.
Compensation Actually Paid and Cumulative TSR
As described in more detail in the section captioned “Compensation Discussion and Analysis — Annual Equity Compensation”, the number of units earned for a portion of the PRSU grant is based on the Relative TSR for a three-fiscal-year performance period. As demonstrated by the following table, the amount of compensation actually paid to the PEO and the average amount of compensation actually paid to the Other NEOs is generally aligned with Dentsply Sirona’s TSR over each of the five years presented in the Pay Versus Performance Table for 2025.

DENTSPLY SIRONA INC. – Proxy Statement	85

EXECUTIVE COMPENSATION TABLES
For each of the five years presented in the Pay Versus Performance Table for 2025, Dentsply Sirona’s cumulative TSR fell behind that of the S&P 500 Healthcare index peer group. The following table details the Company’s cumulative TSR in comparison to the Peer Group cumulative TSR for each of the measurement periods.
Compensation Actually Paid and Net Income
As demonstrated by the following table, the amount of compensation actually paid to the PEO and the average amount of compensation actually paid the Other NEOs is generally aligned with Dentsply Sirona’s Net Income over the five years presented in the Table for 2025. While the Company does not use Net Income as a performance measure in the overall executive compensation program, the measure of Net Income is correlated with the measure of Net Sales, which is utilized in setting goals for annual incentive compensation and adjusted EPS and Net Sales which are utilized in determining the vesting of PRSUs that are awarded to the NEOs.

86	DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES
Compensation Actually Paid and Adjusted Earnings Per Share
As described in more detail in the section captioned “Compensation Discussion and Analysis — Annual Equity Compensation”, the number of units earned for a portion of the PRSU grant is based on the Adjusted Earnings Per Share for a three-fiscal-year performance period. As demonstrated by the following table, the amount of compensation actually paid to the PEO and the average amount of compensation actually paid to the Other NEOs is generally aligned with Dentsply Sirona’s Adjusted EPS over each of the five years presented in the Pay Versus Performance Table for 2025.
 Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers the most important in linking Compensation Actually Paid to our PEO and non-PEO NEOs for 2025 to company performance. The measures in this table are not ranked.

Financial Performance Measures

Organic Net Sales
Adjusted EBITDA Margin
Adjusted Earnings Per Share
Relative TSR

DENTSPLY SIRONA INC. – Proxy Statement	87

PRINCIPAL BENEFICIAL OWNERS OF SHARES
Stock Ownership of Directors and Executive Officers
The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock as of April 6, 2026 (unless otherwise indicated) held by (i) the NEOs, (ii) each director and nominee for director, (iii) all directors and executive officers of the Company as a group and (iv) all persons or groups believed by the Company to be the beneficial owners of more than 5% of its outstanding common stock, based on 200,320,502 shares of common stock outstanding as of such date. The business address for each of our directors and executive officers listed below is c/o DENTSPLY SIRONA Inc., 13320 Ballantyne Corporate Place, Charlotte, NC 28277.

Name	Total Shares Beneficially Owned(1)	Percent

The Vanguard Group, Inc., 100 Vanguard Blvd, Malvern, PA 19355(2)	20,279,585	10.12%
BlackRock, Inc., 50 Hudson Yards, New York, NY 10001(3)	18,906,772	9.44%
First Eagle Investment Management, LLC, 1345 Avenue of the Americas, New York, NY 10105(4)	14,151,877	7.06%
Fuller & Thaler Asset Management, Inc., 411 Borel Avenue, Suite 300, San Mateo, CA 94402(5)	11,225,075	5.60%
Michael J. Barber(6)	17,945	*
Simon D. Campion(7)	216,273	*
Willie A. Deese(8)	79,348	*
Aldo M. Denti(9)	0	*
James D. Forbes(10)	10,000	*
Andrea L. Frohning(11)	118,547	*
Matthew E. Garth(12)	0	*
Brian T. Gladden(13)	29,041	*
Betsy D. Holden(14)	64,920	*
Clyde R. Hosein(15)	41,252	*
Robert (Tony) A. Johnson(16)	266,533	*
Gregory T. Lucier(17)	106,940	*
Jonathan J. Mazelsky(18)	46,026	*
Brian P. McKeon(19)	0	*
Richard C. Rosenzweig(20)	25,062	*
Daniel T. Scavilla(21)	16,750	*
Leslie F. Varon(22)	67,841	*
Janet S. Verigs(23)	44,501	*
Donald J. Zurbay(24)	0	*
Directors and Executive Officers as a Group (17 persons)	931,431	0.46%
*    Less than 1%
(1)Beneficial ownership is determined in accordance with rules of the SEC and includes voting power and/or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within 60 days of April 6, 2026 are deemed ~~o~~utstanding for computing the number and the percentage of outstanding shares beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.

88	DENTSPLY SIRONA INC. – Proxy Statement

PRINCIPAL BENEFICIAL OWNERS OF SHARES
(2)The ownership of shares for The Vanguard Group, Inc. is based on information contained in the Schedule 13G/A filed by The Vanguard Group, Inc. on December 6, 2024 and consists of 20,279,585 shares of common stock of the Company beneficially owned by The Vanguard Group, Inc. and/or certain other non-reporting entities. On March 26, 2026, The Vanguard Group, Inc. further amended its Schedule 13G/A to disclose that, as a result of an internal realignment effective January 12, 2026, (i) it is no longer deemed to beneficially own shares held by various of its subsidiaries and/or divisions, and accordingly, it no longer beneficially owns shares of common stock of the Company directly, and (ii) going forward, subsidiaries and divisions of The Vanguard Group, Inc. will report beneficial ownership separately (on a disaggregated basis).
(3)The ownership of shares for BlackRock, Inc. is based on information contained in the Schedule 13G/A filed by BlackRock, Inc. on November 8, 2024 and consists of 18,906,772 shares of common stock of the Company beneficially owned by BlackRock, Inc. and/or certain other non-reporting entities.
(4)The ownership of shares for First Eagle Investment Management, LLC is based on information contained in the Schedule 13G filed by First Eagle Investment Management, LLC on November 12, 2024 and consists of 14,151,877 shares of common stock of the Company beneficially owned by First Eagle Investment Management, LLC and/or certain other non-reporting entities.
(5)The ownership of shares for Fuller & Thaler Asset Management, Inc. is based on information contained in the Schedule 13G filed by Fuller & Thaler Asset Management, Inc. on November 12, 2024 and consists of 11,225,075 shares of common stock of the Company beneficially owned by Fuller & Thaler Asset Management, Inc. and/or certain other non-reporting entities.
(6)This number includes 3,549 shares held direct by Mr. Barber; 0 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of April 6, 2026; 14,396 shares of restricted stock units that will vest within 60 days of April 6, 2026; and 0 restricted stock units that will vest when Mr. Barber ceases to be a Board member.
(7)This number includes 216,273 shares held direct by Mr. Campion; and 0 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of April 6, 2026.
(8)This number includes 43,352 shares held direct by Mr. Deese; 21,600 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of April 6, 2026; 14,396 shares of restricted stock units that will vest within 60 days of April 6, 2026 and 0 shares of restricted stock units that will vest when Mr. Deese ceases to be a Board member.
(9)This number includes 0 shares held direct by Mr. Denti; and 0 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of April 6, 2026.
(10)This number includes 10,000 shares held direct by Mr. Forbes; 0 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of April 6, 2026; 0 shares of restricted stock units that will vest within 60 days of April 6, 2026 and 0 shares of restricted stock units that will vest when Mr. Forbes ceases to be a Board member.
(11)This number includes 17,979 shares held direct by Ms. Frohning; and 100,568 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of April 6, 2026.
(12)This number includes 0 shares held direct by Mr. Garth; and 0 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of April 6, 2026.
(13)This number includes 6,090 shares held direct by Mr. Gladden; 14,396 shares of restricted stock units that will vest within 60 days of April 6, 2026 and 8,555 restricted stock units that will vest when Mr. Gladden ceases to be a Board member.
(14)This number includes 2,720 shares held direct by Ms. Holden; 10,300 shares that could be acquired by Ms. Holden pursuant to the exercise of stock options exercisable within 60 days of April 6, 2026; 14,396 shares of restricted stock units that will vest within 60 days of April 6, 2026 and 37,504 restricted stock units that will vest when Ms. Holden ceases to be a Board member.
(15)This number includes 18,301 shares held direct by Mr. Hosein; 0 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of April 6, 2026, 14,396 restricted stock units that will vest within 60 days of April 6, 2026; and 8,555 shares of restricted stock units that will vest when Mr. Hosein ceases to be a Board member.
(16)This number includes 89,199 shares held direct by Mr. Johnson; and 177,334 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of April 6, 2026.
(17)This number includes 0 shares held direct by Mr. Lucier; 21,000 shares held in an IRA, 65,000 shares indirectly held in a family trust, and indirectly through a family partnership, 0 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of April 6, 2026; and 20,940 shares of restricted stock units that will vest within 60 days of April 6, 2026.
(18)This number includes 0 shares held direct by Mr. Mazelsky; 0 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of April 6, 2026; 14,396 shares of restricted stock units that will vest within 60 days of April 6, 2026; 14,450 shares of restricted stock units that will vest when Mr. Mazelsky ceases to be a Board member; and 17,180 shares that could be acquired pursuant to the Deferred Plan when Mr. Mazelsky ceases to be a Board member.
(19)This number includes 0 shares held direct by Mr. McKeon; 0 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of April 6, 2026; 0 shares of restricted stock units that will vest within 60 days of April 6, 2026 and 0 shares of restricted stock units that will vest when Mr. McKeon ceases to be a Board member.
(20)This number includes 25,062 shares held direct by Mr. Rosenzweig; and 0 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of April 6, 2026.
(21)This number includes 2,354 shares held direct by Mr. Scavilla; 0 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of April 6, 2026; and 14,396 shares of restricted stock units that will vest within 60 days of April 6, 2026.

DENTSPLY SIRONA INC. – Proxy Statement	89

PRINCIPAL BENEFICIAL OWNERS OF SHARES
(22)This number includes 43,145 shares held direct by Ms. Varon; 10,300 shares that could be acquired by Ms. Varon pursuant to the exercise of stock options exercisable within 60 days of April 6, 2026; 14.396 shares of restricted stock units that will vest within 60 days of April 6, 2026; and 0 shares of restricted stock units that will vest when Ms. Varon ceases to be a Board member.
(23)This number includes 30,105 shares held direct by Ms. Vergis; 0 shares that could be acquired by Ms. Vergis pursuant to the exercise of stock options exercisable within 60 days of April 6, 2026; 14,396 shares of restricted stock units that will vest within 60 days of April 6, 2026; and 0 shares of restricted stock units that will vest when Ms. Vergis ceases to be a Board member.
(24)This number includes 0 shares held direct by Mr. Zurbay; 0 shares that could be acquired by Mr. Zurbay pursuant to the exercise of stock options exercisable within 60 days of April 6, 2026; 0 shares of restricted stock units that will vest within 60 days of April 6, 2026; and 0 shares of restricted stock units that will vest when Mr. Zurbay ceases to be a Board member.
Delinquent Section 16(a) Reports
The Company’s directors, certain officers and persons holding more than 10% of the common stock of the Company are required to report, within specified due dates, their initial ownership and any subsequent changes in ownership of the Company’s securities to the SEC. Based upon reports furnished to the Company or filed with the SEC and written representations and information provided to the Company, the Company believes that during fiscal year 2025, all such persons complied with all applicable filing requirements except for one Form 4 for Mr. Johnson that inadvertently underreported the number of options granted. The Form 4A that was filed in March 2026 with respect to this grant reflects the correct number of options.

90	DENTSPLY SIRONA INC. – Proxy Statement

REPORT OF THE AUDIT AND
FINANCE COMMITTEE
In 2025, the Audit and Finance Committee was composed of the following five directors, all of whom were independent as defined by the listing standards of The Nasdaq Global Select Market at their time of services: Ms. Leslie F. Varon, Mr. Clyde R. Hosein, Mr. Brian Gladden, Mr. Daniel T. Scavilla and Dr. Dorothea Wenzel. Dr. Wenzel served on the Audit and Finance Committee until her resignation from the Board of Directors on February 5, 2025, due to the increased demands as a result of her appointment as Chair of the Board of Directors of H. Lundbeck A/S. Additionally, Mr. Scavilla was appointed to the Board of Directors and as a member of the Audit and Finance Committee effective February 5, 2025 and remained a member until he was appointed the Company’s President and Chief Executive Officer effective August 1, 2025, at which time he was no longer a member of the Audit and Finance Committee.
Ms. Varon, Mr. Hosein, Mr. Gladden, Mr. Scavilla and Dr. Wenzel were designated by the Board as “Audit Committee Financial Experts” under applicable rules and regulations of the SEC. The Audit and Finance Committee has and continues to operate under a written charter adopted by the Board. This charter is reviewed at least annually by the Audit and Finance Committee and the Board and amended as determined appropriate.
The Audit and Finance Committee reviews the Company’s financial reporting process on behalf of the Board. In addition, the Audit and Finance Committee approves and retains the Company’s independent registered public accounting firm.
Management is responsible for the Company’s internal controls, including internal control over financial reporting, and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and an audit of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”), and to issue a report thereon. The Audit and Finance Committee’s responsibility is to oversee these processes.
In this context, the Audit and Finance Committee has met and held discussions with management and Deloitte & Touche LLP (“Deloitte”). Management represented to the Audit and Finance Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles (“GAAP”), and the Audit and Finance Committee has reviewed and discussed the audited financial statements with management and Deloitte. The Audit and Finance Committee discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB.
In addition, the Audit and Finance Committee has discussed with Deloitte the firm’s independence from the Company and its management and has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence.
The Audit and Finance Committee discussed with Deloitte the overall scope and plans for their audits. The Audit and Finance Committee meets with Deloitte, with and without management present, to discuss the results of Deloitte’s examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
Based upon the Audit and Finance Committee’s discussions with management and Deloitte and the Audit and Finance Committee’s review of the representations of management and the report of Deloitte to the Audit and Finance Committee, the Audit and Finance Committee recommended that the Board include the audited financial statements in the Company’s Form 10-K for the year ended December 31, 2025 filed with the SEC.
Respectfully submitted,
THE AUDIT AND FINANCE COMMITTEE
Leslie F. Varon, Chair
Brian T. Gladden
Clyde R. Hosein
Brian P. McKeon
Donald J. Zurbay

DENTSPLY SIRONA INC. – Proxy Statement	91

PROXY ITEM NO. 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC
ACCOUNTANTS
The Audit and Finance Committee appointed Deloitte & Touche LLP (“Deloitte”) as independent registered public accounting firm to audit the consolidated financial statements of the Company and to audit the Company’s internal control over financial reporting for the year ending December 31, 2025.
In connection with the audit of the Company’s consolidated financial statements, Deloitte also audits the financial statements of certain subsidiaries of the Company at the close of their current 2025 fiscal years. A representative of Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.
Following is a summary and description of the fees billed to the Company by Deloitte for professional services rendered during 2024 and 2025 (in thousands).

	2025 ($)	2024 ($)

Audit fees(1)	7,281	7,052
Audit-related fees(2)	1,450	—
Tax fees(3)	203	1,195
All other fees(4)	81	12
Total	9,015	8,259
(1)Audit fees were for professional services rendered for the indicated fiscal year in connection with the audits of the Company’s annual consolidated financial statements included in its Form 10-K and review of quarterly consolidated financial statements included in Form 10-Qs, or for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements, including professional services related to the audit of the Company’s internal control over financial reporting.
(2)Audit-related fees include professional services rendered in connection with the group audit of Wellspect and its consolidated subsidiaries.
(3)Tax fees were for tax compliance and advisory services related to international tax matters.
(4)All other fees in 2024 and 2025 include fees and expenses in connection with sustainability readiness services and license fees for accounting research tools.

92	DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit and Finance Committee reviewed summaries of the services provided by Deloitte and the related fees and determined that the provision of non-audit services is compatible with maintaining the independence of Deloitte.
The Audit and Finance Committee has adopted procedures for pre-approval of services provided by Deloitte. Under these procedures, all services to be provided by Deloitte must be pre-approved by the Audit and Finance Committee, or can be pre-approved by the Chair of the Audit and Finance Committee subject to ratification by the Audit and Finance Committee at its next meeting. Management makes a presentation to the Audit and Finance Committee (or the Chair of the Audit and Finance Committee, as applicable) describing the types of services to be performed and the projected budget for such services. Following this presentation, the Audit and Finance Committee advises management of the services that are approved and the projected level of expenditure for such services. All of the fees reported above were approved by the Audit and Finance Committee in accordance with its procedures.
The proposal to ratify the appointment of Deloitte will be approved by the stockholders if it receives the affirmative vote of a majority of the votes cast at the meeting on the proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of voting on the proposal.
Neither our By-Laws nor other governing documents or law require stockholder ratification of the selection of Deloitte as our independent auditor. However, the Board is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit and Finance Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit and Finance Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Recommendation of the Board
The Board unanimously recommends a vote FOR
the ratification of the appointment of Deloitte as our independent registered public accountants for the year ending December 31, 2026.

DENTSPLY SIRONA INC. – Proxy Statement	93

PROXY ITEM NO. 3:
NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION FOR 2025
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Company seeks a non-binding advisory vote from its stockholders to approve the compensation of its Named Executive Officers as disclosed in this Proxy Statement. This proposal is also referred to as the “Say-on-Pay” vote, which we currently hold annually and which is being presented to the stockholders at this year’s 2026 annual meeting.
The Compensation & Human Capital Committee has overall responsibility for evaluating and determining the Company’s executive compensation. In 2025, all of the independent members of the Board approved the compensation of Mr. Campion and Mr. Scavilla, when each served as the President and Chief Executive Officer of the Company. The Compensation & Human Capital Committee was during 2025, and is currently, comprised solely of independent directors. The Compensation Discussion and Analysis (“CD&A”) in this Proxy Statement provides an extensive description of the process and substance of the activity of the Compensation & Human Capital Committee in determining executive compensation generally and for 2025.
Dentsply Sirona’s compensation philosophy is designed to align executive compensation with our short-term and long-term performance, and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for our executives is directly related to our stock price performance and to other performance factors that measure our progress against our strategic and operating plans.
Below is a summary of some key points of our executive compensation program.
We emphasize pay for performance and tie a significant amount of our NEOs’ pay to performance. Consistent with our performance-based compensation philosophy, we reserve the largest portion of potential compensation for performance and equity-based programs. Our performance-based annual incentive program rewards short-term performance, while our equity incentive awards, coupled with our mandatory stock ownership guidelines, reward long-term performance and align the interests of our executives with those of our stockholders. Performance goals under our annual incentive program and, as applicable, under our equity incentive awards, focus on objectives that the Compensation & Human Capital Committee believes can drive the Company’s performance.
We believe that our compensation programs are aligned with the long-term interests of our stockholders. We believe that equity incentive awards coupled with our stock ownership guidelines serve to align the interests of our executives with those of our stockholders, by encouraging long-term performance. As such, equity awards are a key component of our executive compensation program. Stock options, RSUs and PRSUs more closely align the long-term interests of our executives with those of our stockholders. This is because the recipient will realize a higher level of compensation if our stock price increases over the life of the option and RSU.
Stockholders are urged to read the CD&A, which discusses in detail our compensation policies, procedures and practices, and the accompanying Executive Compensation Tables. The Compensation & Human Capital Committee and the Board believe that these policies, procedures and practices are effective in implementing our compensation philosophy and in achieving the Company’s goals.
The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

94	DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 3: NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION FOR 2025
Although the advisory vote is non-binding and will not require the Company to take any action, the Compensation & Human Capital Committee and the Board will consider our stockholders’ vote and take any concerns into account in future determinations concerning our executive compensation program.

Recommendation of the Board The Board unanimously recommends a vote FOR the approval of the above resolution and the Company’s executive compensation for 2025.

DENTSPLY SIRONA INC. – Proxy Statement	95

PROXY ITEM NO. 4:
APPROVAL OF AMENDMENT NO. 2 TO THE 2024 PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK ISSUABLE UNDER THE 2024 PLAN BY 15,000,000 SHARES
Introduction
On April 9, 2024, the Board of Directors of DENTSPLY SIRONA Inc. (called the “Company” in this proposal) adopted the DENTSPLY SIRONA Inc. 2024 Omnibus Incentive Plan (called the “2024 Plan” in this proposal). The 2024 Plan became effective May 22, 2024 following approval by the stockholders of the Company. Capitalized terms used but not defined in this proposal shall have the meaning ascribed to them in the 2024 Plan.
Initially, a total of 14,500,000 shares of common stock of the Company (“Common Stock”) were reserved for awards under the 2024 Plan. On April 7, 2025, our Board of Directors amended the 2024 Plan to increase the number of shares of Common Stock issuable under the 2024 Plan by 11,260,000 shares ("Amendment No. 1"), and Amendment No. 1 became effective on May 21, 2025 following approval by the stockholders of the Company. Since the stockholder approval of Amendment No. 1, due primarily to the performance of the Company’s stock price, as of March 20, 2026, there were 11,005,441 shares of Common Stock available for issuance under the 2024 Plan. Accordingly, our Board of Directors has determined that there are not sufficient shares of Common Stock available under the 2024 Plan to support the Company’s intended compensation programs over the next several years.
On April 14, 2026, subject to stockholder approval, our Board of Directors unanimously approved Amendment No. 2 to the 2024 Plan ("Amendment No. 2"), described in this Proxy Item No. 4, and our Board of Directors is now submitting Amendment No. 2 attached to this Proxy Statement as Appendix A for stockholder approval. As proposed for approval, Amendment No. 2 will become effective on June 2, 2026 and will increase the number of shares of our Common Stock issuable under the 2024 Plan by an additional 15,000,000 shares. Amendment No. 2 will allow the Company to continue to meet its compensation goals for current and future years and to provide sufficient authorized shares available under the 2024 Plan for the grant of the Awards. The Board of Directors believes that the success of the Company is largely dependent on its ability to attract, retain and motivate highly-qualified employees and non-employee directors, and that by continuing to offer them the opportunity to acquire or increase their equity ownership in the Company, the Company will enhance its ability to attract, retain and motivate such persons.
The 2024 Plan provides for both cash-based and equity-based incentive awards. The purpose of the 2024 Plan is to provide an additional incentive to selected officers, employees, and non-employee directors and consultants/advisors of the Company or its affiliates whose contributions are essential to the growth and success of the business of the Company and its affiliates, in order to strengthen the commitment of such persons to the Company and its affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its affiliates and strengthen the mutuality of interests between such persons and the Company’s stockholders.
Description of the 2024 Plan Amendment. The following is a summary of Amendment No. 2:
Section 4(a) of the 2024 Plan is amended to provide that 40,760,000 shares of Common Stock (representing the sum of 25,760,000 shares previously approved by stockholders and 15,000,000 shares subject to stockholder approval pursuant to this Proxy Item No. 4) are authorized for issuance under the 2024 Plan.
Section 4(f) of the 2024 Plan is amended to provide that a maximum of 40,760,000 shares of Common Stock may be granted in the form of incentive stock options.
Why Submit Amendment No. 2 to the 2024 Plan to a Vote of our Stockholders? The Company is submitting Amendment No. 2 to the 2024 Plan to a vote of its stockholders in order to comply with Nasdaq rules. Stockholder approval will also allow the Company to grant incentive stock options within the meaning of Section 422 of the Code (called “ISOs” in this proposal) under the 2024 Plan.

96	DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 4: APPROVAL OF AMENDMENT NO. 2 TO THE 2024 PLAN TO INCREASE THE NUMBER OF ISSUABLE SHARES
Certain Plan Highlights
Some highlights of the 2024 Plan include the following:
•Proposed Share Reserve. Subject to the approval of Amendment No. 2, a total of 40,760,000shares of Common Stock will be reserved for awards under the 2024 Plan, less one share for every one share that was subject to an option or share appreciation right granted after March 26, 2024 under the 2016 Omnibus Incentive Plan (the “Prior Plan”) and 2.7 shares for every one share that was subject to an award other than an option or share appreciation right granted after March 26, 2024 under the Prior Plan (the “Share Pool”). Any shares that are subject to options or share appreciation rights shall be counted against the Share Pool as one share for every one share granted, and any shares that are subject to awards other than options or share appreciation rights shall be counted against the Share Pool as 2.7 shares for every one share granted.
If (i) any shares subject to an award are forfeited, an award expires or otherwise does not result in the issuance of all or a portion of the shares subject to such award, or an award is settled for cash (in whole or in part), or (ii) after March 26, 2024 any shares subject to an award under the Prior Plan are forfeited, an award under the Prior Plan expires or otherwise does not result in the issuance of all or a portion of the shares subject to such award, or is settled for cash (in whole or in part), then in each such case the shares subject to such award shall, to the extent of such forfeiture, expiration, non-issuance or cash settlement, be added to the 2024 Plan’s reserve. In the event that withholding tax liabilities arising from a full-value award or, after March 26, 2024, arising from a full-value award under the Prior Plan are satisfied by the tendering of shares or by the withholding of shares by the Company, the shares so tendered or withheld shall be added to the 2024 Plan’s reserve. In each case, the shares shall be added to the reserve as one share for every one share that was subject to an option or share appreciation right and 2.7 shares for every one share that was subject to an award other than an option or share appreciation right granted.
•Prohibition Against Liberal Share Recycling of Options and SARs. The 2024 Plan prohibits the regranting of shares tendered by a participant or withheld as payment of the purchase price with any option or share appreciation right (“SAR”) or tendered by a participant or withheld to satisfy tax withholding obligations related to any option or SAR, shares subject to a SAR that are not issued in connection with its stock settlement on exercise thereof, and shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options.
•Minimum Vesting Requirement. The 2024 Plan generally provides that all but 5% of the awards granted under it will provide for a vesting period or performance period of at least one year following the date of grant, subject to limited exceptions as detailed below.
•Prohibition Against Repricing. The 2024 Plan provides that the plan administrator may not reprice or cancel and regrant any option or SAR award at a lower exercise, base or purchase price or cancel any underwater option or SAR in exchange for cash, property or other awards without the approval of the Company’s stockholders.
•Change-in-Control Definition; No Single-Trigger Change in Control Vesting. The 2024 Plan does not contain a “liberal” change-in-control definition. The 2024 Plan provides that where outstanding awards are assumed or substituted for in connection with a change in control, the outstanding awards will not vest upon the occurrence of a change in control and will instead vest only upon a qualifying termination of employment (i.e., a termination by the employer without “cause” or by the participant for “good reason”) within twenty-four (24) months of a change in control. Where the outstanding awards are not so assumed or substituted for, the outstanding awards will vest and performance awards will be deemed achieved at the target level, immediately prior to the occurrence of the change in control.
•No Dividends for Unvested Awards. The 2024 Plan provides that for any award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity award is outstanding, such dividends (or dividend equivalents) will either (i) not be paid or credited with respect to such award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable award and will only be paid at the time or times such vesting requirement(s) are satisfied. In no event will dividends or dividend equivalents be paid with respect to options or SARs.
•Clawback. Awards, shares, amounts, or benefits received or outstanding under the 2024 Plan will be subject to applicable clawback policies of the Company and a participant’s acceptance of an award will constitute the participant’s acknowledgement of and consent to the Company’s clawback policies.

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PROXY ITEM NO. 4: APPROVAL OF AMENDMENT NO. 2 TO THE 2024 PLAN TO INCREASE THE NUMBER OF ISSUABLE SHARES
Rationale for Adoption of Amendment No. 2 to the 2024 Plan. The 2024 Plan is intended to promote the interests of the Company and its stockholders by providing a broad-based group of employees, non-employee directors and consultants/advisors with incentives to encourage them to enter into and continue in the employ or service of the Company and to acquire a proprietary interest in the long-term success of the Company, thereby aligning their interests with those of the Company’s stockholders. Amendment No. 2 will allow the Company to continue to meet its compensation goals for current and future years and to provide sufficient authorized shares available under the 2024 Plan for the grant of the Awards. The Board of Directors believes that the success of the Company is largely dependent on its ability to attract, retain and motivate highly-qualified employees and non-employee directors, and that by continuing to offer them the opportunity to acquire or increase their equity ownership in the Company, the Company will enhance its ability to attract, retain and motivate such persons.
Summary of Key Stock Plan Data
Share Usage
The following table sets forth information regarding stock-settled, time-vested equity awards and target performance-based equity awards granted over each of the last three fiscal years:

	Year Ended December 31,			3-Year Average

	2025	2024	2023

Stock options & SARs granted (a)	6,400,000	440,000	747,000
Restricted stock and restricted stock units granted (b)	1,744,000	1,173,000	738,000
Performance stock units vested (c)	39,000	115,000	47,000
Total equity awards (a+b+c)	8,183,000	1,728,000	1,532,000
Weighted average shares of Common Stock outstanding (d)	199,400,000	203,200,000	212,000,000
Share usage rate ((a+b+c)/d)	4.10%	0.85%	0.72%	1.89%
Overhang as of March 20, 2026
The following table sets forth certain information as of March 20, 2026, unless otherwise noted, with respect to the Company’s outstanding equity awards under the 2024 Plan and the Prior Plan.

Shares available for grant under the 2024 Plan	11,000,000	(1)
Shares subject to outstanding stock options/SARs	9,600,000
Weighted-average exercise price of outstanding stock options/SARs	$17.67
Weighted–average remaining term of outstanding stock options/SARs	8.9 years
Shares subject to outstanding full-value stock awards	4,500,000
Total outstanding stock options/SARs and full-value stock awards	14,100,000
Proposed increase to share reserve under Amendment No. 2	15,000,000	(1)
Shares of Common Stock outstanding as of the Record Date	200,320,502
(1)The 2024 Plan share reserve uses a fungible ratio. Accordingly, any awards granted under the 2024 Plan after March 26, 2024 reduces the share reserve by one share for every one share subject to an option or SAR and 2.7 shares for every one share subject to an award other than an option or share appreciation right. Upon effectiveness of the 2024 Plan, no further awards were made under the Prior Plan.

98	DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 4: APPROVAL OF AMENDMENT NO. 2 TO THE 2024 PLAN TO INCREASE THE NUMBER OF ISSUABLE SHARES
Our Board recognizes the impact of dilution on our stockholders and has evaluated this share request carefully in the context of the need to motivate, retain and ensure that our leadership team and key employees are focused on our strategic priorities. If Amendment No. 2 to the 2024 Plan is approved, the total fully-diluted overhang as of March 20, 2026, would be approximately16.7% if the entire reserve is granted as stock options and approximately 10.6% if the entire reserve is granted in the form of full value awards. The Company’s historical practice, has been to grant a combination of stock options and full-value awards, resulting in potential overhang between these two levels. In this context, fully-diluted overhang is calculated as the sum of awards outstanding under the Prior Plan plus the proposed share reserve under the 2024 Plan (numerator) divided by the sum of the numerator and basic shares of Common Stock outstanding, with all data effective as of March 20, 2026. Our Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.
We expect that the share reserve under the 2024 Plan, if this proposal is approved by our stockholders, will be sufficient for awards to attract, retain, and motivate employees for approximately two years. Expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the 2024 Plan’s reserve under permitted addbacks; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.
Description of 2024 Plan. The following is a summary of the material features of the 2024 Plan. This summary is qualified in its entirety by the full text of the 2024 Plan, a copy of which is filed with the Company’s Form 10-K for the year ended December 31, 2025. You are encouraged to read the proposed Amendment No. 2 and the 2024 Plan carefully in their entirety, as well as this Proxy Statement, before making any decisions regarding your vote.
Types of Awards. The 2024 Plan provides for the issuance of options (including both ISOs and nonqualified options (called “NQSOs” in this proposal), which are options that do not qualify as ISOs), SARs, restricted shares, restricted share units (called “RSUs” in this proposal), share bonuses, other share-based awards and cash awards to employees and directors of the Company or its affiliates as well as (provided they are a natural person) any consultant or advisor to the Company or its affiliates.
Shares Available; Certain Limitations. Subject to the approval of Amendment No. 2, 40,760,000 shares of Common Stock shall be available for all awards under the 2024 Plan, less one share of Common Stock for every one share of Common Stock that was subject to an option or share appreciation right granted after March 26, 2024 under the Prior Plan and 2.7 shares of Common Stock for every one share of Common Stock that was subject to an award other than an option or SAR granted after March 26, 2024 under the Prior Plan. Any shares that are subject to options or share appreciation rights shall be counted against the Share Pool as one share for every one share granted, and any shares that are subject to awards other than options or share appreciation rights shall be counted against the Share Pool as 2.7 shares for every one share granted.
If (i) any shares subject to an award are forfeited, an award expires or otherwise does not result in the issuance of all or a portion of the shares subject to such award, or an award is settled for cash (in whole or in part), or (ii) after March 26, 2024 any shares subject to an award under the Prior Plan are forfeited, an award under the Prior Plan expires or otherwise does not result in the issuance of all or a portion of the shares subject to such award, or is settled for cash (in whole or in part), then in each such case the shares subject to such award shall, to the extent of such forfeiture, expiration, non-issuance or cash settlement, be added to the 2024 Plan’s reserve. In the event that withholding tax liabilities arising from a full-value award or, after March 26, 2024, arising from a full-value award under the Prior Plan are satisfied by the tendering of shares or by the withholding of shares by the Company, the shares so tendered or withheld shall be added to the 2024 Plan’s reserve. In each case, the shares shall be added to the reserve as one share for every one share that was subject to an option or share appreciation right and 2.7 shares for every one share that was subject to an award other than an option or share appreciation right granted. All of the shares initially available for issuance under the 2024 Plan may be made subject to ISOs.
Notwithstanding anything to the contrary, the following shares will not again be available for awards under the 2024 Plan: (a) shares tendered by the participant or withheld by the Company in payment of the purchase price of an option under the 2024 Plan or the Prior Plan, (b) shares tendered to or withheld by the Company to pay the withholding taxes relating to an outstanding option or stock appreciation right under the 2024 Plan or the Prior Plan, (c) shares subject to a stock appreciation right under the 2024 Plan or the Prior Plan that are not issued in connection with its stock settlement or exercise, or (d) shares repurchased by the Company on the open market with the proceeds of the exercise of an option under the 2024 Plan or the Prior Plan.

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PROXY ITEM NO. 4: APPROVAL OF AMENDMENT NO. 2 TO THE 2024 PLAN TO INCREASE THE NUMBER OF ISSUABLE SHARES
The number of shares of Common Stock reserved for issuance under the 2024 Plan will not include any shares available for issuance but not subject to an outstanding award under the Prior Plan. Shares issued under the 2024 Plan may, in whole or in part, be authorized but unissued shares or shares held in treasury that will have been or may be reacquired by the Company in the open market, in private transactions or otherwise. No fractional shares will be issued or delivered pursuant to the 2024 Plan. The plan administrator will determine whether cash, other awards, or other property will be issued or paid in lieu of fractional shares or whether fractional shares or any rights thereto will be forfeited or otherwise eliminated.
The 2024 Plan provides that in each calendar year during any part of which the 2024 Plan is in effect, a non-employee director of the Company may not be granted awards for such individual’s service on the Board of Directors of the Company that, taken together with any cash fees paid to such non-employee director during such calendar year for such individual’s service on the Board of Directors of the Company, have a value in excess of $750,000; provided that, the administrator of the plan may make exceptions to this limit, except that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous decisions involving compensation for non-employee directors.
In connection with a merger, consolidation, acquisition or similar transaction, awards may be granted in substitution for any options or other stock or stock-based awards granted before such transaction by a predecessor entity and such “substitute awards” shall not reduce the number of shares of Common Stock authorized for grant under the 2024 Plan.
Administration. The 2024 Plan will be administered by the Board of Directors of the Company, or if the Board does not administer the 2024 Plan, a committee of the Board appointed by the Board to administer the 2024 Plan that complies with Section 16 of the Exchange Act of 1934 and any other applicable legal or stock exchange listing requirements (the Board or such committee being sometimes referred to as the plan administrator). The plan administrator may interpret the 2024 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2024 Plan.
Without limiting the foregoing paragraph, the plan administrator will have the authority to (i) select those individuals who will receive awards under the 2024 Plan, (ii) determine whether and to what extent awards will be granted to participants, (iii) determine the number of shares to be covered by each award granted under the 2024 Plan, (iv) determine the terms and conditions, not inconsistent with the terms of the 2024 Plan, of each award granted under the 2024 Plan, (v) construe and interpret the terms and provisions of the 2024 Plan and any award issued under the 2024 Plan (and any award agreement relating thereto), (vi) determine the fair market value in accordance with the terms of the 2024 Plan, (vii) determine the purpose of leaves of absence which may be granted to a participant without constituting termination of the participant’s employment, (viii) determine whether a participant is terminated by the Company for “cause,” (ix) adopt, alter and repeal administrative rules, guidelines and practices governing the 2024 Plan, (x) determine whether to require a participant, as a condition of the granting of any award, to not sell or otherwise dispose of shares of Common Stock acquired pursuant to the exercise or vesting of an award for a period of time as determined by the plan administrator (xi) adopt, prescribe, amend and rescind rules and regulations relating to special rules, sub-plans, guidelines and provisions established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws, (xii) modify, extend or renew an award, subject to the terms of the 2024 Plan, and (xiii) otherwise supervise the administration of the 2024 Plan and to exercise all powers and authorities either specifically granted under the 2024 Plan or necessary and advisable in the administration of the 2024 Plan.
To the extent permitted by applicable law, the Board of Directors of the Company may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as (and as if the officer for such purposes were) the plan administrator: (i) designate individuals to receive awards and (ii) determine the size of any such awards. However, the Board of Directors may not delegate such responsibilities to any executive officer for awards granted to any individual who is an executive officer, a non-employee director or a more than 10% beneficial owner of any class of the Company’s equity securities, and a designee may not grant awards to himself or herself or take any action with respect to any award previously granted to himself or herself. The officer must report periodically to the Board (or applicable committee thereof) regarding the nature and scope of the awards granted pursuant to the authority delegated. Further, the plan administrator may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the 2024 Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the plan administrator in the engagement of any such counsel, consultant, or agent shall be paid by the Company.
All decisions made by the plan administrator pursuant to the provisions of the 2024 Plan will be final, conclusive and binding on all persons, including the Company and the participants.

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PROXY ITEM NO. 4: APPROVAL OF AMENDMENT NO. 2 TO THE 2024 PLAN TO INCREASE THE NUMBER OF ISSUABLE SHARES
Eligibility. Participants in the 2024 Plan will consist of such officers, other employees, non-employee directors, consultants and advisors of the Company and its affiliates as selected by the 2024 Plan administrator from time to time. As of December 31, 2025, approximately 5 officers, 383 other employees, and 9 non-employee directors were eligible to participate in the 2024 Plan.
Minimum Vesting Period. Each award granted under the 2024 Plan generally will be subject to a vesting period of at least one year following the date of grant. However, notwithstanding any provision of the 2024 Plan to the contrary, (i) substitute awards, (ii) shares delivered in lieu of fully vested cash obligations, and (iii) awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, may vest earlier than one year following grant. Further, the Board (or applicable committee thereof) has discretion to provide for accelerated exercisability or vesting of any awards including in cases of retirement, death, disability, or a change of control.
Treatment of Dividends and Dividend Equivalents. Notwithstanding anything in the 2024 Plan to the contrary, with respect to any award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable award and shall only be paid at the time or times such vesting requirement(s) are satisfied. In no event shall dividends or dividend equivalents be paid with respect to an option or SAR.
Restricted Shares and RSUs. Restricted shares and restricted stock units (“RSUs” in this proposal) may be granted under the 2024 Plan. The plan administrator will determine the eligible recipients, number of shares awarded, purchase price (if any), grant dates, vesting schedule and performance goals, if any, applicable to the grant of restricted shares and RSUs. If the restrictions, performance goals or other conditions determined by the plan administrator are not satisfied, the restricted shares and RSUs will be forfeited. The rights of restricted share and RSU holders upon a termination of employment or service will be set forth in individual award agreements.
Subject to the provisions of the 2024 Plan and unless otherwise provided in an applicable award agreement, participants with restricted shares will generally have all of the rights of a stockholder during the restricted period, including the right to vote and receive dividends declared with respect to such shares. During the restricted period, participants with RSUs will generally not have any rights of a stockholder, but may be credited with dividend equivalent rights if the applicable individual award agreement so provides.
Options. The Company may issue options under the 2024 Plan. The exercise price of all options granted under the 2024 Plan will be determined by the plan administrator, but in no event may the exercise price be less than 100% of the fair market value of the related shares of Common Stock on the date of grant. The fair market value of a share as of any date is generally the closing sale price reported on such date (or if such date is not a trading day, on the last preceding trading date). The maximum term of any option granted under the 2024 Plan will be determined by the plan administrator, but may not exceed ten years. Each option will vest and become exercisable (including in the event of the optionee’s termination of employment or service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual option agreement.
Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole shares to be purchased, accompanied by payment in full of the aggregate exercise price of the shares so purchased in cash or its equivalent, as determined by the plan administrator. As determined by the plan administrator, in its sole discretion, with respect to any option or category of options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the plan administrator (including the withholding of shares otherwise issuable upon exercise), (ii) in the form of unrestricted shares already owned by the participant which have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option is exercised, (iii) any other form of consideration approved by the plan administrator and permitted by applicable law or (iv) any combination of the foregoing.
Share Appreciation Rights. SARs may be granted under the 2024 Plan either alone or in conjunction with all or part of any option granted under the 2024 Plan. A free-standing SAR granted under the 2024 Plan entitles its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of Common Stock over the base price of the free-standing SAR. A SAR granted in conjunction with all or part of an option under the 2024 Plan entitles its holder to receive, at the time of exercise of the SAR and surrender of the related option, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of Common Stock over the exercise price of the related option. Each SAR will be granted with a base price that is not less than 100% of the fair market value of the related shares of Common Stock on the date of grant. The maximum term of SARs granted under the 2024 Plan will be determined by

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PROXY ITEM NO. 4: APPROVAL OF AMENDMENT NO. 2 TO THE 2024 PLAN TO INCREASE THE NUMBER OF ISSUABLE SHARES
the plan administrator, but may not exceed ten years. The plan administrator may determine to settle the exercise of a SAR in shares of Common Stock, cash, or any combination thereof.
Each free-standing SAR will vest and become exercisable (including in the event of the SAR holder’s termination of employment or service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual free-standing SAR agreement. SARs granted in conjunction with all or part of an option will be exercisable at such times and subject to all of the terms and conditions applicable to the related option.
Other Share-Based Awards. Other share-based awards, valued in whole or in part by reference to, or otherwise based on, shares of Common Stock (including dividend equivalents) may be granted under the 2024 Plan. No participant shall receive the right to receive cash or dividend payments or distributions attributable until, if applicable, the award fully vests and the shares of Common Stock subject thereby are fully paid and issued to such participant. The plan administrator will determine the terms and conditions of such other share-based awards, including the number of shares of Common Stock to be granted pursuant to such other share-based awards, the manner in which such other share-based awards will be settled (e.g., in shares of Common Stock, cash or other property), and the conditions to the vesting and payment of such other share-based awards (including the achievement of performance goals).
Share Bonuses and Cash Awards. Bonuses payable in fully vested shares of Common Stock and awards that are payable solely in cash may also be granted under the 2024 Plan.
Performance Goals. The vesting of certain awards will be based upon any financial, operational, or other goals established by the plan administrator as contingencies for awards to vest and/or become exercisable or distributable, which may include criteria such as Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), net sales, organic sales, operating income percentage, share price (including, but not limited to, growth measures, market capitalization and/or total shareholder return) or any other criteria the plan administrator determines in its discretion. Performance goals need not be the same with respect to each participant who receives an award subject to performance goals. Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the participants, the Company or any Affiliate thereof, or a division or strategic business unit of the Company or any Affiliate thereof, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the plan administrator. The performance goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). The plan administrator shall have the authority to make equitable adjustments to the performance goals as it so determines in its discretion.
Award Treatment Upon Termination. Unless otherwise provided in an applicable award agreement, if a participant’s employment with the Company, a subsidiary or an affiliate terminates (i) as a result of death, disability, or retirement, the participant (or personal representative in the case of death) will be entitled to exercise all or any part of any vested option or SAR for a period of up to one year from such date of termination, (ii) as a result of cause, the participant will not be entitled to exercise all or any part of any option or SAR, whether or not then vested, and (iii) for any other reason, the participant will be entitled to exercise all or any part of any vested option or SAR for a period of up to 90 days from such date of termination. In no event, however, will any option or SAR be exercisable past the term established in the award agreement. Any vested option or SAR which is not exercised before the earlier of (i) the dates provided above or other applicable date provided in the award agreement or (ii) its term will expire. Unless otherwise provided in an award agreement, all unvested awards will be forfeited upon termination of employment.
Equitable Adjustments. In the event of a merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, corporate transaction or event, special or extraordinary dividend or other extraordinary distribution (whether in the form of shares of Common Stock, cash or other property), share split, reverse share split, subdivision or consolidation, combination or exchange of shares, or other change in corporate structure affecting the shares of Common Stock of the Company, an equitable substitution or proportionate adjustment will be made, at the sole discretion of the plan administrator, in (i) the aggregate number of shares of Common Stock reserved for issuance under the 2024 Plan, (ii) the kind and number of securities subject to, and the exercise price or base price of, any outstanding options and SARs granted under the 2024 Plan, (iii) the kind, number and purchase price of shares of Common Stock, or the amount of cash or amount or type of property, subject to outstanding restricted shares, RSUs, share bonuses and other share-based awards granted under the 2024 Plan, and (iv) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto). Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator, in its sole discretion, may terminate any outstanding award in exchange for payment of cash or other property having an aggregate fair market value

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equal to the fair market value of the shares of Common Stock, cash or other property covered by such award, reduced by the aggregate exercise price or base price of the outstanding award (if any). If, however, the exercise price or base price of any outstanding award is equal to or greater than the fair market value of the shares of Common Stock, cash or other property covered by such award, the plan administrator may cancel the award without the payment of any consideration to the participant.
Change in Control Treatment. In the event that (i) then outstanding awards are assumed or substituted for following a “change in control” (as defined in the 2024 Plan) and a participant’s employment or service is terminated by the Company or any of its successors or affiliates without “cause” or by the participant for “good reason” (as those terms are defined in the 2024 Plan) within twenty-four months following the change in control, or (ii) then outstanding awards are not assumed or substituted for in connection with a change in control, then (a) any unvested or unexercisable portion of any award carrying a right to exercise will become fully vested and exercisable, and (b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award will lapse and such unvested awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be achieved at the target level of performance. Then outstanding awards will be determined to be assumed or substituted for if, upon the occurrence of a change in control there will be a generally recognized U.S. public market for (i) the shares of Common Stock, (ii) common stock for which shares of Common Stock are exchanged, or (iii) the common stock of a successor or acquirer entity, and in any event the awards otherwise remain subject to such terms and conditions that were applicable to the awards prior to the change in control.
Notwithstanding the foregoing, if an outstanding award is not assumed or substituted in connection with a change in control and except as would otherwise result in adverse tax consequences under Section 409A of the Code, the plan administrator may, in its discretion, provide that each outstanding award will, immediately upon the occurrence of the change in control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess (if any) of the consideration paid per share of Common Stock in the change in control over the exercise or purchase price per share of Common Stock subject to the award multiplied by (ii) the number of shares of Common Stock granted under the award. Without limiting the generality of the foregoing, in the event that the consideration paid per share of Common Stock in the change in control is less than or equal to the exercise or purchase price per share of Common Stock subject to the award, then the plan administrator may, in its discretion, cancel such award without any consideration upon the occurrence of the change in control.
Tax Withholding. Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of the minimum amount of applicable taxes required by law to be withheld with respect to any award granted under the 2024 Plan (or such other amount the Company deems advisable that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or other applicable governmental entity). The Company has the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the participant it deems advisable to the extent permissible under applicable law. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have withheld from delivery shares of Common Stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of Common Stock, in each case, having a value equal to the applicable taxes to be withheld and applied to the tax obligations. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any award.
Amendment and Termination. The 2024 Plan provides the Board of Directors of the Company with authority to amend, alter or terminate the 2024 Plan at any time, but no such action may materially impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an outstanding award, prospectively or retroactively, but no such amendment may materially impair the rights of any participant without the participant’s consent. Stockholder approval of any such action will be obtained if required to comply with applicable law.
Unfunded Status of 2024 Plan. The 2024 Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a participant by the Company, nothing contained in the 2024 Plan is intended to give any participant any rights that are greater than those of a general creditor of the Company.
Transfer of Awards. No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any award or any agreement or commitment to do any of the foregoing by any holder thereof will be valid, except as otherwise expressly provided in the award agreement or with the prior written consent of the plan administrator, which consent may be granted or withheld in the sole discretion of the plan administrator. To the extent permitted, any transfer must be without monetary consideration and any other purported transfer of an award or any economic benefit or interest therein will be null and void ab initio and will not create any obligation or liability of the Company, and any person purportedly acquiring any award or any economic benefit or interest therein transferred in violation of the plan or an award agreement will not be entitled to be recognized as a holder of any shares of Common Stock or other property underlying the award. Unless otherwise determined

DENTSPLY SIRONA INC. – Proxy Statement	103

PROXY ITEM NO. 4: APPROVAL OF AMENDMENT NO. 2 TO THE 2024 PLAN TO INCREASE THE NUMBER OF ISSUABLE SHARES
by the plan administrator, an option may be exercised, during the lifetime of the participant holding it, only by the participant or, during any period during which the participant is under a legal disability, by the participant’s guardian or legal representative.
Duration of 2024 Plan. Unless earlier terminated by the Board, the 2024 Plan will terminate on May 22, 2034, the tenth anniversary of its original approval by the stockholders of the Company (although awards granted before that time will remain outstanding in accordance with their terms).
Governing Law. The 2024 Plan and all determinations made and actions taken pursuant thereto will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.
New Plan Benefits. No awards have been granted, awarded or received with respect to the additional 15,000,000 shares of the Company’s common stock issuable under the 2024 Plan which is subject to approval by the stockholders of the Company pursuant to Amendment No. 2 to the 2024 Plan (the “Additional Shares Subject to Approval”). The number and type of awards that will be granted with respect to the Additional Shares Subject to Approval under the 2024 Plan, or that would have been granted with respect to the Additional Shares Subject to Approval under the 2024 Plan in the last fiscal year, are not determinable at this time as the plan administrator will make these determinations in its sole discretion if the Plan is approved. As of April 14, 2026, the closing per-share price of a share of DENTSPLY SIRONA common stock on the NASDAQ was $12.22.
U.S. Federal Income Tax Consequences. The following is a summary of certain United States federal income tax consequences of awards under the 2024 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change. The summary discusses only U.S. federal income tax laws and does not discuss any state or local or non-U.S. tax laws that may be applicable.
Incentive Stock Options. In general, no taxable income is realized by a participant upon the grant of an ISO. If shares of Common Stock are issued to a participant pursuant to the exercise of an ISO, then, generally (i) the participant will not realize ordinary income with respect to the exercise of the option, (ii) upon sale of the underlying shares acquired upon the exercise of an ISO, any amount realized in excess of the exercise price paid for the shares will be taxed to the participant as capital gain and (iii) the Company will not be entitled to a deduction. The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the purchase price generally will, however, constitute an item which increases the participant’s income for purposes of the alternative minimum tax. However, if the participant disposes of the shares acquired on exercise before the later of the second anniversary of the date of grant or one year after the receipt of the shares by the participant (a “disqualifying disposition”), the participant generally would include in ordinary income in the year of the disqualifying disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares. If ordinary income is recognized due to a disqualifying disposition, the Company would generally be entitled to a deduction in the same amount. Subject to certain exceptions, an ISO generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, it will be treated for tax purposes as an NQSO as discussed below.
Nonqualified Stock Options. In general, no taxable income is realized by a participant upon the grant of an NQSO. Rather, at the time of exercise of the NQSO, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock purchased over the exercise price. The Company generally will be entitled to a tax deduction at such time and in the same amount, if any, that the optionee recognizes as ordinary income. The participant’s tax basis in any shares of Common Stock received upon exercise of an NQSO will be the fair market value of the shares of Common Stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.
Share Appreciation Rights. A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. The Company generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares of Common Stock received upon exercise of a SAR will be the fair market value of the shares of Common Stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

104	DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 4: APPROVAL OF AMENDMENT NO. 2 TO THE 2024 PLAN TO INCREASE THE NUMBER OF ISSUABLE SHARES
Restricted Shares. A participant generally will not be taxed upon the grant of restricted shares, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Code). The Company generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such restricted shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.
Restricted Stock Units. In general, the grant of RSUs will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction at the same time and in the same amount.
Other Awards. With respect to other awards granted under the 2024 Plan, including share bonuses, other share-based award and cash awards, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any shares of Common Stock or other property received will be ordinary income to the participant, and the Company generally will be entitled to a tax deduction at the same time and in the same amount.
Section 409A. Section 409A of the Internal Revenue Code imposes certain restrictions on amounts deferred under non-qualified deferred compensation plans and a 20% additional tax on amounts that are subject to, but do not comply with, Section 409A. Section 409A includes a broad definition of non-qualified deferred compensation plans, which includes certain types of equity incentive compensation. The Company intends for the awards granted under the 2024 Plan to comply with or be exempt from the requirements of Section 409A and the Treasury Regulations promulgated thereunder.
Section 162(m). Section 162(m) generally prohibits a public company from deducting compensation paid to a “covered employee” in excess of $1.0 million in any taxable year. Prior to the enactment of The Tax Cuts and Jobs Act of 2017 (the “TCJA”) on December 22, 2017, compensation that qualified as “performance-based” compensation under Section 162(m) could be excluded from this $1.0 million limit. The TCJA repealed the “performance-based” compensation exemption for taxable years beginning after December 31, 2017 (subject to a transition rule for written binding contracts which were in effect on November 2, 2017 and are not modified in any material respect on or after such date). As a result of the repeal of the “performance-based” compensation exemption, no awards under the 2024 Plan, whether performance-based or otherwise, will be eligible to be excluded from the $1.0 million limit on deductible compensation under Section 162(m).
Securities Authorized for Issuance Under Equity Compensation Plans. See page 106 for Securities Authorized for Issuance Under Equity Compensation Plans.
Approval of Amendment No. 2 to the 2024 Plan requires the affirmative vote of a majority of the votes cast at the meeting on the proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of voting on the proposal.

Recommendation of the Board The Board unanimously recommends a vote FOR Approval of Amendment No. 2 to the 2024 Plan.

DENTSPLY SIRONA INC. – Proxy Statement	105

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table summarizes information as of December 31, 2025 relating to our equity compensation plans under which equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights(1)	Number of securities remaining available for future issuance under equity method compensation plans (excluding securities reflected in column (a))

Plan Category	(a)	(b)	(c)
Equity Compensation Plans approved by security holders	11.6 million(2)	$19.88	18.9 million(3)
Equity Compensation Plans not approved by security holders	—	—	—
Total	11.6 million(2)	$19.88	18.9 million(3)
(1)The weighted-average exercise price is calculated based solely on the exercise prices of outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding RSU awards, which have no exercise price.
(2)This number includes the following: 11.6 million shares subject to outstanding awards granted under the 2024 Plan, of which 6.2 million shares were subject to outstanding options and 5.4 million shares were subject to outstanding RSU awards. In the case of RSU awards with performance conditions, this number reflects the maximum number of shares that could be issued with respect to the settlement of each award.
(3)This number includes 18.4 million shares available for issuance under the 2024 Plan and 0.5 million shares reserved for issuance under the ESPP.

106	DENTSPLY SIRONA INC. – Proxy Statement

OTHER MATTERS
Nominating Candidates for Election to the Board or Proposing Other Business to be brought before the Annual Meeting
The Company’s By-Laws require that stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders, comply with certain procedures. Advance notice of stockholder-proposed business to be brought before an Annual Meeting must be given to the Secretary of the Company not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting, or between February 2, 2027 and March 4, 2027 for the 2027 Annual Meeting. To propose business for an Annual Meeting, a stockholder must specify in writing the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the proposing stockholder’s name and address, the class and number of shares beneficially owned by the stockholder, and any material interest of the stockholder in such business.
The Company’s By-Laws also provide that a stockholder may request that persons be nominated for election as directors by submitting such request, together with the written consent of the persons proposed to be nominated, to the Secretary of the Company not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting, or between February 2, 2027 and March 4, 2027 for the 2027 Annual Meeting. To be in proper form, the nominating stockholder must set forth in writing, as to each proposed nominee, the nominee’s age, business address, residence address, principal occupation or employment, the class and number of shares of the Company beneficially owned by such person and such other information related to such person as is required to be disclosed by applicable law, and, as to the stockholder submitting the request, such stockholder’s name and address as they appear on the Company’s books and the class and number of shares of the Company owned beneficially by such person.
Additionally, a stockholder, or a group of no more than 20 stockholders, owning at least three percent of the Company’s outstanding common stock continuously for at least three years, will be permitted to nominate and include in the Company’s proxy materials for its Annual Meeting of Stockholders director nominees constituting up to the greater of two directors or 20% of the total number of directors then serving on the Board, provided that such request for nomination and inclusion be submitted to the Secretary of the Company not less than 120 days and not more than 150 days prior to the anniversary of the date the definitive proxy statement was first mailed to stockholders in connection with the immediately preceding Annual Meeting, or between November 24, 2026 and December 24, 2026 for the 2027 Annual Meeting, and provided further that the stockholder(s) and their nominee(s) satisfy the eligibility, procedural and disclosure requirements set forth in ARTICLE I, Section 12a of the Company’s Seventh Amended and Restated By-Laws.
Householding of Proxy Materials
We have adopted a procedure called “householding.” This is a procedure that reduces the Company’s printing costs and postage fees. Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders and, for those stockholders who previously requested to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, the Notice of Annual Meeting, Proxy Statement and the 2025 Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. If you participate in householding and wish to receive a separate copy of the Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders and, if applicable, the Notice of Annual Meeting, Proxy Statement and the 2025 Annual Report and the accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge Investor Communication Services, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Stockholders who participate in householding and have requested to receive proxy materials in printed form by mail will continue to receive separate proxy cards.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders and, if applicable, the Notice of Annual Meeting, Proxy Statement and 2025 Annual Report and any accompanying documents, or if you hold Dentsply Sirona stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge. You may contact Broadridge either by calling toll-free (800) 542-1061, or by writing to Broadridge Investor Communication Services, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

DENTSPLY SIRONA INC. – Proxy Statement	107

OTHER MATTERS
If you are a beneficial owner, you can request information about householding from your broker, bank, trustee or other holder of record.
We strongly encourage your participation in the householding program, and believe that it will benefit both you and the Company. Not only will it reduce the volume of duplicate information that you receive in your household, but it will also reduce our printing and mailing costs.
Incorporation by Reference
To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing under the Securities Act, or the Exchange Act, the sections of this Proxy Statement titled “Compensation & Human Capital Committee Report” and “Report of the Audit and Finance Committee” are not so incorporated unless specifically otherwise provided in any such filing.
Solicitation of Proxies
The Company will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. The Company has retained the services of Georgeson to assist in the solicitation of proxies for an estimated fee of $13,000, plus additional variable fees, which have accrued over the course of the solicitation and reimbursement of out-of-pocket expenses. The Company will make arrangements with brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of shares held of record by them. The Company will also reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials.
By Order of the Board of Directors
Lindi Barton-Brobs~~t~~
Interim General Counsel and Assistant Secretary
April 23, 2026

108	DENTSPLY SIRONA INC. – Proxy Statement

APPENDIX A
AMENDMENT NO. 2 TO THE 2024 PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK ISSUABLE UNDER THE 2024 PLAN BY 15,000,000 SHARES
AMENDMENT NO. 2 TO THE
DENTSPLY SIRONA INC. 2024 OMNIBUS INCENTIVE PLAN
This Amendment No. 2 (this “Amendment”) to the DENTSPLY SIRONA Inc. (the “Company”) 2024 Omnibus Incentive Plan (the “Plan”) is adopted by the Board of Directors (the “Board”) of the Company on April 14, 2026. This Amendment will become effective upon approval by the Company’s stockholders at the Company’s 2026 annual meeting.
WHEREAS, the Plan was initially adopted by the Board on April 9, 2024 and became effective on May 22, 2024 following approval by the stockholders of the Company;
WHEREAS, the Plan was first amended by the Board on April 7, 2025 to increase the number of shares of the Company's Common Stock issuable under the Plan by 11,260,000 shares, and such amendment became effective on May 21, 2025 following approval by the stockholders of the Company;
WHEREAS, the Board desires to further amend the Plan, subject to approval by the Company’s stockholders, to increase the number of shares of Company common stock available for issuance under the Plan from 25,760,000 shares to 40,760,000s; and
WHEREAS, if the Company’s stockholders fail to approve this Amendment, the current Plan shall continue in full force and effect.
NOW, THEREFORE, the Plan is hereby amended as follows:
1.Section 4(a) of the Plan is deleted and replaced in its entirety with the following:
"(a)Subject to adjustment as provided in Section 4(b) and Section 5 below, 40,760,000 Shares shall be available for all Awards under the Plan, less one Share for every one Share that was subject to an option or share appreciation right granted after March 26, 2024 under the Prior Plan and 2.7 Shares for every one Share that was subject to an award other than an option or share appreciation right granted after March 26, 2024 under the Prior Plan (the “Share Pool”). Any Shares that are subject to Options or Share Appreciation Rights shall be counted against the Share Pool as one Share for every one Share granted, and any Shares that are subject to Awards other than Options or Share Appreciation Rights shall be counted against the Share Pool as 2.7 Shares for every one Share granted. After the Effective Date, no awards may be granted under the Prior Plan; however, any awards under the Prior Plan that are outstanding as of the Effective Date shall remain subject to the terms and conditions of, and continue to be governed by, such Prior Plan.”
2.Section 4(f) of the Plan is deleted and replaced in its entirety with the following:
"(f)A maximum of 40,760,000 Shares may be made subject to an Award that is an ISO.”
3.Except as expressly set forth in this Amendment, all other terms and conditions of the Plan shall remain in full force and effect.
For reference, the full text of the 2024 Omnibus Incentive Plan, as previously approved by stockholders at the
2024 Annual Meeting, can be found in the Appendix of our 2024 Annual Proxy Statement.

DENTSPLY SIRONA INC. – Proxy Statement	A-1

APPENDIX B
RECONCILIATION OF NON-GAAP INFORMATION TO GAAP INFORMATION
Non-GAAP Financial Measures
The Company supplements the reporting of our financial information determined under accounting principles generally accepted in the United States (“GAAP”) with certain non-GAAP financial measures, including organic sales growth percentage; adjusted gross profit; adjusted gross profit as a percent of net sales (“Adjusted Gross Margin”); adjusted operating income; adjusted operating income as a percent of net sales (“Adjusted Operating Margin”); adjusted earnings before interest expense, income taxes, depreciation and amortization (“Adjusted EBITDA”); Adjusted EBITDA as a percent of net sales (“Adjusted EBITDA Margin”); adjusted net income (loss); adjusted earnings (loss) per diluted share (“Adjusted EPS”); and Free Cash Flow. These non-GAAP financial measures are used by the Company to measure its performance and management believes these non-GAAP financial measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes organic sales growth percentages and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
Organic Sales
The Company defines “organic sales” as the reported net sales adjusted for (1) net sales from acquired businesses recorded prior to the first anniversary of the acquisition, (2) net sales attributable to disposed businesses or discontinued product lines in both the current and prior year periods, (3) and the impact of foreign currency changes, which is calculated by translating current period net sales using the comparable period's foreign currency exchange rates.
Adjusted Operating Income and Margin
Adjusted operating income is computed by excluding the following items from operating income (loss) as reported in accordance with US GAAP:
1.Business combination-related costs. These adjustments include costs related to consummating and integrating acquired businesses, as well as net gains and losses related to disposed businesses. In addition, this category includes the post-acquisition roll-off of fair value adjustments recorded related to business combinations, except for amortization expense of purchased intangible assets noted below.
2.Restructuring-related charges and other costs. These adjustments include costs related to the implementation of restructuring initiatives, including but not limited to, severance costs, facility closure costs, and lease and contract termination costs, as well as related professional service costs associated with these restructuring initiatives and global transformation activity. Other costs include gains and losses on the sale of property, charges related to legal settlements, executive separation costs, write-offs of inventory as a result of product rationalization, and changes in accounting principles recorded within the period. This category also includes costs related to investigations and associated remediation activities, which primarily include legal, accounting and other professional service fees, as well as turnover and other employee-related costs.
3.Goodwill and intangible asset impairments. These adjustments include charges related to goodwill and intangible asset impairments.
4.Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets, which are recorded at fair value.
5.Fair value and credit risk adjustments. These adjustments include the non-cash mark-to-market changes in fair value associated with pension assets and obligations, the credit risk component of hedging instruments, and equity-method investments.

Adjusted operating margin is calculated by dividing adjusted operating income by net sales.

DENTSPLY SIRONA INC. – Proxy Statement	B-1

APPENDIX B
Adjusted Gross Profit
Adjusted gross profit is computed by excluding from gross profit the impact of any of the above adjustments that affect either sales or cost of sales.
Adjusted Net Income (Loss)
Adjusted net income (loss) consists of net income (loss) as reported in accordance with US GAAP, adjusted to exclude the items identified above, as well as the related income tax impacts of those items. Additionally, net income is adjusted for other tax-related adjustments such as: discrete adjustments to valuation allowances and other uncertain tax positions, final settlement of income tax audits, discrete tax items resulting from the implementation of restructuring initiatives and the windfall or shortfall relating to exercise of employee share-based compensation, any difference between the interim and annual effective tax rate, and adjustments relating to prior periods.
Adjusted EBITDA and Margin
In addition to the adjustments described above in arriving at adjusted net income, adjusted EBITDA is computed by further excluding any remaining interest expense, net, income tax expense, depreciation and amortization.
Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by net sales.
Adjusted Earnings (Loss) Per Diluted Share
Adjusted earnings (loss) (EPS) per diluted share (adjusted EPS) is computed by dividing adjusted earnings (losses) attributable to Dentsply Sirona stockholders by the diluted weighted average number of common shares outstanding.
Free Cash Flow
The Company defines free cash flow as net cash provided by operating activities minus capital expenditures during the same period.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures. The weighted-average diluted shares outstanding used in the calculation of adjusted net earnings per diluted share are the same as those used in the calculation of reported net earnings per diluted share for the respective period. The weighted-average diluted shares outstanding used in the calculation of adjusted net loss per diluted share excludes potential dilutive common shares.
Organic Sales
A reconciliation of reported net sales to organic sales is as follows:

	Year Ended December 31,
(in millions, except percentages)	2025	2024	$ Change	% Change
Net sales	$3,680	$3,793	$(113)	(3.0%)
Foreign exchange impact	49			1.3%
Organic sales	$3,631			(4.3%)

B-2	DENTSPLY SIRONA INC. – Proxy Statement

APPENDIX B

	Year Ended December 31,
(in millions, except percentages)	2024	2023	$ Change	% Change
Net sales	$3,793	$3,965	$(172)	(4.3%)
Foreign exchange impact	34			(0.8%)
Organic sales	$3,827			(3.5%)

Adjusted EPS
A reconciliation of Net Income (Loss) and EPS to Adjusted Net Income and Adjusted EPS is provided below:

	Year Ended December 31, 2025
(in millions, except per share data)	Net (Loss) Income Attributable to Dentsply Sirona (a)	Diluted EPS
Reported	$(598)	$(3.00)
Non-GAAP Adjustments:
Amortization of Purchased Intangible Assets	155	0.78
Restructuring Related Charges and Other Costs	44	0.22
Goodwill and Intangible Asset Impairments	620	3.10
Business Combination-Related Costs and Fair Value Adjustments	6	0.03
Fair Value and Credit Risk Adjustments	1	0.01
Income Tax-Related Adjustments	92	0.46
Adjusted	$320	$1.60
(a) The total tax expense on the Non-GAAP adjustments totals $9 million, which is inclusive of the $92 million income tax-related adjustment above.

DENTSPLY SIRONA INC. – Proxy Statement	B-3

APPENDIX B

	Year Ended December 31, 2024
(in millions, except per share data)	Net (Loss) Income Attributable to Dentsply Sirona (a)	Diluted EPS
Reported	$(910)	$(4.48)
Non-GAAP Adjustments:
Amortization of Purchased Intangible Assets	159	0.78
Restructuring Related Charges and Other Costs	106	0.53
Goodwill and Intangible Asset Impairments	870	4.27
Business Combination-Related Costs and Fair Value Adjustments	3	0.01
Fair Value and Credit Risk Adjustments	2	0.01
Income Tax-Related Adjustments	111	0.55
Adjusted	$341	$1.67
(a) The total tax expense on the Non-GAAP adjustments totals $121 million, which is inclusive of the $111 million income tax-related adjustment above.

	Year Ended December 31, 2023
(in millions, except per share data)	Net (Loss) Income Attributable to Dentsply Sirona (a)	Diluted EPS
Reported	$(132)	$(0.62)
Non-GAAP Adjustments:
Amortization of Purchased Intangible Assets	154	0.73
Restructuring Related Charges and Other Costs	95	0.44
Goodwill and Intangible Asset Impairments	302	1.42
Business Combination-Related Costs and Fair Value Adjustments	14	0.07
Fair Value and Credit Risk Adjustments	—	—
Income Tax-Related Adjustments	(44)	(0.21)
Adjusted	$389	$1.83
(a) The total tax expense on the Non-GAAP adjustments totals $139 million, which is inclusive of the $(44) million income tax-related adjustment above.

B-4	DENTSPLY SIRONA INC. – Proxy Statement

APPENDIX B

	Year Ended December 31, 2022
(in millions, except per share data)	Net (Loss) Income Attributable to Dentsply Sirona (a)	Diluted EPS
Reported	$(950)	$(4.41)
Non-GAAP Adjustments:
Amortization of Purchased Intangible Assets	153	0.71
Restructuring Related Charges and Other Costs	73	0.36
Goodwill and Intangible Asset Impairments	1,104	5.10
Business Combination-Related Costs and Fair Value Adjustments	6	0.03
Fair Value and Credit Risk Adjustments	33	0.15
Income Tax-Related Adjustments	33	0.15
Adjusted	$452	$2.09
(a) The total tax expense on the Non-GAAP adjustments totals $237 million, which is inclusive of the $33 million income tax-related adjustment above.

Adjusted EBITDA and Margin

	Year Ended December 31,
(in millions, except percentages)	2025	2024
Net loss attributable to Dentsply Sirona	$(598)	$(910)
Interest expense, net	88	69
Income tax benefit	112	(26)
Depreciation(1)	138	126
Amortization of purchased intangible assets	211	216
Restructuring related charges and other costs	57	136
Goodwill and intangible asset impairments	650	1,014
Business combination related costs and fair value adjustments	8	4
Fair value and credit risk adjustments	1	2
Adjusted EBITDA	$667	$631

Net sales	$3,680	$3,793
Adjusted EBITDA margin	18.1%	16.6%
(1)Excludes those depreciation-related amounts which were included as part of the business combination-related adjustments and Restructuring-related charges and other costs.

DENTSPLY SIRONA INC. – Proxy Statement	B-5

Dentsply Sirona

Dentsply Sirona

Global Headquarters
13320 Ballantyne Corporate Place
Charlotte, North Carolina 28277

dentsplysirona.com

Dentsply Sirona

DENTSPLY SIRONA CORPORATE HEADQUARTERS
13320 BALLANTYNE CORPORATE PLACE
CHARLOTTE, NC 28277

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 1, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 28, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/XRAY2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 1, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 28, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88776-P39886

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DENTSPLY SIRONA INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

		For	Against	Abstain
1a.	Michael J. Barber	☐	☐	☐
1b.	James D. Forbes	☐	☐	☐
1c.	Brian T. Gladden	☐	☐	☐
1d.	Betsy D. Holden	☐	☐	☐
1e.	Clyde R. Hosein	☐	☐	☐
1f.	Gregory T. Lucier	☐	☐	☐
1g.	Jonathan J. Mazelsky	☐	☐	☐
1h.	Brian P. McKeon	☐	☐	☐
1i.	Daniel T. Scavilla	☐	☐	☐
1j.	Leslie F. Varon	☐	☐	☐
1k.	Janet S. Vergis	☐	☐	☐
1l.	Donald J. Zurbay	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, and 4:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

DENTSPLY SIRONA CORPORATE HEADQUARTERS
13320 Ballantyne Corporate Place
Charlotte, NC 28277

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V88777-P39886

DENTSPLY SIRONA INC.
Annual Meeting of Stockholders
June 2, 2026 8:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder of DENTSPLY SIRONA Inc. (the "Company") hereby appoints Lindi Barton-Brobst and Daniel T. Scavilla, or either of them (the "Proxies"), as proxies of the undersigned, with full power of substitution, to vote all shares of the Company's common stock, par value $0.01 per share ("Common Stock"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held virtually at www.virtualshareholdermeeting.com/XRAY2026 on Tuesday, June 2, 2026 commencing at 8:00 AM, Eastern Time, and at any adjournment or postponement thereof, as indicated on the reverse side. The proxy also provides voting instructions for shares held by T. Rowe Price Retirement Plan Services, Inc., the trustee for the DENTSPLY SIRONA Inc. 401(k) Savings ("401(k)") and Employee Stock Ownership Plan ("ESOP"). The undersigned hereby instructs the Proxies to vote the shares of Common Stock allocated to the ESOP and/or 401(k) account, which the undersigned would be entitled to vote, in accordance with the directions on the reverse side. The undersigned also grants a proxy to the Proxies authorizing them to vote in their discretion upon such other matters as may properly come before the meeting.

This proxy/voting instruction card is solicited pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. This card should be voted by mail, Internet or telephone, in time to reach the Company's proxy tabulator, Broadridge Financial Solutions, by 11:59 p.m. Eastern Time on Monday, June 1, 2026 for all registered shares to be voted, and by 11:59 p.m. Eastern Time on Thursday, May 28, 2026, for the Trustee to vote the Plan shares. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side